EXECUTION COPY


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                   AMENDED AND RESTATED BRIDGE LOAN AGREEMENT

                                   dated as of

                                January 16, 2003

                    Amended and Restated as of March 26, 2003

                                     between

                           CONSTELLATION BRANDS, INC.,

                          The GUARANTORS Party Hereto,

                            The LENDERS Party Hereto

                                       and

                              JPMORGAN CHASE BANK,
                             as Administrative Agent

                           J.P. MORGAN SECURITIES INC.
                                       and
                           SALOMON SMITH BARNEY INC.,
                              as Joint Bookrunners

                          J.P. MORGAN SECURITIES INC.,
                          SALOMON SMITH BARNEY INC. and
                                UBS WARBURG LLC,
                             as Joint Lead Arrangers

                          CITICORP NORTH AMERICA, INC.,
                              as Syndication Agent

                                       and

                                UBS WARBURG LLC,
                             as Documentation Agent

                                  $450,000,000


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                                                          TABLE OF CONTENTS

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                                                              ARTICLE I

                                                             DEFINITIONS

SECTION 1.01.            Defined Terms........................................................................1
SECTION 1.02.            Terms Generally.....................................................................28
SECTION 1.03.            Accounting Terms; GAAP..............................................................29

                                                             ARTICLE II

                                        AMOUNTS AND TERMS OF LOAN COMMITMENT AND LOANS; NOTES

SECTION 2.01.            Bridge Loans and Bridge Notes.......................................................29
SECTION 2.02.            Term Loans and Term Notes...........................................................31
SECTION 2.03.            Interest on the Loans...............................................................31
SECTION 2.04.            Fee Letter..........................................................................33
SECTION 2.05.            Prepayments; Mandatory Offers and Payments..........................................33
SECTION 2.06.            Exchange of Loans for Exchange Notes................................................40
SECTION 2.07.            Alternate Rate of Interest..........................................................41
SECTION 2.08.            Increased Costs.....................................................................41
SECTION 2.09.            Break Funding Payments..............................................................42
SECTION 2.10.            Taxes...............................................................................43
SECTION 2.11.            Mitigation Obligations..............................................................44

                                                             ARTICLE III

                                                              GUARANTEE

SECTION 3.01.            The Guarantee.......................................................................45
SECTION 3.02.            Obligations Unconditional...........................................................45
SECTION 3.03.            Reinstatement.......................................................................51
SECTION 3.04.            Subrogation.........................................................................51
SECTION 3.05.            Remedies............................................................................52
SECTION 3.06.            Instrument for the Payment of Money.................................................52
SECTION 3.07.            Continuing Guarantee................................................................52
SECTION 3.08.            Rights of Contribution..............................................................52
SECTION 3.09.            General Limitation on Guarantee Obligations.........................................53


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                                                             ARTICLE IV

                                                   REPRESENTATIONS AND WARRANTIES

SECTION 4.01.            Organization; Powers................................................................53
SECTION 4.02.            Authorization; Enforceability.......................................................53
SECTION 4.03.            Governmental Approvals; No Conflicts................................................54
SECTION 4.04.            Financial Condition; No Material Adverse Change.....................................54
SECTION 4.05.            Properties..........................................................................55
SECTION 4.06.            Litigation..........................................................................55
SECTION 4.07.            Environmental Matters...............................................................55
SECTION 4.08.            Compliance with Laws and Agreements.................................................58
SECTION 4.09.            Investment and Holding Company Status...............................................58
SECTION 4.10.            Taxes...............................................................................58
SECTION 4.11.            ERISA...............................................................................58
SECTION 4.12.            Disclosure..........................................................................58
SECTION 4.13.            Use of Credit.......................................................................59
SECTION 4.14.            Material Agreements and Liens.......................................................59
SECTION 4.15.            Capitalization......................................................................59
SECTION 4.16.            Subsidiaries and Investments........................................................60
SECTION 4.17.            Solvency............................................................................60

                                                              ARTICLE V

                                                             CONDITIONS

SECTION 5.01.            Effective Date......................................................................60
SECTION 5.02.            Borrowing to Consummate Target Acquisition..........................................64
SECTION 5.03.            Conditions to Term Loans............................................................68

                                                             ARTICLE VI

                                                        AFFIRMATIVE COVENANTS

SECTION 6.01.            Financial Statements and Other Information..........................................69
SECTION 6.02.            Notices of Material Events..........................................................71
SECTION 6.03.            Existence; Conduct of Business......................................................72
SECTION 6.04.            Payment of Obligations..............................................................72
SECTION 6.05.            Maintenance of Properties; Insurance................................................72
SECTION 6.06.            Books and Records; Inspection Rights................................................72
SECTION 6.07.            Compliance with Laws................................................................72
SECTION 6.08.            Use of Proceeds.....................................................................73

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SECTION 6.09.            Take-Out Financing..................................................................73
SECTION 6.10.            Other Debt Securities...............................................................75
SECTION 6.11.            Target Acquisition..................................................................75
SECTION 6.12.            Syndication Letter..................................................................76

                                                             ARTICLE VII

                                                         NEGATIVE COVENANTS

SECTION 7.01.            Limitation on Indebtedness..........................................................77
SECTION 7.02.            Limitations on Liens................................................................79
SECTION 7.03.            Borrower or Any Guarantor May Consolidate,  etc., Only
                           on Certain Terms..................................................................81
SECTION 7.04.            Limitation on Sale of Assets........................................................83
SECTION 7.05.            Limitation on Restricted Payments...................................................84
SECTION 7.06.            Limitations on Transactions with Affiliates.........................................88
SECTION 7.07.            Limitation on Guarantees by Restricted Subsidiaries.................................88
SECTION 7.08.            Limitation on Restricted Subsidiary Capital Stock...................................89
SECTION 7.09.            Limitation on Dividends and Other Payment Restrictions
                            Affecting Restricted Subsidiaries................................................90
SECTION 7.10.            Designation of Unrestricted Subsidiaries............................................91

                                                            ARTICLE VIII

                                                          EVENTS OF DEFAULT

SECTION 8.01.            Events of Default...................................................................92

                                                             ARTICLE IX

                                                      THE ADMINISTRATIVE AGENT

SECTION 9.01.            The Administrative Agent............................................................95

                                                              ARTICLE X

                                                            MISCELLANEOUS

SECTION 10.01.           Notices.............................................................................97
SECTION 10.02.           Waivers; Amendments.................................................................98
SECTION 10.03.           Expenses; Indemnity; Damage Waiver..................................................99
SECTION 10.04.           Successors and Assigns.............................................................100
SECTION 10.05.           Survival...........................................................................103


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SECTION 10.06.           Counterparts; Integration; Effectiveness; Termination..............................103
SECTION 10.07.           Severability.......................................................................103
SECTION 10.08.           Right of Set-off...................................................................104
SECTION 10.09.           Governing Law; Jurisdiction; Etc...................................................104
SECTION 10.10.           WAIVER OF JURY TRIAL...............................................................105
SECTION 10.11.           Headings...........................................................................105
SECTION 10.12.           Treatment of Certain Information; Disclosure.......................................105
SECTION 10.13.           "Credit Agreement" Under Indentures................................................106
SECTION 10.14.           Cleanup Period.....................................................................107




Schedules

SCHEDULE I     -        Material Agreements and Liens
SCHEDULE II    -        Disclosed Matters
SCHEDULE III   -        Subsidiaries and Investments
SCHEDULE IV    -        Stock Based Plans and Stock Options
SCHEDULE V     -        Certain Adjustment Amounts


Exhibits


Exhibit A-1    -        Form of Bridge Note
Exhibit A-2    -        Form of Term Note
Exhibit B-1    -        Form of Notice of Borrowing

Exhibit B-2    -        Form of Notice of Conversion
Exhibit C-1    -        Form of Opinion of Nixon Peabody LLP
Exhibit C-2    -        Form of Opinion of McDermott, Will & Emery
Exhibit C-3    -        Form of Opinion of Clayton Utz
Exhibit D      -        Form of Opinion of Cahill Gordon & Reindel
Exhibit E      -        Form of Guarantee Assumption Agreement
Exhibit F      -        Form of Assignment and Acceptance
Exhibit G      -        Form of Intercompany Note
Exhibit H      -        Form of Officer's Certificate
Exhibit I      -        Draft Implementation Deed
Exhibit J      -        Legal and Compliance Report


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                  AMENDED AND RESTATED BRIDGE LOAN AGREEMENT dated as of January
16, 2003, amended and restated as of March 26, 2003, between CONSTELLATION BRANDS, INC., the GUARANTORS party hereto, the LENDERS party hereto and JPMORGAN CHASE BANK, as Administrative Agent.

                  The Borrower (as hereinafter defined), the Guarantors party hereto, the Lenders party hereto, and the Administrative Agent are entering into this Agreement in order to amend and restate that certain Bridge Loan Agreement (the "Original Bridge Loan Agreement") dated as of January 16, 2003, to effect certain changes to the Original Bridge Loan Agreement. The parties hereto agree that the Original Bridge Loan Agreement is hereby amended and restated in its entirety as follows:

                                   ARTICLE I

                                   DEFINITIONS

                  SECTION 1.01. Defined Terms. As used in this Agreement, the following terms have the meanings specified below:

                  "Acquired Indebtedness" means Indebtedness of a Person (i) existing at the time such Person becomes a Restricted Subsidiary or (ii) assumed in connection with the acquisition of assets from such Person, in each case, other than Indebtedness incurred in connection with, or in contemplation of, such Person becoming a Restricted Subsidiary or such acquisition. Acquired Indebtedness shall be deemed to be incurred on the date of the related acquisition of assets from any Person or the date the acquired Person becomes a Restricted Subsidiary.

                  "Adjusted LIBO Rate" means, for the Interest Period, an interest rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to (a) the LIBO Rate for such Interest Period multiplied by (b) the Statutory Reserve Rate for such Interest Period.

                  "Administrative Agent" means JPMorgan Chase, in its capacity as administrative agent for the Lenders hereunder, together with its successors and assigns.

                  "Administrative Agent Fee Letter" means the Fee Letter dated January 16, 2003 between the Borrower and the Administrative Agent.

                  "Administrative Questionnaire" means an Administrative Questionnaire in a form supplied by the Administrative Agent.

                  "Affiliate" means, with respect to any specified Person: (i) any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person; (ii) any other Person that owns, directly or indirectly, 5% or more

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                                      -2-

of such Person's Capital Stock or any officer or director of any such Person or other Person or, with respect to any natural person, any Person having a relationship with such Person by blood, marriage or adoption not more remote than first cousin; or (iii) any other Person 10% or more of the voting Capital Stock of which is beneficially owned or held directly or indirectly by such specified Person. For the purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such Person directly or indirectly, whether through ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

                  "Agreement" means on any date, this Bridge Loan Agreement dated as of January 16, 2003, and amended and restated as of March 26, 2003, as it may be amended, supplemented, amended and restated or otherwise modified and in effect from time to time. For avoidance of doubt, references herein to the date of this Agreement shall refer to January 16, 2003.

                  "Alternate Base Rate" means, for any day, a rate per annum equal to the greater of (a) the Prime Rate in effect on such day and (b) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1%. Any change in the Alternate Base Rate due to a change in the Prime Rate or the Federal Funds Effective Rate shall be effective from and including the effective date of such change in the Prime Rate or the Federal Funds Effective Rate, respectively.

                  "Applicable Bridge Spread" means 375 basis points; provided that if the Bridge Loans are not repaid in whole on or prior to the date that is three-months following the Funding Date, the Applicable Bridge Spread shall increase by 75 basis points at the end of such three-month period and shall increase by an additional 75 basis points at the end of each three-month period thereafter; provided, further, that the applicable interest rate on such Loans shall in any event be subject to Section 2.03(a)(iii).

                  "Applicable Percentage" means, with respect to any Lender in respect of any indemnity claim under subsection 10.03(c) arising out of an action or omission of the Administrative Agent under this Agreement, the percentage of the total Commitments or Loans represented by the aggregate amount of such Lender's Commitments or Loans.

                  "Applicable Term Spread" means 75 basis points; provided that if the Term Loans are not repaid in whole on or prior to the date that is three months after the Initial Maturity Date, the Applicable Term Spread shall increase by 75 basis points at the end of such three-month period and shall increase by an additional 75 basis points at the end of each three-month period thereafter; provided, further, that the applicable interest rate on such Loans shall in any event be subject to Section 2.03(a)(iii).

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                                      -3-

                  "Approval Date" means the date of the meeting of shareholders of the Target in respect of the Target Acquisition.

                  "Approved Fund" means any Person (other than a natural person) that is engaged in making, purchasing, holding or investing in bank loans and similar extensions of credit in the ordinary course of its business and that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

                  "Asset Sale" means any sale, issuance, conveyance, transfer, lease or other disposition (including, without limitation, by way of merger, consolidation or Sale and Leaseback Transaction) (collectively, a "transfer"), directly or indirectly, in one or a series of related transactions of: (i) any Capital Stock of any Restricted Subsidiary; (ii) all or substantially all of the properties and assets of any division or line of business of the Borrower or its Restricted Subsidiaries; or (iii) any other properties or assets of the Borrower or any Restricted Subsidiary, other than in the ordinary course of business. For the purposes of this definition, the term "Asset Sale" shall not include (x) any transfer of properties and assets (A) that is governed by Section 7.03(a) or (B) that is of the Borrower to any Restricted Subsidiary, or of any Subsidiary to the Borrower or any Subsidiary in accordance with the terms of this Agreement or
(y) transfers of properties and assets in any given fiscal year with an aggregate Fair Market Value of less than $3,000,000.

                  "Asset Swap" means the execution of a definitive agreement, subject only to customary closing conditions that the Borrower in good faith believes will be satisfied, for a substantially concurrent purchase and sale, or exchange, of Productive Assets between the Borrower or any of its Restricted Subsidiaries and another Person or group of affiliated Persons; it being understood that an Asset Swap may include a cash equalization payment made in connection therewith provided that such cash payment, if received by the Borrower or its Subsidiaries, shall be deemed to be proceeds received from an Asset Sale and applied in accordance with Section 2.05(a)(iv)(B) and Section 7.04(b).

                  "Assignment and Acceptance" means an assignment and acceptance entered into by a Lender and an assignee (with the consent of any party whose consent is required by Section 10.04), and accepted by the Administrative Agent, in the form of Exhibit F or any other form approved by the Administrative Agent.

                  "ASX" means the Australian Stock Exchange Limited ACN 008 624 691.

                  "ASX Listing Rules" means the listing rules of the ASX in force from time to time.

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                                      -4-

                  "Australian Acquisition Company 1" means CBI Australia Holdings Pty Limited ACN 103 359 299, an unlisted proprietary company incorporated in the Australian Capital Territory and a Wholly-Owned Subsidiary of the Borrower.

                  "Australian Acquisition Company 2" means Constellation Australia Pty Limited ACN 103 362 232, an unlisted proprietary company incorporated in the Australian Capital Territory and a Wholly-Owned Subsidiary of Australian Acquisition Company 1.

                  "Average Life to Stated Maturity" means, as of the date of determination with respect to any Indebtedness, the quotient obtained by dividing (i) the sum of the products of (a) the number of years from the date of determination to the date or dates of each successive scheduled principal payment of such Indebtedness multiplied by (b) the amount of each such principal payment by (ii) the sum of all such principal payments.

                  "Bankruptcy Law" means Title 11, United States Bankruptcy Code of 1978, as amended, or any similar United States Federal or state law relating to bankruptcy, insolvency, receivership, winding-up, liquidation, reorganization or relief of debtors or any amendment to, succession to or change in any such law.

                  "Board" means the Board of Governors of the Federal Reserve System of the United States of America.

                  "Board of Directors" means, as to any Person, the board of directors or management or supervisory board of such Person, as the case may be, or any duly authorized committee thereof.

                  "Borrower" means Constellation Brands, Inc., a Delaware corporation, until a successor Person shall have become such pursuant to the applicable provisions of this Agreement, and thereafter "Borrower" shall mean such successor person.

                  "Borrower CDIs" means the securities of the Borrower in the form of CHESS Depositary Interests to be listed on the Australian Stock Exchange.

                  "Borrower Shares" means the Class A common stock in the capital of the Borrower to be listed on the New York Stock Exchange.

                  "Borrowing Base" means the sum of (i) 85% of accounts receivable of the Borrower and its Subsidiaries and (ii) 50% of the net book value of the inventory of the Borrower and its Subsidiaries, in each case, as determined on a consolidated basis in accordance with GAAP.

                  "Bridge Loan" has the meaning assigned to that term in subsection 2.01(a).

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                                      -5-

                  "Bridge Loan Commitment" has the meaning assigned to that term in subsection 2.01(a).

                  "Bridge Note" has the meaning assigned to that term in subsection 2.01(d).

                  "Business Day" means any day that is not a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to remain closed.

                  "Capital Lease Obligation" means any obligation of the Borrower and its Restricted Subsidiaries on a Consolidated basis under any capital lease of real or personal property which, in accordance with GAAP, has been recorded as a capitalized lease obligation.

                  "Capital Stock" of any Person means any and all shares, interests, participations or other equivalents (however designated) of such Person's capital stock.

                  "Cash Consideration" has the meaning given to such term in the Implementation Deed.

                  "Change in Law" means (a) the adoption of any law, rule or regulation after the date of this Agreement, (b) any change in any law, rule or regulation or in the interpretation or application thereof by any Governmental Authority after the date of this Agreement or (c) compliance by any Lender (or, for purposes of Section 2.08(b), by any lending office of such Lender or by such Lender's holding company, if any) with any request, guideline or directive (whether or not having the force of law) of any Governmental Authority made or issued after the date of this Agreement.

                  "Change of Control" means the occurrence of any of the following events:

               (i) any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), other than Permitted Holders, is or becomes the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a Person shall be deemed to have beneficial ownership of all shares that such Person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 30% of the voting power of the total outstanding Voting Stock of the Borrower voting as one class, provided that the Permitted Holders "beneficially own" (as so defined) a percentage of Voting Stock having a lesser percentage of the voting power than such other Person and do not have the right or ability by voting power, contract or otherwise to elect or designate for election a majority of the Board of Directors of the Borrower;

               (ii) during any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors of the Borrower (together
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                                      -6-


          with any new directors whose election to such Board of Directors or whose nomination for election by the shareholders of the Borrower was approved by a vote of 66 2/3% of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of such Board of Directors then in office;

               (iii) the Borrower consolidates with or merges with or into any Person or conveys, transfers or leases all or substantially all of its assets to any Person, or any corporation consolidates with or merges into or with the Borrower, in any such event pursuant to a transaction in which the outstanding Voting Stock of the Borrower is changed into or exchanged for cash, securities or other property, other than any such transaction where the outstanding Voting Stock of the Borrower is not changed or exchanged at all (except to the extent necessary to reflect a change in the jurisdiction of incorporation of the Borrower) or where (A) the outstanding Voting Stock of the Borrower is changed into or exchanged for (x) Voting Stock of the surviving corporation which is not Redeemable Capital Stock or (y) cash, securities and other property (other than Capital Stock of the surviving corporation) in an amount which could be paid by the Borrower as a Restricted Payment in accordance with Section 7.05 (and such amount shall be treated as a Restricted Payment subject to the provisions set forth in
          Section 7.05) and (B) no "person" or "group" other than Permitted Holders owns immediately after such transaction, directly or indirectly, more than the greater of (1) 30% of the voting power of the total outstanding Voting Stock of the surviving corporation voting as one class and (2) the percentage of such voting power of the surviving corporation held, directly or indirectly, by Permitted Holders immediately after such transaction; or

               (iv) the Borrower is liquidated or dissolved or adopts a plan of liquidation or dissolution other than in a transaction which complies with the provisions described in Section 7.03.

                  "Change of Control Offer" has the meaning assigned to that term in subsection 2.05(a)(iv)(A) (2).

                  "Change of Control Repayment Date" has the meaning assigned to that term in subsection 2.05(a)(iv)(A)(1).

                  "Code" means the Internal Revenue Code of 1986, as amended from time to time.

                  "Commitments" means, collectively, the Bridge Loan Commitments and Term Loan Commitments.


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                                      -7-

                  "Companies Act" means the Companies Act of 1985 of England and Wales, as amended from time to time.

                  "Compushare" has the meaning assigned to such term in Section 5.02(b)(v).

                  "Consolidated Fixed Charge Coverage Ratio" of the Borrower means, for any period, the ratio of (a) the sum of Consolidated Net Income
(Loss), Consolidated Interest Expense, Consolidated Income Tax Expense and Consolidated Non-cash Charges deducted in computing Consolidated Net Income
(Loss) in each case, for such period, of the Borrower and its Restricted Subsidiaries on a Consolidated basis, all determined in accordance with GAAP to
(b) the sum of Consolidated Interest Expense for such period and cash and non-cash dividends paid on any Preferred Stock of the Borrower and its Restricted Subsidiaries during such period; provided that (i) in making such computation, the Consolidated Interest Expense attributable to interest on any Indebtedness computed on a pro forma basis and (A) bearing a floating interest rate, shall be computed as if the rate in effect on the date of computation had been the applicable rate for the entire period and (B) which was not outstanding during the period for which the computation is being made but which bears, at the option of the Borrower, a fixed or floating rate of interest, shall be computed by applying at the option of the Borrower, either the fixed or floating rate and (ii) in making such computation, the Consolidated Interest Expense of the Borrower attributable to interest on any Indebtedness under a revolving credit facility computed on a pro forma basis shall be computed based upon the average daily balance of such Indebtedness during the applicable period.

                  "Consolidated Income Tax Expense" means for any period, as applied to the Borrower, the provision for federal, state, local and foreign income taxes of the Borrower and its Restricted Subsidiaries for such period as determined in accordance with GAAP on a Consolidated basis.

                  "Consolidated Interest Expense" of the Borrower means, without duplication, for any period, the sum of (a) the interest expense of the Borrower and its Restricted Subsidiaries for such period, on a Consolidated basis, including, without limitation, (i) amortization of debt discount, (ii) the net cost under interest rate contracts (including amortization of discounts), (iii) the interest portion of any deferred payment obligation and (iv) accrued interest, plus (b) (i) the interest component of the Capital Lease Obligations paid, accrued and/or scheduled to be paid or accrued by the Borrower and its Restricted Subsidiaries during such period and (ii) all capitalized interest of the Borrower and its Restricted Subsidiaries, in each case as determined in accordance with GAAP on a Consolidated basis. Whenever pro forma effect is to be given to an acquisition or disposition of assets for the purpose of calculating the Consolidated Fixed Charge Coverage Ratio, the amount of Consolidated Interest Expense associated with any Indebtedness Incurred in connection with such acquisition or disposition of assets shall be calculated on a pro forma basis in accordance with Regulation S-X under the Securities Act, as in effect on the date of such calculation.

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                                      -8-

                  "Consolidated Net Income (Loss)" of the Borrower means, for any period, the Consolidated net income (or loss) of the Borrower and its Restricted Subsidiaries for such period as determined in accordance with GAAP on a Consolidated basis, adjusted, to the extent included in calculating such net income (loss), by excluding, without duplication: (i) all extraordinary gains or losses (less all fees and expenses relating thereto); (ii) the portion of net income (or loss) of the Borrower and its Restricted Subsidiaries allocable to minority interests in unconsolidated Persons to the extent that cash dividends or distributions have not actually been received by the Borrower or one of its Restricted Subsidiaries; (iii) net income (or loss) of any Person combined with the Borrower or any of its Restricted Subsidiaries on a "pooling of interests" basis attributable to any period prior to the date of combination; (iv) any gain or loss, net of taxes, realized upon the termination of any employee pension benefit plan; (v) net gains (but not losses) (less all fees and expenses relating thereto) in respect of dispositions of assets other than in the ordinary course of business; or (vi) the net income of any Restricted Subsidiary to the extent that the declaration of dividends or similar distributions by that Restricted Subsidiary of that income is not at the time permitted, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulations applicable to that Restricted Subsidiary or its stockholders. Whenever pro forma effect is to be given to an acquisition or disposition of assets for the purpose of calculating the Consolidated Fixed Charge Coverage Ratio, the amount of income or earnings related to such assets shall be calculated on a pro forma basis in accordance with Regulation S-X under the Securities Act, as in effect on the date of such calculation.

                  "Consolidated Net Tangible Assets" means with respect to any Person, as of any date of determination, the book value of such Person's total assets, less goodwill, deferred financing costs and other intangibles and less accumulated amortization, shown on the most recent balance sheet of such Person, determined on a consolidated basis in accordance with GAAP.

                  "Consolidated Net Worth" of any Person means the Consolidated stockholders' equity (excluding Redeemable Capital Stock) of such Person and its subsidiaries, as determined in accordance with GAAP on a Consolidated basis.

                  "Consolidated Non-cash Charges" of the Borrower means, for any period, the aggregate depreciation, amortization and other non-cash charges of the Borrower and its Restricted Subsidiaries for such period, as determined in accordance with GAAP on a Consolidated basis (excluding any non-cash charge which requires an accrual or reserve for cash charges for any future period).

                  "Consolidated Subsidiary" means, for any Person, each Subsidiary of such Person (whether now existing or hereafter created or acquired) the financial statements of which would be consolidated with the financial statements of such Person in accordance with

GAAP. For purposes hereof, upon the Funding Date, the Target and its Subsidiaries shall be deemed to be "Consolidated Subsidiaries".

                  "Consolidation" means, with respect to any Person, the consolidation of the accounts of such Person and each of its subsidiaries if and to the extent the accounts of such Person and each of its subsidiaries would normally be consolidated with those of such Person, all in accordance with GAAP. The term "Consolidated" shall have a similar meaning.

                  "Constellation International Holdings" means Constellation International Holdings Limited, a New York corporation (f/k/a Canandaigua Europe Limited) and a Wholly-Owned Subsidiary of the Borrower.

                  "Corporations Act" means the Corporations Act 2001 (Commonwealth of Australia), as amended from time to time.

                  "Covered Taxes" means any and all present or future withholding taxes, including levies, imports, duties, deductions, charges or withholdings imposed by any Governmental Authority.

                  "Credit Agreement" means the Credit Agreement dated as of January 16, 2003, amended and restated as of March 19, 2003, among the Borrower, the Subsidiaries of the Borrower identified on the signature pages thereof, the lenders named therein and JPMorgan Chase Bank, as Administrative Agent, including any deferrals, renewals, extensions, replacements, refinancings or refundings thereof or amendments, modifications or supplements thereto and any agreements therefor (including any of the foregoing that increase the principal amount of Indebtedness or the commitments to lend thereunder and have been made in compliance with the provisions of Section 7.01; provided that, for purposes of the definition of "Permitted Indebtedness," no such increase may result in the principal amount of Indebtedness of the Borrower under the Credit Agreement exceeding the amount permitted by Section 7.01(b)(i)), whether by or with the same or any other lender, creditor, group of lenders or group of creditors, and including related notes, guarantees and note agreements and other instruments and agreements executed in connection therewith.

                  "Debt Incurrence" means the incurrence by the Borrower or any of its Subsidiaries after the Effective Date of Indebtedness (other than (i) Indebtedness incurred under the Credit Agreement, (ii) Indebtedness incurred by Foreign Restricted Subsidiaries for working capital purposes in an aggregate principal amount incurred after the date of this Agreement not to exceed $250,000,000 and (iii) Indebtedness permitted to be incurred under Section 7.01(b)(iv) or (v)).

                  "Default" means any event which is, or after notice or passage of time or both would be, an Event of Default.

                  "Designation" has the meaning set forth in Section 7.10.

                  "Designation Amount" has the meaning set forth in Section
7.10.

                  "Disclosed Matters" means the actions, suits proceedings and the environmental matters disclosed in Schedule II.

                  "Dollars" and "$" refer to lawful money of the United States of America.

                  "Domestic Restricted Subsidiary" means a Restricted Subsidiary of the Borrower organized under the laws of the United States or any political subdivision thereof or the operations of which are located substantially inside the United States.

                  "Effective Date" means the date on which the conditions specified in Section 5.01 are satisfied (or waived in accordance with Section 10.02).

                  "Eligible Trust Company" means a bank or trust company that is a corporation organized and doing business under the laws of the United States of America or the State of New York, in good standing and having its principal offices in the Borough of Manhattan, in The City of New York, which is authorized under such laws to exercise corporate trust powers and is subject to supervision or examination by federal or state authority and which has a combined capital and surplus of not less than $100,000,000.

                  "Environmental Claim" means, with respect to any Person, (a) any written notice, claim, demand or other written communication (collectively, a "claim") by any other Person alleging or asserting such Person's liability for investigatory costs, cleanup costs, governmental response costs, damages to natural resources or other Property, personal injuries, fines or penalties arising out of, based on or resulting from (i) the presence, or Release into the environment, of any Hazardous Material at any location, whether or not owned by such Person, or (ii) circumstances forming the basis of any violation, or alleged violation, of any Environmental Law. The term "Environmental Claim" shall include, without limitation, any written claim by any governmental authority for enforcement, cleanup, removal, response, remedial or other actions or damages pursuant to any applicable Environmental Law, and any claim by any third party seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief resulting from the presence of Hazardous Materials or arising from alleged injury or threat of injury to health, safety or the environment.

                  "Environmental Laws" means all laws, rules, regulations, codes, ordinances, orders, decrees, judgments, injunctions, notices or binding agreements issued, promulgated or entered into by any Governmental Authority, relating in any way to the environment, preservation or reclamation of natural resources, the management, release or threatened release of any Hazardous Material or to health and safety matters.

                  "Environmental Liability" means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of the Borrower or any Subsidiary directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the release or threatened release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

                  "Equity Issuance" means (a) any issuance or sale by the Borrower or any of its Subsidiaries after the Effective Date of (i) any of its capital stock, (ii) any warrants or options exercisable in respect of its capital stock or (iii) any other security or instrument representing an equity interest (or the right to obtain any equity interest) in the Borrower or any of its Subsidiaries (excluding any such security or instrument the issuance of which constitutes a Debt Incurrence) or (b) the receipt by the Borrower or any of its Subsidiaries after the Effective Date of any capital contribution (whether or not evidenced by any equity security issued by the recipient of such contribution); provided that Equity Issuance shall not include (w) any such issuance or sale by any Subsidiary of the Borrower to the Borrower, any Wholly-Owned Subsidiary thereof or any Joint Venture Entity, (x) any capital contribution by any Person other than the Borrower or any Subsidiary thereof to any Joint Venture Entity, (y) any capital contribution by the Borrower, any Wholly-Owned Subsidiary thereof or any Joint Venture Entity to any Subsidiary of the Borrower or any Joint Venture Entity or (z) any issuance of capital stock of the Borrower as "Scrip Consideration" under (and as defined in) the Target Acquisition Documents.

                  "Equity Rights" means, with respect to any Person, any subscriptions, options, warrants, commitments, preemptive rights or agreements of any kind (including any shareholders' or voting trust agreements) to which such Person is a party for the issuance, sale, registration or voting of, or securities convertible into, any additional shares of capital stock of any class, or partnership or other ownership interests of any type in, such Person.

                  "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time.

                  "ERISA Affiliate" means any trade or business (whether or not incorporated) that, together with the Borrower, is treated as a single employer under Section 414(b) or (c) of the Code, or, solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under
Section 414 of the Code.

                  "ERISA Event" means (a) any "reportable event", as defined in
Section 4043 of ERISA or the regulations issued thereunder with respect to a Plan (other than an event for which the 30-day notice period is waived); (b) the existence with respect to any Plan of an "accumulated funding deficiency" (as defined in Section 412 of the Code or Section 302 of

ERISA), whether or not waived; (c) the filing pursuant to Section 412(d) of the Code or Section 303(d) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan; (d) the incurrence by the Borrower or any of its ERISA Affiliates of any liability under Title IV of ERISA with respect to the termination of any Plan; (e) the receipt by the Borrower or any ERISA Affiliate from the PBGC or a plan administrator of any notice relating to an intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan; (f) the incurrence by the Borrower or any of its ERISA Affiliates of any liability with respect to the withdrawal or partial withdrawal from any Plan or Multiemployer Plan; or (g) the receipt by the Borrower or any ERISA Affiliate of any notice, or the receipt by any Multiemployer Plan from the Borrower or any ERISA Affiliate of any notice, concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA.

                  "Event of Default" has the meaning assigned to such term in
Section 8.01.

                  "Excess Funding Guarantor" has the meaning set forth in
Section 3.08.

                  "Excess Payment" has the meaning set forth in Section 3.08.

                  "Excess Proceeds" has the meaning set forth in Section 7.04.

                  "Excess Proceeds Offer" has the meaning set forth in subsection 2.05(a)(iv)(B)(1).

                  "Exchange Act" means the Securities Exchange Act of 1934, as amended.

                  "Exchange Note Indenture" means an indenture to be entered into among the Borrower, the Guarantors and an Eligible Trust Company, as trustee on behalf of holders of Exchange Notes, pursuant to Section 2.06, substantially in a form to be agreed between the Borrower and the Administrative Agent and providing for interest rates and interest payment and calculation methods and having a final maturity date, covenants, events of default and prepayment provisions substantially consistent with the interest rates, interest payment and calculation methods, Final Maturity Date, covenants, events of default and prepayment provisions applicable to Term Loans that are not Prepayable Term Loans herein; provided that (i) the Exchange Note Indenture shall provide that any Exchange Notes (for purposes of a resale of such Exchange Notes to a third party that was not a Lender on or prior to the Initial Maturity
Date) held by a person that was a Lender on or prior to the Initial Maturity Date may be exchanged at the option of such holder for Exchange Notes having the same terms except that the interest rate on the Exchange Notes to be received in exchange, at the election of the exchanging holder, may have a fixed interest rate as determined by the exchanging holder but not to exceed 11.50% per annum;
(ii) Exchange Notes held by a person that was a Lender on or prior to the Initial Maturity Date may be optionally redeemed by the Borrower at any time without penalty or premium; and (iii) Exchange Notes held by persons other than those con-templated by clause (ii) shall be noncallable prior to the third anniversary of the Initial Maturity Date and, thereafter, shall be optionally redeemable by the Borrower at any time with a premium equal to 50% of the interest rate in effect with respect to such Exchange Notes at the time of their issuance which premium shall decline ratably on an annual basis (on each anniversary of the Initial Maturity Date) to par in the final year of the Exchange Notes.

                  "Exchange Note Registration Rights Agreement" means a registration rights agreement to be entered into among the Borrower, the Guarantors and holders of Exchange Notes pursuant to Section 2.06, in a form to be agreed between the Borrower and the Administrative Agent.

                  "Exchange Notes" means the notes issued under the Exchange
Note Indenture in exchange for Loans pursuant to Section 2.06, which notes shall be in the form attached to the Exchange Note Indenture and shall have the terms contemplated by the definition of "Exchange Note Indenture" above.

                  "Exchange Request" has the meaning assigned to that term in subsection 2.06(a).

                  "Excluded Taxes" means, with respect to the Administrative Agent or any Lender or any other recipient of any payment to be made by or on account of any obligation of the Borrower hereunder, (a) income or franchise taxes imposed on (or measured by) its net income by the United States of America or by the jurisdiction under the laws of which such recipient is organized or in which its principal office is located or, in the case of any Lender, in which its applicable lending office is located or (b) any branch profits taxes imposed by the United States of America or any similar tax imposed by any other jurisdiction in which the Borrower is located.

                  "Execution Date" means the date of execution of this Agreement by all parties hereto.

                  "Existing Credit Agreement" means the Credit Agreement dated as of October 6, 1999 between the Borrower, the Guarantors party thereto, the Lenders party thereto and JPMorgan Chase, as Administrative Agent, as amended and in effect on the date hereof.

                  "Fair Market Value" means, with respect to any asset or property, the sale value that would be obtained in an arm's length transaction between an informed and willing seller under no compulsion to sell and an informed and willing buyer under no compulsion to buy.

                  "Federal Funds Effective Rate" means, for any day, the weighted average (rounded upwards, if necessary, to the next 1/100 of 1%) of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on such day for the immediately preceding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for such preceding Business Day, the average (rounded upwards, if necessary, to the next 1/100 of 1%) of the quotations for such day for such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it.

                  "Fee Letter" means the Initial Lender Fee Letter dated as of January 16, 2003 by and between Borrower and J.P. Morgan Securities Inc., Salomon Smith Barney Inc. and UBS Warburg LLC, as such letter may be amended, and in effect from time to time.

                  "Final Maturity Date" means the date that is the seven year anniversary of the Funding Date (or, if such date is not a Business Day, the immediately preceding Business Day).

                  "Financial Officer" means the chief financial officer, principal accounting officer, treasurer, assistant treasurer or controller of the Borrower.

                  "Foreign Lender" means any Lender that is organized under the laws of a jurisdiction other than that in which Borrower is located. For purposes of this definition, the United States of America, each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction.

                  "Foreign Restricted Subsidiary" means a Restricted Subsidiary of the Borrower not organized under the laws of the United States or any political subdivision thereof and the operations of which are located substantially outside of the United States.

                  "Funding Date" means the date on which the conditions specified in Section 5.02 are satisfied (or waived in accordance with Section 10.02).

                  "GAAP" or "Generally Accepted Accounting Principles" means generally accepted accounting principles in the United States, consistently applied, which are in effect on the date of this Agreement.

                  "Governmental Authority" means the government of the United States of America, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

                  "Guarantee" means the guarantee by each Guarantor of the Borrower's Obligations pursuant to a guarantee given in accordance with this Agreement, including the Guarantees by the Guarantors and any Guarantee delivered pursuant to the provisions of Section 7.07.

                  "Guarantee Assumption Agreement" means a Guarantee Assumption Agreement substantially in the form of Exhibit E by an entity that, pursuant to
Section 7.07, is required to become a "Guarantor" hereunder in favor of the Administrative Agent.

                  "Guaranteed Debt" of any Person means, without duplication, all Indebtedness of any other Person referred to in the definition of "Indebtedness" contained in this Section 1.01 guaranteed directly or indirectly in any manner by such Person, or in effect guaranteed directly or indirectly by such Person through an agreement (i) to pay or purchase such Indebtedness or to advance or supply funds for the payment or purchase of such Indebtedness, (ii) to purchase, sell or lease (as lessee or lessor) property, or to purchase or sell services, primarily for the purpose of enabling the debtor to make payment of such Indebtedness or to assure the holder of such Indebtedness against loss,
(iii) to supply funds to, or in any other manner invest in, the debtor (including any agreement to pay for property or services without requiring that such property be received or such services be rendered), (iv) to maintain working capital or equity capital of the debtor, or otherwise to maintain the net worth, solvency or other financial condition of the debtor or (v) otherwise to assure a creditor against loss; provided that the term "guarantee" shall not include endorsements for collection or deposit, in either case in the ordinary course of business.

                  "Guaranteed Obligations" means the prompt payment in full when due (whether at Stated Maturity, by acceleration or otherwise) of the principal of and interest on all Loans made by the Lenders to the Borrower and all other amounts owing from time to time to the Lenders or the Administrative Agent by the Borrower under this Agreement and by any Obligor under any of the other Loan Documents.

                  "Guarantor" means the Subsidiaries listed on the signature pages of this Agreement as guarantors and each other Subsidiary required to become a Guarantor after the date hereof pursuant to Section 7.07.

                  "Hazardous Materials" means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law.

                  "Hedging Agreement" means, with respect to any Person, all interest rate swap or similar agreements or foreign currency or commodity hedge, exchange or similar agreements of such Person.

                  "Hedging Obligations" means, with respect to any Person, the Obligations of such Person under Hedging Agreements.

                  "Implementation Date" has the meaning given to such term in the Implementation Deed.

                  "Implementation Deed" means the Implementation Deed dated January 16, 2003 between the Target and the Borrower.

                  "Inactive Subsidiary" means, as at any date, any Subsidiary of the Borrower that as at the end of and for the fiscal quarter ending on or most recently ended prior to such date, shall have assets with a fair market value of less than $1,000,000 and gross revenues of less than $100,000, as so certified in the certificate of a Financial Officer of the Borrower delivered with respect to such fiscal quarter pursuant to Section 6.01(c). For purposes hereof, the fair market value of any trade name, trademark, service mark, logo, trade dress, trademark or service mark registration or application for trademark or service mark registration (including any rights related thereto) held by any Subsidiary shall be determined without giving effect to any licenses or user agreements granted by such Subsidiary to any other Person. The only Inactive Subsidiaries on the date hereof which are organized under the laws of the United States of America are the entities identified as such on Schedule III.

                  "Incur" means, with respect to any Indebtedness or other obligation of any Person, to create, issue, incur (including by conversion, exchange or otherwise), assume, guarantee or otherwise become liable in respect of such Indebtedness or other obligation or the recording, as required pursuant to GAAP or otherwise, of any such Indebtedness or other obligation on the balance sheet of such Person (and "Incurrence," "Incurred" and "Incurring" shall have meanings correlative to the foregoing). Indebtedness of any acquired Person or any of its Subsidiaries existing at the time such acquired Person becomes a Subsidiary (or is merged into or consolidated with the Borrower or any Subsidiary), whether or not such Indebtedness was Incurred in connection with, as a result of, or in contemplation of, such acquired Person becoming a Subsidiary (or being merged into or consolidated with the Borrower or any Subsidiary), shall be deemed Incurred at the time any such acquired Person becomes a Subsidiary or merges into or consolidates with the Borrower or any Subsidiary.

                  "Indebtedness" means, with respect to any Person, without duplication, (i) all indebtedness of such Person for borrowed money or for the deferred purchase price of property or services, excluding any trade payables and other accrued current liabilities arising in the ordinary course of business, but including, without limitation, all obligations, contingent or otherwise, of such Person in connection with any letters of credit issued under letter of credit facilities, acceptance facilities or other similar facilities and in connection with any agreement to purchase, redeem, exchange, convert or otherwise acquire for value any Capital Stock of such Person, or any warrants, rights or options to acquire such Capital Stock, now or hereafter outstanding,
(ii) all obligations of such Person evidenced by bonds, notes, debentures or other similar instruments, (iii) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person

(even if the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), but excluding trade payables arising in the ordinary course of business, (iv) all Hedging Obligations of such Person, (v) all Capital Lease Obligations of such Person, (vi) all Indebtedness referred to in clauses (i) through (v) above of other Persons and all dividends of other Persons, the payment of which is secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien, upon or with respect to property (including, without limitation, accounts and contract rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness, (vii) all Guaranteed Debt of such Person, (viii) all Redeemable Capital Stock valued at the greater of its voluntary or involuntary maximum fixed repurchase price plus accrued and unpaid dividends, and (ix) any amendment, supplement, modification, deferral, renewal, extension, refunding or refinancing of any liability of the types referred to in clauses
(i) through (viii) above. For purposes hereof, the "maximum fixed repurchase price" of any Redeemable Capital Stock which does not have a fixed repurchase price shall be calculated in accordance with the terms of such Redeemable Capital Stock as if such Redeemable Capital Stock were purchased on any date on which Indebtedness shall be required to be determined pursuant to this Agreement, and if such price is based upon, or measured by, the Fair Market Value of such Redeemable Capital Stock, such Fair Market Value to be determined in good faith by the board of directors of the issuer of such Redeemable Capital Stock.

                  "Indemnified Taxes" means Covered Taxes other than Excluded Taxes.

                  "Initial Lenders" means each of JPMorgan Chase Bank, Citicorp North America, Inc. and UBS AG, Cayman Islands Branch (or any Affiliate of any of the foregoing that is regularly engaged in making or investing in loans similar to the Loans).

                  "Initial Maturity Date" means the first anniversary of the Funding Date (or, if such date is not a Business Day, the immediately preceding Business Day).

                  "Interest Period" means with respect to any Loan, the period commencing on the date of such Borrowing and ending on the numerically corresponding day in the calendar month that is three months thereafter; provided that if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day.

                  "Investments" means, with respect to any Person, directly or indirectly, any advance, loan (including guarantees) or other extension of credit or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase, acquisition or ownership by such Person of any Capital Stock, bonds, notes, debentures or other securities issued or owned by, any other Person and all other items that would be classified as investments on a balance sheet prepared in accordance with GAAP.

                  "Joint Venture Entity" means any corporation, limited liability company, partnership, association or other entity less than 100% of the ownership interests of which are owned by the Borrower or any Wholly-Owned Subsidiary thereof.

                  "JPMorgan Chase" means JPMorgan Chase Bank.

                  "Legal and Compliance Report" has the meaning given in the Implementation Deed.

                  "Lenders" means the Initial Lenders and any other Person that shall have become a party hereto pursuant to an Assignment and Acceptance, other than any such Person that ceases to be a party hereto pursuant to an Assignment and Acceptance.

                  "LIBO Rate" means, for any Interest Period, the applicable rate appearing on Page 3750 of the Telerate Service of Bridge Information Services (or on any successor or substitute page of such Service or any successor to or substitute for such Service (in each case as determined by the Administrative Agent) providing rate quotations comparable to those currently provided on such page of such Service from time to time for purposes of providing quotations of interest rates applicable to deposits in Dollars in interbank market in London) at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period, as the rate for the offering of deposits in Dollars with a three-month maturity.

                  In the event that such rate is not available at such time for any reason, then the LIBO Rate for such Interest Period shall be the rate (rounded upwards, if necessary, to the next 1/16 of 1%) at which Dollar deposits of $5,000,000 with a three-month maturity are offered by the principal London office of JPMorgan Chase in immediately available funds in the London interbank market at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period.

                  "Lien" means any mortgage, charge, pledge, lien (statutory or otherwise), privilege, security interest, hypothecation or other encumbrance upon or with respect to any property of any kind, real or personal, movable or immovable, now owned or hereafter acquired.

                  "Loan Documents" means, collectively, (i) this Agreement, the Notes, the Guarantees, the Fee Letter, Administrative Agent Fee Letter, the Syndication Letter, the Exchange Notes, the Exchange Note Registration Rights Agreement and the Exchange Note Indenture, and (ii) each other agreement, certificate, document or instrument executed by the Borrower or any Subsidiary of the Borrower delivered in connection with any Loan Document and designated to be a "Loan Document," whether or not specifically mentioned herein or therein.

                  "Loans" means, collectively, the Bridge Loans and Term Loans as each may be outstanding.

                  "Margin Stock" means "margin stock" within the meaning of Regulations T, U and X of the Board.

                  "Material Adverse Effect" means a material adverse effect on
(a) the business, assets, operations or condition, financial or otherwise, of the Borrower and its Subsidiaries taken as a whole, (b) the legal ability of any Obligor, or the financial capacity of all of the Obligors collectively, to perform any of its or their obligations under this Agreement or any of the other applicable Loan Documents or (c) the rights of or benefits available to the Lenders under this Agreement or any of the other Loan Documents.

                  "Material Lender Provision Amendment" means any modification, supplement or waiver (whether direct or indirect) to the draft Implementation Deed which does or may reasonably be expected to do any of the following:

                         (x) increase the amount of the consideration under the
                    Schemes;

                         (y) have a Material Adverse Effect; or

                         (z) has the effect of changing any of the conditions
                    precedent in Section 4.1 of the Implementation Deed (except with respect to a waiver of any such conditions in accordance with Section 5.01(a)(viii)).

                  "Moody's" means Moody's Investor Services, Inc. or any successor thereto.

                  "Multiemployer Plan" means a multiemployer plan as defined in
Section 4001(a)(3) of ERISA.

                  "Net Cash Proceeds" means (a) with respect to any Asset Sale by any Person, the proceeds thereof in the form of cash or Temporary Cash Investments including payments in respect of deferred payment obligations when received in the form of, or stock or other assets when disposed for, cash or Temporary Cash Investments (except to the extent that such obligations are financed or sold with recourse to the Borrower or any Restricted Subsidiary) net of (i) brokerage commissions and other actual fees and expenses (including fees and expenses of counsel and investment bankers) related to such Asset Sale, (ii) provisions for all taxes payable as a result of such Asset Sale, (iii) payments made to retire Indebtedness where payment of such Indebtedness is secured by the assets or properties the subject of such Asset Sale, (iv) amounts required to be paid to any Person (other than the Borrower or any Restricted Subsidiary) owning a beneficial interest in the assets subject to the Asset Sale and (v) appropriate amounts to be provided by the Borrower or any Restricted Subsidiary, as the case may be, as a reserve, in accordance with GAAP, against any liabilities associated with such Asset Sale and retained by the Borrower or any Restricted Subsidiary, as the case may be, after such Asset Sale, including, without limitation, pension and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Sale, all as reflected in an officers' certificate delivered to the Administrative Agent and (b) with respect to any issuance or sale of Capital Stock or options, warrants or rights to purchase Capital Stock, or debt securities or Capital Stock that have been converted into or exchanged for Capital Stock, as referred to in Section 7.05, the proceeds of such issuance or sale in the form of cash or Temporary Cash Investments, including payments in respect of deferred payment obligations when received in the form of, or stock or other assets when disposed for, cash or Temporary Cash Investments (except to the extent that such obligations are financed or sold with recourse to the Borrower or any Restricted Subsidiary), net of attorneys' fees, accountants' fees and brokerage, consultation, underwriting and other fees and expenses actually incurred in connection with such issuance or sale and net of taxes paid or payable as a result thereof.

                  "Net Debt Proceeds" means the aggregate amount of all cash received by the Borrower and its Subsidiaries in a Debt Incurrence (net of expenses incurred by the Borrower and its Subsidiaries in connection therewith).

                  "Net Equity Proceeds" means the aggregate amount of all cash received by the Borrower and its Subsidiaries in respect of any Equity Issuance (net of expenses incurred by the Borrower and its Subsidiaries in connection therewith).

                  "1999 Indenture" means the Indenture dated as of February 25, 1999 between the Borrower, certain Subsidiaries and BNY Midwest Trust Company (successor Trustee to Harris Trust and Savings Bank), as trustee.

                  "Notes" means, collectively, the Bridge Notes and the Term Notes.

                  "Notice of Borrowing" means a notice substantially in the form of Exhibit B-1 delivered by Borrower to the Administrative Agent pursuant to subsection 2.01(b).

                  "Notice of Conversion" means a notice substantially in the form of Exhibit B-2 delivered by Borrower to the Administrative Agent pursuant to subsection 2.02(b).

                  "Obligations" means the obligations of the Borrower and any other obligor under this Agreement or under the Loans, including any Guarantor, to pay principal of, premium, if any, and interest when due and payable, and all other amounts due or to become due under or in connection with this Agreement and the Loans and the performance of all other obligations to the Administrative Agent and the Lenders under this Agreement and the Loans, according to the terms hereof or thereof.

                  "Obligor" means each Borrower and each Guarantor.

                  "Offering" has the meaning assigned to that term in Section 6.09(a).

                  "Other Indebtedness" has the meaning set forth in Section
7.07.

                  "Other Taxes" means any and all present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies arising from any payment made under any Loan Document or from the execution, delivery or enforcement of, or otherwise with respect to, any Loan Document, but excluding all other U.S. federal taxes other than withholding taxes.

                  "Pari Passu Debt Amount" has the meaning specified in subsection 2.05(a)(iv)(B)(1).

                  "Pari Passu Indebtedness" means any Indebtedness of the Borrower or a Guarantor that is pari passu in right of payment with the Loans or a Guarantee, as the case may be.

                  "Pari Passu Offer" has the meaning set forth in subsection 2.05(a)(iv)(B)(1).

                  "Participant" has the meaning set forth in subsection
10.04(d).

                  "Payment Office" means (i) the office of the Administrative Agent located at 270 Park Avenue, New York, NY 10017, or (ii) such other office as may from time to time hereafter be designated as such in a written notice delivered by the Administrative Agent to the Borrower and each Lender.

                  "PBGC" means the Pension Benefit Guaranty Corporation referred to and defined in ERISA and any successor entity performing similar functions.

                  "Permitted Holders" means as of the date of determination (i) Marilyn Sands, Richard Sands and Robert Sands; (ii) family members or the relatives of the Persons described in clause (i) or the Mac and Sally Sands Foundation, Incorporated; (iii) any trusts created for the benefit of the Persons described in clause (i), (ii) or (v) or for the benefit of Andrew Stern or any trust for the benefit of any such trust; (iv) any partnerships that are controlled by (and a majority of the partnership interests in which are owned by) any of the Persons described in clause (i), (ii), (iii) or (v), Andrew Stern or any partnership that satisfies the conditions of this clause (iv); or (v) in the case of Marvin Sands and in the event of the incompetence or death of any of the Persons described in clauses (i) and (ii), such Person's estate, executor, administrator, committee or other personal representative or beneficiaries, in each case, who at any particular date shall beneficially own or have the right to acquire, directly or indirectly, Capital Stock of the Borrower.

                  "Permitted Indebtedness" has the meaning set forth in subsection 7.01(b).

                  "Permitted Investment" means (i) Investments in any Wholly-Owned Restricted Subsidiary or any Person which, as a result of such Investment, becomes a Wholly-Owned Restricted Subsidiary; (ii) Indebtedness of the Borrower or a Restricted Subsidiary described under clauses (iv) and (v) of the definition of "Permitted Indebtedness"; (iii) Temporary Cash Investments;
(iv) Investments acquired by the Borrower or any Restricted Subsidiary in connection with an Asset Sale permitted under Section 7.04 to the extent such Investments are non-cash proceeds as permitted under such Section; (v) guarantees of Indebtedness otherwise permitted by this Agreement; (vi) Investments in existence as of the date of this Agreement; and (vii) Investments in joint ventures in an aggregate amount not to exceed at any one time the greater of (x) $50,000,000 and (y) 5.0% of Consolidated Net Tangible Assets.

                  "Permitted Payment" has the meaning set forth in subsection 7.05(b).

                  "Person" means any individual, corporation, limited liability company, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivisions thereof.
                  "Plan" means any employee pension benefit plan (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA, and in respect of which the Borrower or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an "employer" as defined in Section 3(5) of ERISA.

                  "Preferred Stock" means, with respect to any Person, any and all shares, interests, participations or other equivalents (however designated) of such Person's preferred stock, whether now outstanding or issued after the Effective Date, and including, without limitation, all classes and series of preferred or preference stock.

                  "Prepayable Exchange Note" means any Exchange Note held by a Person that was a Lender on or prior to the Initial Maturity Date.

                  "Prepayable Term Loan" means any Term Loan held by any Lender that was a Lender on or prior to the Initial Maturity Date.

                  "Prime Rate" means the rate of interest per annum publicly announced from time to time by JPMorgan Chase as its prime rate in effect at its principal office in New York City; each change in the Prime Rate shall be effective from and including the date such change is publicly announced as being effective.

                  "Pro Rata Share" has the meaning set forth in Section 3.08.

                  "Productive Assets" means assets of a kind used or usable by the Borrower and its Restricted Subsidiaries in their respective businesses (including, without limitation, contracts, leases, licenses or other agreements of value to the Borrower or any of its Restricted Subsidiaries), provided, however, that productive assets to be acquired by the Borrower or any Restricted Subsidiary shall be, in the good faith judgment of management of the Borrower or such Restricted Subsidiary, assets which are reasonably related, ancillary or complementary to the business of the Borrower and its Restricted Subsidiaries as conducted on the Effective Date.

                  "Property" means any right or interest in or to property of any kind whatsoever, whether real, personal or mixed and whether tangible or intangible.

                  "Qualified Capital Stock" of any Person means any and all Capital Stock of such Person other than Redeemable Capital Stock.

                  "Redeemable Capital Stock" means any Capital Stock that, either by its terms or by the terms of any security into which it is convertible or exchangeable or otherwise, is or upon the happening of an event (other than as a result of a change of control provision substantially similar to that contained in subsection 2.05(a)(iv)(A)) or passage of time would be, required to be redeemed prior to any Stated Maturity of the principal of the Term Loans or is redeemable at the option of the holder thereof at any time prior to any such Stated Maturity, or is convertible into or exchangeable for debt securities at any time prior to any such Stated Maturity at the option of the holder thereof.

                  "Register" has the meaning set forth in subsection 2.05(f).

                  "Related Parties" means, with respect to any specified Person, such specified Person's Affiliates and the respective directors, officers, employees, agents and advisors of such specified Person and such specified Person's Affiliates.

                  "Release" means any release, spill, emission, leaking, pumping, injection, deposit, disposal, discharge, dispersal, leaching or migration into the indoor or outdoor environment, including the movement of Hazardous Materials through ambient air, soil, surface water, ground water, wetlands, land or subsurface strata.

                  "Required Lenders" means, at any time, Lenders holding at least a majority of (i) if prior to the Funding Date, the Bridge Loan Commitments, and (ii) if on or after the Funding Date, the Loans outstanding.

                  "Restricted Payment" has the meaning set forth in Section
7.05.

                  "Restricted Subsidiary" means any Subsidiary of the Borrower that has not been designated by the Board of

Directors of the Borrower, by a resolution of the Board of Directors of the Borrower delivered to the Administrative Agent, as an Unrestricted Subsidiary pursuant to Section 7.10. Any such designation may be revoked by a resolution of the Board of Directors of the Borrower delivered to the Administrative Agent, subject to the provisions of such covenant.

                  "Revocation" has the meaning set forth in subsection 7.10(c).

                  "Sale and Leaseback Transaction" means any transaction or series of related transactions pursuant to which the Borrower or a Restricted Subsidiary sells or transfers any property or asset in connection with the leasing, or the resale against installment payments, of such property or asset to the seller or transferor.

                  "SCH Business Rules" means the business rules of the ASX Settlement and Transfer Corporation Pty Ltd.

                  "Schemes" has the meaning given to such term in the Implementation Deed.

                  "Second Court Date" has the meaning given to such term in the Implementation Deed.

                  "Securities" means any stock, shares, partnership interests, voting trust certificates, certificates of interest or participation in any profit-sharing agreement or arrangement, options, warrants, bonds, debentures, notes, or other evidences of indebtedness, secured or unsecured, convertible, subordinated or otherwise, or in general any instruments commonly known as "securities" or any certificates of interest, shares or participations in temporary or interim certificates for the purchase or acquisition of, or any right to subscribe to, purchase or acquire, any of the foregoing.

                  "Securities Act" means the Securities Act of 1933, as amended from time to time, and any successor statute.

                  "Senior Secured Facility Documentation" means, collectively, the Credit Agreement and the letters of credit, the promissory notes, guarantees, collateral documents and other instruments and agreements evidencing the Indebtedness of the Borrower incurred under the Credit Agreement.

                  "Senior Subordinated Note Indentures" means, collectively, (i) Supplemental Indenture No. 1, dated as of February 25, 1999, to the 1999 Indenture among the Borrower, as issuer, certain Subsidiaries, as guarantors, and BNY Midwest Trust Company (as successor to Harris Trust and Savings Bank), as trustee, with respect to the 8.50% Senior Subordinated Notes due 2009 in an original aggregate principal amount of U.S. $200,000,000 and (ii) Supplemental Indenture No. 7, dated as of January 23, 2002, to the 1999 Indenture among the Borrower, as issuer, certain Subsidiaries, as guarantors, and BNY Midwest Trust Com-pany, as trustee, with respect to the 8 1/8% Senior Subordinated Notes due 2012 in an original aggregate principal amount of U.S. $250,000,000.

                  "Senior Subordinated Notes" means Senior Subordinated Notes issued pursuant to the Senior Subordinated Note Indentures.

                  "Solvent" means, with respect to any Person at any time, that
(a) the fair value of the Property of such Person is greater than the total amount of liabilities (including without limitation contingent liabilities) of such Person, (b) the present fair saleable value of the Property of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (c) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person's ability to pay as such debts and liabilities mature, and (d) such Person is not engaged in a business and is not about to engage in a business for which such Person's property would constitute an unreasonably small capital.

                  "Standard & Poor's" means Standard & Poor's Ratings Services, a Division of The McGraw-Hill Companies, Inc.

                  "Stated Maturity" when used with respect to any Indebtedness or any installment of interest thereon, means the dates specified in such Indebtedness as the fixed date on which the principal of such Indebtedness or such installment of interest is due and payable.

                  "Statutory Reserve Rate" means a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentages (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by the Board to which the Administrative Agent is subject for eurocurrency funding (currently referred to as "Eurocurrency Liabilities" in Regulation D of the Board). Such reserve percentages shall include those imposed pursuant to such Regulation D. All Loans shall be deemed to constitute eurocurrency funding and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under such Regulation D or any comparable regulation. The Statutory Reserve Rate shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.

                  "Stock Based Plans " means, collectively, (i) the stock option and other stock purchase plans specified on Schedule IV hereto and (ii) all other stock option, stock-based incentive compensation and stock purchase plans and other stock-based plans of the Borrower or any of its Subsidiaries adopted from time to time hereafter in the ordinary course of business.

                  "Subordinated Indebtedness" means Indebtedness of the Borrower or a Guarantor subordinated in right of payment to the Loans or a Guarantee, as the case may be.

                  "Subsidiary" means any Person a majority of the equity ownership or the Voting Stock of which is at the time owned, directly or indirectly, by the Borrower or by one or more other Subsidiaries, or by the Borrower and one or more other Subsidiaries.

                  "Syndication Letter" means the Syndication Letter dated January 16, 2003 between the Borrower, JPMorgan Chase, Citicorp North America, Inc., UBS AG, Stamford Branch, J.P. Morgan Securities Inc., Salomon Smith Barney Inc. and UBS Warburg LLC.

                  "Take-Out Banks" means Salomon Smith Barney Inc., J.P. Morgan Securities Inc. and UBS Warburg LLC.

                  "Take-Out Securities" has the meaning assigned to that term in subsection 6.09(a).

                  "Target" means BRL Hardy Limited ACN 008 273 907, a company organized under the laws of Australia.

                  "Target Acquisition" means the schemes of arrangement proposed between the Target and the holders of ordinary shares in the Target and the holders of options to subscribe for ordinary shares in the Target, by which Australia Acquisition Company 2 will acquire beneficially and legally all of the issued capital of the Target in accordance with the approvals granted by the Supreme Court of South Australia.

                  "Target Acquisition Documents" means, collectively:

     (a) the Implementation Deed;

     (b) the document described as "Scheme of Arrangement" proposed to be made between the Target and the holders of ordinary shares in the Target, to be dated upon approval of the scheme of arrangement described in the document;

     (c) the document described as "Scheme of Arrangement" proposed to be made between the Target and the holders of the options to subscribe for the ordinary shares in the Target; and

     (d) the Deed Poll proposed to be made by the Borrower in favor of the Scheme Shareholders and the Scheme Optionholders (as those terms are defined in the Implementation Deed).

                  "Target Credit Facilities" means, collectively:

     (a) the Facility Agreement between the Target and Commonwealth Bank of Australia dated September 15, 1994 (as amended); and

     (b) the facilities agreement dated August 25, 1998 between the Target and Australia and New Zealand Banking Group Limited (as amended).

                  "Taxes" means any and all present or future taxes, levies, imposts, duties, deductions, charges or withholdings imposed by any Governmental Authority, but excluding all United States federal taxes other than withholding taxes.

                  "Temporary Cash Investments" means: (i) any evidence of Indebtedness of a Person, other than the Borrower or its Subsidiaries, maturing not more than one year after the date of acquisition, issued by the United States of America or an instrumentality or agency thereof and guaranteed fully as to principal, premium, if any, and interest by the United States of America,
(ii) any certificate of deposit, maturing not more than one year after the date of acquisition, issued by, or time deposit of, a commercial banking institution that is a member of the Federal Reserve System and that has combined capital and surplus and undivided profits of not less than $500,000,000, whose debt has a rating, at the time as of which any investment therein is made, of "P-1" (or higher) according to Moody's or any successor rating agency or "A-1" (or higher) according to Standard & Poor's or any successor rating agency, (iii) commercial paper, maturing not more than one year after the date of acquisition, issued by a corporation (other than an Affiliate or Subsidiary of the Borrower) organized and existing under the laws of the United States of America with a rating, at the time as of which any investment therein is made, of "P-1" (or higher) according to Moody's or "A-1" (or higher) according to Standard & Poor's and
(iv) any money market deposit accounts issued or offered by a domestic commercial bank having capital and surplus in excess of $500,000,000.

                  "Term Loan" has the meaning assigned to that term in subsection 2.02(a).

                  "Term Loan Commitment" has the meaning assigned to that term in subsection 2.02(a).

                  "Term Note" has the meaning assigned to that term in subsection 2.02(e).

                  "Transactions" means the execution, delivery and performance by each Obligor of this Agreement and the other Loan Documents to which such Obligor is intended to be a party, the borrowing of Loans, the use of the proceeds thereof and the consummation of the Target Acquisition.

                  "Trigger Date" means (i) with respect to any Restricted Payment to be made or declared prior to the Initial Maturity Date or thereafter for as long as any Prepayable Term Loan or Prepayable Exchange Note is outstanding, the Effective Date and (ii) with respect to any Restricted Payment made or declared after the end of the period described in clause (i), in the case of Section 7.05(a)(3)(A), December 1, 1998, and in all other cases, November 17, 1999.

                  "United States" or "U.S." means the United States of America, its fifty states and the District of Columbia.

                  "Unrestricted Subsidiary" means any Subsidiary of the Borrower designated as such pursuant to Section 7.10. Any such designation may be revoked by a resolution of the Board of Directors of the Borrower delivered to the Administrative Agent, subject to the provisions of Section 7.10.

                  "Voting Stock" means stock of the class or classes pursuant to which the holders thereof have the general voting power under ordinary circumstances to elect at least a majority of the board of directors, managers or trustees of a corporation (irrespective of whether or not at the time stock of any other class or classes shall have or might have voting power by reason of the happening of any contingency).

                  "Wholly-Owned Restricted Subsidiary" means any Restricted Subsidiary all the Capital Stock of which (other than directors' qualifying shares and up to 5% of the issued and outstanding Capital Stock which may be owned by executive officers of such Subsidiary) is owned by the Borrower or another Wholly-Owned Restricted Subsidiary.

                  "Wholly-Owned Subsidiary" means, with respect to any Person, any corporation, limited liability company, partnership, association or other entity of which all of the equity securities or other ownership interests (other than, in the case of a corporation, directors' qualifying shares) are directly or indirectly owned or controlled by such Person or one or more Wholly-Owned Subsidiaries of such Person or by such Person and one or more Subsidiaries of such Person. For purposes hereof, BB Servicios, S.A. de C.V. shall be deemed to be a Wholly-Owned Subsidiary so long as the direct or indirect ownership interest of the Borrower therein shall not fall below that indicated on Schedule III.

                  "Withdrawal Liability" means liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

                  SECTION 1.02. Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation". The word "will" shall be construed to have the same meaning and effect as the word "shall". Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein),
(b) any reference herein to any Person shall be construed to include such Person's successors and assigns, (c) the words "herein", "hereof" and "here-under", and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement and (e) the words "asset" and "Property" shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

                  SECTION 1.03. Accounting Terms; GAAP. Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect at the date of this Agreement.

                                   ARTICLE II

              AMOUNTS AND TERMS OF LOAN COMMITMENT AND LOANS; NOTES

                  SECTION 2.01. Bridge Loans and Bridge Notes.


     (a) Bridge Loan Commitment. Subject to the terms and conditions of this Agreement, the Lenders hereby agree to make available to Borrower for borrowing on the Funding Date, subject to the conditions in Section 5.01, bridge loans (the "Bridge Loans") in an aggregate principal amount of up to $450,000,000, each such Lender committing to lend the amount set forth next to such Lender's name on the signature pages hereto. The commitments of the Lenders to make the Bridge Loans to Borrower pursuant to this subsection 2.01(a) are herein called individually, a "Bridge Loan Commitment" and collectively, the "Bridge Loan Commitments."

     (b) Notice of Borrowing. Borrower shall deliver to the Administrative Agent a Notice of Borrowing no later than 11:00 A.M. (New York time), at least one Business Day in advance of the Funding Date or such later time as shall be agreed to by the Administrative Agent. The Notice of Borrowing shall specify the date of borrowing (which shall be a Business Day) and the amount to be borrowed. Upon receipt of the Notice of Borrowing, the Administrative Agent shall promptly notify each Lender of its share of the Bridge Loans and the other matters covered by the Notice of Borrowing.

     (c) Disbursement of Funds.

          (i) No later than 12:00 Noon (New York time) on the Funding Date, each Lender shall make available its pro rata share of the Bridge Loans in the manner provided below. All amounts shall be made available to the Administrative Agent in Dollars in immediately available funds at the Payment Office, and the Administrative Agent shall promptly make available to Borrower by depositing to an account designated by Borrower at the Payment Office the aggregate of the amounts so made available in the type of funds received. Unless the Administrative Agent shall have been notified by any Lender prior to the Funding

     Date that such Lender does not intend to make available to the Administrative Agent its portion of the Bridge Loans, the Administrative Agent may assume that such Lender has made such amount available to it on such date, and the Administrative Agent, in reliance upon such assumption, may (in its sole discretion and without any obligation to do so) make available to Borrower a corresponding amount. If such corresponding amount is not in fact made available to the Administrative Agent by such Lender, and the Administrative Agent has made available the same to Borrower, the Administrative Agent shall be entitled to recover such corresponding amount from such Lender. If such Lender does not pay such corresponding amount forthwith upon demand therefor by the Administrative Agent, the Administrative Agent shall promptly notify Borrower, and Borrower shall immediately pay such corresponding amount to the Administrative Agent. The Administrative Agent shall also be entitled to recover from the Lender and/or Borrower, as the case may be, interest on such corresponding amount in respect of each day from the date such corresponding amount was made available by the Administrative Agent to Borrower to the date such corresponding amount is recovered by the Administrative Agent, at a rate per annum equal to (x) if paid by such Lender, the Federal Funds Effective Rate or (y) if paid by Borrower, the then applicable rate of interest on the Bridge Loans.

          (ii) Nothing herein shall be deemed to relieve any Lender from its obligation to fulfill its Bridge Loan Commitment hereunder or to prejudice any rights which Borrower may have against any Lender as a result of any default by such Lender hereunder.

     (d) Bridge Notes. Borrower shall execute and deliver to each Lender (upon request by such Lender) on the Funding Date a Bridge Note dated the Funding Date substantially in the form of Exhibit A-1 to evidence the portion of the Bridge Loan made by such Lender and with appropriate insertions (collectively, the "Bridge Notes").

     (e) Scheduled Repayment of Bridge Loan. Subject to Sections 2.02, 2.06 and 5.03, Borrower shall repay in full the outstanding amount of Bridge Loans and all other Obligations owing hereunder on the Initial Maturity Date by way of conversion into Term Loans pursuant to Section 2.02.

     (f) Termination of Bridge Loan Commitments. The Bridge Loan Commitments shall automatically and permanently terminate in their entirety on the earlier of (i) the Funding Date immediately after the making of the Bridge Loans and
(ii) the termination of the Commitments pursuant to Section 5.01 or 5.02.

     (g) Pro Rata Borrowings. The Bridge Loans shall be made by the Lenders pro rata on the basis of their respective Bridge Loan Commitments. It is understood that no Lender shall be responsible for any default by any other Lender of its obligation to make its portion of the Bridge Loan hereunder and that each Lender shall be obligated to make its portion of the Bridge Loan hereunder, regardless of the failure of any other Lender to fulfill its commitments hereunder.

                  SECTION 2.02. Term Loans and Term Notes.


     (a) Term Loan Commitment. Subject to the satisfaction or waiver of the conditions set forth in Section 5.03, the Lenders hereby agree that on the Initial Maturity Date, all of the then outstanding Bridge Loans not converted to Exchange Notes pursuant to Section 2.06 shall convert into term loans (the "Term Loans") and shall thereupon be deemed to be indefeasibly repaid hereunder, such Term Loans to be in the aggregate principal amount of the then outstanding aggregate principal amount of the Bridge Loans not converted to Exchange Notes pursuant to Section 2.06. The commitments of Lenders to permit the conversion of the Bridge Loans to Term Loans under this subsection 2.02(a) are herein called individually, a "Term Loan Commitment" and collectively, the "Term Loan Commitments."

     (b) Notice of Conversion. If Borrower has not repaid and does not intend to repay the Bridge Loans in full on or prior to the Initial Maturity Date, then Borrower shall deliver to the Administrative Agent a Notice of Conversion no later than 11:00 A.M. (New York time), at least one Business Day in advance of the Initial Maturity Date. The Notice of Conversion shall specify the principal amount of the Bridge Loans to be outstanding on the Initial Maturity Date to be converted into Term Loans.

     (c) Making of Term Loans. Upon satisfaction or waiver of the conditions precedent set forth in Section 5.03, each Lender shall extend to Borrower the Term Loans to be made on the Initial Maturity Date by such Lender by canceling on its records a corresponding principal amount of the Bridge Loans held by such Lender, which corresponding principal amounts of Bridge Loans shall be satisfied by the conversion into Term Loans in accordance with this Section 2.02.

     (d) Maturity of Term Loans. The Term Loans shall mature and Borrower shall pay in full the outstanding principal amount thereof and accrued interest thereon on the Final Maturity Date.

     (e) Term Notes. Borrower shall execute and deliver to each Lender (upon request by such Lender) on the Initial Maturity Date a Term Note dated the Initial Maturity Date substantially in the form of Exhibit A-2 to evidence the Term Loan made on such date, in the principal amount of the Bridge Notes held by such Lender on such date and with other appropriate insertions (collectively, the "Term Notes").

                  SECTION 2.03. Interest on the Loans.

     (a) Rate of Interest. The Loans shall bear interest on the unpaid principal amount thereof from the date made through maturity (whether by prepayment, acceleration or otherwise) at a rate determined as set forth below:

          (i) Bridge Loans. The Bridge Loans shall bear interest at a rate per annum equal to the greater of (i) the Adjusted LIBO Rate (adjusted on the first day of each Interest Period) plus the Applicable Bridge Spread and
     (ii) the highest interest rate then applicable to the Tranche B Term Loans under the Credit Agreement at any time, plus 75 basis points; provided, that if at any time after the Execution Date and prior to the Initial Maturity Date Borrower's senior unsecured credit rating drops below either
     (i) BB- by Standard & Poor's or (ii) Ba3 by Moody's, then the Applicable Bridge Spread shall be increased by (a) 50 basis points if Borrower's senior secured credit rating is at least B+ by Standard & Poor's and B1 by Moody's or (b) 100 basis points in all other cases, in each case effective as of the date of the relevant drop in credit rating.

          (ii) Term Loans. The Term Loans shall bear interest at the rate of interest borne by the Bridge Loans on the Initial Maturity Date plus the Applicable Term Spread.

          (iii) Maximum Interest. Notwithstanding clauses (i) and (ii) of this subsection 2.03(a) or any other provision herein, in no event will the interest on the Loans (other than post-maturity interest pursuant to subsection 2.03(c)) exceed 11.50% per annum. In no event will the interest rate on the Loans exceed the highest rate permitted under applicable law.

     (b) Interest Payments. Interest shall be payable

          (i) with respect to the Bridge Loans, in arrears on each March 31, June 30, September 30 and December 31 and upon any prepayment of the Bridge Loans (to the extent accrued on the amount being prepaid) and at maturity of the Bridge Loans in respect of any amounts paid on such date and not converted to Exchange Notes or Term Loans; and

          (ii) with respect to the Term Loans, in arrears on each March 31, June 30, September 30 and December 31, commencing on the first of such dates to follow the Initial Maturity Date, and upon any prepayment of the Term Loans (to the extent accrued on the amount being prepaid) and at maturity of the Term Loans.

     (c) Post-Maturity Interest. Any principal payments on the Loans not paid when due and, to the extent permitted by applicable law, any interest payment on the Loans not paid when due, in each case whether at Final Maturity Date, by notice of prepayment, by acceleration or otherwise, shall thereafter bear interest payable upon demand at a rate which is 2.0% per annum in excess of the rate of interest otherwise payable under this Agreement for the Loans.

     (d) Computation of Interest. Interest on the Loans shall be computed on the basis of actual days elapsed in a year of 360 days. In computing interest on the Loans, the date of the making of the Loans shall be included and the date of payment shall be excluded; provided, however, that if a Loan is repaid on the same day on which it is made, one day's interest shall be paid on that Loan.

                  SECTION 2.04. Fee Letter. The Borrower agrees to pay to the Administrative Agent and certain of its Affiliates all fees, expenses and other obligations specified in the Administrative Agent Fee Letter at the times specified therein.

                  Except as otherwise provided in the Fee Letter or in the Administrative Agent Fee Letter, the fees or any part thereof payable hereunder and under the Fee Letter and the Administrative Agent Fee Letter will not be refundable under any circumstances, regardless of whether the transactions or borrowings contemplated hereby are consummated.

                  SECTION 2.05. Prepayments; Mandatory Offers and Payments.


     (a) Prepayments.

          (i) Voluntary Prepayments of Loans. Borrower may prepay outstanding Loans according to the following provisions at the times permitted in this subsection 2.05(a)(i), except that no such voluntary prepayment shall be permitted during the period beginning on the occurrence of any Change of Control after the Initial Maturity Date and ending on the date the related Change of Control Offer expires:

               A. Voluntary Prepayments of Bridge Loans and Prepayable Term
          Loans.

                    (1) Voluntary Prepayment. The Borrower may, without payment of premium or penalty, upon not less than two Business Day's prior written or telephonic notice confirmed in writing to the Administrative Agent, at any time and from time to time, prepay the Bridge Loans and Prepayable Term Loans in whole or in part. Any such partial prepayment shall be made in amounts of not less than $1,000,000.

                    Notice of prepayment having been given as aforesaid, the
               principal amount of the Bridge Loans and Prepayable Term Loans to be prepaid shall become due and payable on the prepayment date specified in such notice. Amounts of the Bridge Loans and Prepayable Term Loans so prepaid may not be reborrowed.

                    (2) Pro Rata Prepayment Under Exchange Note Indenture. If
               any Prepayable Exchange Notes are outstanding, any prepayment pursuant to clause (1) above shall be made pro rata with an optional redemption of Prepayable Exchange Notes under the Exchange Note Indenture.

               B. Voluntary Prepayments of Term Loans Other than Prepayable Term Loans.

                    (1) Voluntary Prepayment. Except as otherwise provided in
               this subsection 2.05(a)(i)(B), the Borrower may not prepay the Term Loans (other than Prepayable Term Loans) prior to the date that is the four year anniversary of the Funding Date. The Borrower may, upon not less than two Business Days' prior written or telephonic notice confirmed in writing to the Administrative Agent (or such shorter notice as is reasonably acceptable to the Administrative Agent) at any time and from time to time, on and after the date that is the four year anniversary of the Funding Date prepay the Term Loans, in whole or in part, in an aggregate minimum amount of $5,000,000 (in the case of partial prepayments), at 100% of the principal amount thereof, plus a premium equal to, for each Lender, the interest rate in effect on such Lender's portion of the Term Loans on the date notice of prepayment is given multiplied by the following factor, plus accrued and unpaid interest thereon, if any, to the date of prepayment if prepaid during the twelve-month period commencing on the date of the year that is the anniversary of the Funding Date of the year set forth below:

                         YEAR                       PREMIUM FACTOR
                         ----                       --------------
                         2007..................          0.50
                         2008..................          0.25
                         2009 and thereafter...          0

                    (2) Pro Rata Prepayment Under Exchange Note Indenture. If
               any Exchange Notes (other than Prepayable Exchange Notes) are outstanding, any prepayment pursuant to clause (1) above shall be made pro rata with an optional redemption of Exchange Notes (other than Prepayable Exchange Notes) under the Exchange Note Indenture.

                    (3) No Reborrowing. Amounts of the Term Loans so prepaid may not be reborrowed.

          (ii) Mandatory Prepayments of Loans. The Borrower will be required to prepay outstanding Loans according to the following provisions:

               A. Net Debt Proceeds. Concurrently with the receipt by the Borrower or any Subsidiary of any Net Debt Proceeds, the Borrower shall deliver to the Administrative Agent a calculation of the amount of such Net Debt Proceeds, and make a mandatory prepayment of the Bridge Loans or Prepayable Term Loans in an amount equal to 100% of such Net Debt Proceeds; provided that, in the case of Loans the interest rate of which is determined by reference to Adjusted LIBO, Borrower may defer payment to the last day of the Interest Period in which Borrower receives such Net Debt Proceeds.

               B. Net Equity Proceeds. Concurrently with the receipt by the Borrower of any Net Equity Proceeds (other than Net Equity Proceeds received from the issuance or sale of capital stock in connection with Stock Based Plans in effect from time to time), the Borrower shall deliver to the Administrative Agent a calculation of the amount of such Net Equity Proceeds and make a mandatory prepayment of the Bridge Loans or Prepayable Term Loans in an amount equal to 100% of such Net Equity Proceeds; provided that, in the case of Loans the interest rate of which is determined by reference to Adjusted LIBO, Borrower may defer payment to the last day of the Interest Period in which Borrower receives such Net Equity Proceeds.

               C. Pro Rata Prepayment with Mandatory Redemption of Prepayable Exchange Notes. If any Prepayable Exchange Notes are outstanding, any prepayment pursuant to clause (A) or (B) above shall be made pro rata with any mandatory redemption of Prepayable Exchange Notes required by the Exchange Note Indenture.

               D. Notice. The Borrower shall notify the Administrative Agent of any prepayment to be made pursuant to subsection 2.05(a)(ii) at least two Business Days prior to such prepayment date (unless shorter notice is satisfactory to the Administrative Agent).

          (iii) Prepayment Obligations; Application of Prepayments. All prepayments shall include payment of accrued interest on the principal amount so prepaid and shall be applied to payment of interest before application to principal.

          (iv) Mandatory Offers to Repay Loans.

               A. Mandatory Offer to Repay Term Loans on Change of Control.

                    (1) Upon the occurrence of a Change of Control after the
               Initial Maturity Date, each Lender shall have the right to require that the Borrower repay such Lender's Term Loans in an amount in cash equal to 101% of the principal amount thereof on the date of repayment plus accrued and unpaid interest, if any, to, such date of repayment (the "Change of Control Repayment Date").

                    (2) Within five days following any Change of Control after the Initial Maturity Date, the Borrower shall mail a notice to each Lender with a copy to the Administrative Agent (the "Change of Control Offer") stating:

                         (w) that a Change of Control has occurred and that such
                    Lender has the right to require the Borrower to repay such Lender's Term Loans in an amount in cash equal to 101% of the principal amount thereof on the Change of Control Repayment Date, plus accrued and unpaid interest, if any, to, the Change of Control Repayment Date;

                         (x) the circumstances and relevant facts regarding such
                    Change of Control;

                         (y) the Change of Control Repayment Date (which shall
                    be 14 days after such notice is mailed); and

                         (z) the instructions, as determined by the Borrower,
                    consistent with this subsection 2.05(a)(iv)(A), that a Lender must follow in order to have its Term Loans repaid.

                    (3) Lenders electing to have a Term Loan repaid shall be
               required to surrender the applicable Term Note (if any) to the Borrower at the address specified in the notice at least two Business Days prior to the Change of Control Repayment Date.

                    (4) On the repayment date, all Term Notes (if any)
               evidencing Term Loans to be repaid by the Borrower under this subsection 2.05(a)(iv)(A) shall be delivered by the Borrower to the Administrative Agent for cancellation, and Borrower shall repay the loans in the amount in cash set forth in clause (1) above plus accrued and unpaid interest, if any, on the Term Loans to be repaid to the Lenders entitled thereto.

                    (5) The Borrower will not, and will not permit any
               Subsidiary to, create or permit to exist or become effective any restriction (other than restrictions existing under Indebtedness as in effect on the date of this Agreement) that would materially impair the ability of the Borrower to make a Change of Control Offer to repay the Loans or, if such Change of Control Offer is made, to repay the Loans tendered for repayment.

                    B. Mandatory Offer to Repay Bridge Loans and Term Loans with Net Cash Proceeds.

                    (1) When the aggregate amount of Excess Proceeds equals
               $10,000,000 or more, the Borrower shall apply the Excess Proceeds to the repayment of the Loans and any Pari Passu Indebtedness required to be repaid under the instrument governing such Pari Passu Indebtedness as follows: (a) the Borrower shall make an offer to repay (an "Excess Proceeds Offer") the Loans of all Lenders in accordance with the procedures set forth in this Agreement in the maximum principal amount (expressed as a multiple of $1,000) of Loans that may be repaid out of an amount (the "Loan Amount") equal to the product of such Excess Proceeds multiplied by a fraction, the numerator of which is the outstanding principal amount of the Loans, and the denominator of which is the sum of the outstanding principal amount of the Loans and such Pari Passu Indebtedness (subject to proration in the event such amount is less than the aggregate Offered Price (as defined below) of all Loans tendered) and (b) to the ex-tent required by such Pari Passu Indebtedness to permanently reduce the principal amount of such Pari Passu Indebtedness, the Borrower shall make an offer to repay or otherwise repurchase or redeem Pari Passu Indebtedness (a "Pari Passu Offer") in an amount (the "Pari Passu Debt Amount") equal to the excess of the Excess Proceeds over the Loan Amount; provided that in no event shall the Pari Passu Debt Amount exceed the principal amount of such Pari Passu Indebtedness plus the amount of any premium required to be paid to repay or otherwise repurchase or redeem such Pari Passu Indebtedness. The Loans shall be repaid in cash in an amount equal to 100% of the principal amount of the Loans plus accrued and unpaid interest, if any, to the date (the "Offer Date") such Excess Proceeds Offer is consummated (the "Offered Price"), in accordance with the procedures set forth in this Agreement. To the extent that the aggregate Offered Price of the Loans tendered pursuant to the Excess Proceeds Offer is less than the Loan Amount relating thereto or the aggregate amount of Pari Passu Indebtedness that is repaid or otherwise repurchased or redeemed is less than the Pari Passu Debt Amount (the amount of such shortfall, if any, constituting a "Deficiency"), the Borrower shall use such Deficiency in the business of the Borrower and its Restricted Subsidiaries. Upon completion of the repayment of all the Loans tendered pursuant to an Excess Proceeds Offer and the repayment, repurchase or redemption of the Pari Passu Indebtedness pursuant to a Pari Passu Offer, the amount of Excess Proceeds, if any, shall be reset at zero.

                    (2) If the Borrower becomes obligated to make an Excess
               Proceeds Offer pursuant to paragraph (1) above, the Loans shall be repaid by the Borrower, at the option of the Lenders, in whole or in part in integral multiples of $1,000,000, on a date that is 14 days from the date notice is given to Lenders, subject to proration in the event the Loan Amount is less than the aggregate Offered Price of all Loans tendered.

                    (3) Subject to paragraph (1) above, within 5 days after the date on which the amount of Excess Proceeds equals or exceeds $10,000,000, the Borrower shall mail a notice to each Lender with a copy to the Administrative Agent stating:

                         (i) that the Lender has the right to require the
                    Borrower to repay, subject to proration, such Lender's Loans at the Offered Price;

                         (ii) the Offer Date (which shall not be later than the
                    date that any Pari Passu Indebtedness or Exchange Notes are repaid with such Excess Proceeds);

                         (iii) the instructions, as determined by the Borrower,
                    consistent with this subsection 2.05(a)(iv)(B), that a Lender must follow in order to have its Bridge Loans or Term Loans repaid; and

                         (iv) the circumstances and relevant facts regarding
                    such Excess Proceeds Offer.

                    (4) Lenders electing to have a Loan repaid shall be required to surrender the applicable Note (if any) to the Borrower at the address specified in the notice at least three Business Days prior to the repayment date.

                    (5) On the repayment date, all Notes (if any) evidencing
               Loans to be repaid by the Borrower under this subsection 2.05(a)(iv)(B) shall be delivered by the Borrower to the Administrative Agent for cancellation, and the Borrower shall repay the Loans in the amount in cash set forth in clause (1) above plus accrued and unpaid interest, if any, on the Loans to be repaid to the Lenders entitled thereto.

                    (6) If any Exchange Notes are outstanding, any offer to
               repay the Loans pursuant to this subsection 2.05(a)(iv)(B) shall be made pro rata with any offer to purchase required by the Exchange Note Indenture.

     (a) Manner and Time of Payment. All payments of principal and interest and fees hereunder and under the Notes by the Borrower shall be made without defense, set-off or counterclaim and in same-day funds and delivered to the Administrative Agent, unless otherwise specified, not later than 12:00 noon (New York time) on the date due at the Payment Office for the account of the Lenders; funds received by the Administrative Agent after that time shall be deemed to have been paid by the Borrower on the next succeeding Business Day. The Borrower hereby authorizes the Administrative Agent to charge its account with the Administrative Agent in order to cause timely payment to be made of all principal, interest and fees due hereunder (subject to sufficient funds being available in its account for that purpose).

     (b) Payments on Non-Business Days. Whenever any payment to be made hereunder or under the Notes shall be stated to be due on a day which is not a Business Day, the payment shall be made on the next succeeding Business Day and such extension of time shall be included in the computation of interest hereunder or under the Notes or of the commitment and other fees hereunder, as the case may be.

     (c) Notation of Payment. Each Lender agrees that before disposing of any Note held by it, or any part thereof (other than by granting participations therein), such Lender will make a notation thereon of all principal payments previously made thereon and of the date to which interest thereon has been paid and will notify the Borrower of the name and address of the transferee of that Note; provided, however, that the failure to make (or any error in the making of) such a notation or to notify the Borrower of the name and address of such transferee shall not limit or otherwise affect the obligation of the Borrower hereunder or under such Notes with respect to the Loans and payments of principal or interest on any such Note (it being understood that the transferee takes subject to the defense of payment as to any payment made but not noted).

     (d) Payments in Dollars. All payments of any Obligations to be made hereunder or under the Notes by the Borrower or any other obligor with respect thereto shall be made solely in Dollars or such other currency as is then legal tender for public and private debts in the United States of America.

     (e) Register. The Borrower hereby designates the Administrative Agent to serve as the Borrower's agent to maintain a register (the "Register") on which it will record the Loans made by each Lender and each repayment in respect of the principal amount of the Loans of each Lender. The entries in the Register shall be conclusive in the absence of manifest error, and the Borrower, the Agents and the Lenders shall treat each Person whose name is recorded in the Register as the owner of a Loan for all purposes of this Agreement. Failure to make any such recordation, or any error in such recordation shall not affect the Borrower's obligations hereunder in respect of such Loans. With respect to any Lender, the transfer of the Commitments of such Lender and the rights to the principal of, and interest on, any Loan made pursuant to such Commitments shall not be effective until such transfer is recorded on the Register maintained by the Administrative Agent with respect to ownership of such Commitments and Loans and prior to such recordation all amounts owing to the transferor with respect to such Commitments and Loans shall remain owing to the transferor. The registration of assignment or transfer of all or part of any Commitments and Loans shall be recorded by the Administrative Agent on the Register only upon the receipt by the Administrative Agent of a properly executed and delivered Assignment and Acceptance pursuant to Section 10.04. Coincident with the delivery of such an Assignment and Acceptance to the Administrative Agent for acceptance and registration of assignment or transfer of all or part of a Loan, or as soon thereafter as practicable, the assigning or transferor Lender shall surrender the Note evidencing such Loan, if any, and thereupon one or more new Notes of the same type and in the same aggregate principal amount shall be issued to the assigning or transferor Lender and/or the new Lender upon the request of such Lender.

     (f) Pro Rata Treatment of Payments. Except to the extent otherwise provided herein: (i) each payment or prepayment of principal of Loans by the Borrower shall be made for account of the relevant Lenders pro rata in accordance with the respective unpaid principal amounts of the Loans held by the relevant Lenders; and (ii) each payment of interest on Loans by the Borrower shall be made for account of the relevant Lenders pro rata in accordance with the amounts of interest on such Loans then due and payable to the respective Lenders. If any Lender shall, by exercising any right of set-off or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Loans resulting in such Lender receiving payment of a greater proportion of the aggregate amount of its Loans and participations and accrued interest thereon then due than the proportion received by any other Lender, then the Lender receiving such greater proportion shall purchase (for cash at face value) participations in the Loans of other Lenders to the extent necessary so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Loans and participations; pro-vided that (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and (ii) the provisions of this paragraph shall not be construed to apply to any payment made by any Obligor pursuant to and in accordance with the express terms of this Agreement or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans to any assignee or participant, other than to the Borrower or any Subsidiary or Affiliate thereof (as to which the provisions of this paragraph shall apply). Each Obligor consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against such Obligor rights of set-off and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of such Obligor in the amount of such participation.

                  SECTION 2.06. Exchange of Loans for Exchange Notes.


     (a) Exchange Notes; Exchange Note Indenture. On the Initial Maturity Date following the written request of a Lender of a Bridge Loan given not less than ten and not more than 30 Business Days prior to the Initial Maturity Date to exchange all or a portion of such Lender's Bridge Loans for Exchange Notes, or on the tenth Business Day following the written request of the Lenders of any Term Loan to exchange all or a portion of such Lender's Term Loans for Exchange Notes (any such notice, an "Exchange Request"), the Borrower will:

          (i) Execute and deliver, cause the Guarantors to execute and deliver, and cause an Eligible Trust Company to execute and deliver as trustee on behalf of holders of Exchange Notes, the Exchange Note Indenture if the Exchange Note Indenture has not previously been executed and delivered by such party;

          (ii) Execute and deliver to such holder in accordance with the Exchange Note Indenture one or more Exchange Notes in exchange for the Loans or portion thereof being exchanged, which Exchange Notes shall be dated the date of issuance thereof, payable to the order of such holder or owner, as the case may be, in the same principal amount as the Loans or portion thereof being exchanged, and cause each Guarantor to endorse its guarantee thereon; and

          (iii) Execute and deliver, and cause the Guarantors to execute and deliver, the Exchange Note Registration Rights Agreement if the Exchange Note Registration Rights Agreement has not previously been executed and delivered by such party or, if the Exchange Note Registration Rights Agreement has previously been executed and delivered and such holder is not already a party thereto, permit such holder to become a party thereto.

     (b) Exchange Request; Cancellation of Notes. The Exchange Request shall specify the principal amount of Loans to be exchanged pursuant to this Section 2.06, which shall be at least $1,000,000 and integral multiples of $1,000,000 in excess thereof (or, if any Lender holds Loans with an outstanding amount less than $1,000,000, such remaining amount). On the date of issuance of Exchange Notes, the requesting Lender shall deliver the Notes, if any, evidencing the Loans or portion thereof to be exchanged. Upon issuance of the Exchange Notes, any Notes so delivered shall be canceled by Borrower and the corresponding amount of the Loans deemed repaid.

                  SECTION 2.07. Alternate Rate of Interest. If prior to the commencement of any Interest Period:

     (a) the Administrative Agent determines (which determination shall be conclusive absent manifest error) that adequate and reasonable means do not exist for ascertaining the Adjusted LIBO Rate or the LIBO Rate, as applicable, for such Interest Period; or

     (b) the Administrative Agent is advised by the Required Lenders that the Adjusted LIBO Rate or the LIBO Rate, as applicable, for such Interest Period will not adequately and fairly reflect the cost to such Lenders (or Lender) of making or maintaining their Loans (or its Loan) for such Interest Period;

then the Administrative Agent shall give notice thereof to the Borrower and the Lenders by telephone or telecopy as promptly as practicable thereafter and, until the Administrative Agent notifies the Borrower and the Lenders that the circumstances giving rise to such notice no longer exist, such Loans shall bear interest at the Alternate Base Rate plus the Applicable Bridge Spread or Applicable Term Spread, as the case may be, less 100 basis points.

                  SECTION 2.08. Increased Costs.

     (a) Increased Costs Generally. If any Change in Law shall:

          (i) impose, modify or deem applicable any reserve, special deposit or similar requirement against assets of, deposits with or for account of, or credit extended by, any Lender (except any such reserve requirement reflected in the Adjusted LIBO Rate); or

          (ii) impose on any Lender or the London interbank market any other condition affecting this Agreement or Loans made by such Lender or participation therein;

and the result of any of the foregoing shall be to increase the cost to such Lenders of making or maintaining any Loan (or of maintaining its obligation to make any such Loan) or to reduce the amount of any sum received or receivable by such Lender hereunder (whether of principal, interest or otherwise), then the Borrower will pay to such Lender such additional amount or amounts as will compensate such Lender for such additional costs incurred or reduction suffered.

     (b) Capital Requirements. If any Lender determines that any Change in Law regarding capital requirements has or would have the effect of reducing the rate of return on such Lender's capital or on the capital of such Lender's holding company, if any, as a consequence of this Agreement or the Loans made by such Lender, to a level below that which such Lender or such Lender's holding company could have achieved but for such Change in Law (taking into consideration such Lender's policies and the policies of such Lender's holding company, if any, with respect to capital adequacy), then from time to time the Borrower will pay to such Lender such additional amount or amounts as will compensate such Lender or such Lender's holding company for any such reduction suffered.

     (c) Certificates from Lenders. A certificate of a Lender setting forth the amount or amounts necessary to compensate such Lender or its holding company, as the case may be, as specified in paragraph (a) or (b) of this Section shall be delivered to the Borrower and shall be conclusive absent manifest error (such certificate, in the case of any amount payable as specified in paragraph (a) of this Section, shall set forth in reasonable detail the calculation of such amount). The Borrower shall pay such Lender the amount shown as due on any such certificate within 10 days after receipt thereof.

     (d) Delay in Requests. Failure or delay on the part of any Lender to demand compensation pursuant to this Section shall not constitute a waiver of such Lender's right to demand such compensation; provided that the Borrower shall not be required to compensate a Lender pursuant to this Section for any increased costs or reductions incurred more than six months prior to the date that such Lender notifies the Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender's intention to claim compensation therefor; provided further that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the six-month period referred to above shall be extended to include the period of retroactive effect thereof.

                  SECTION 2.09. Break Funding Payments. In the event of (a) the payment of any principal of any Loan other than on the last day of an Interest Period therefor (including as a result of an Event of Default, voluntary or optional prepayment or offer to repay), or (b) the failure to borrow or prepay any Loan on the date specified in any notice delivered pursuant hereto, then, in any such event, the Borrower shall compensate each Lender for the loss, cost and expense attributable to such event (including such loss, cost and expense as calculated below but otherwise excluding any lost profit): the loss to any Lender attributable to any such event shall be deemed to include an amount determined by such Lender to be equal to the excess, if any, of (i) the amount of interest that such Lender would pay for a deposit equal to the principal amount of such Loan for the period from the date of such payment, borrowing, failure or assignment to the last day of the then current Interest Period for such Loan (or, in the case of a failure to borrow, the duration of the Interest Period that would have resulted from such borrowing) if the interest rate payable on such deposit were equal to the Adjusted LIBO Rate for such Interest Period, over (ii) the amount of interest that such Lender would earn on such principal amount for such period if such Lender were to invest such principal amount for such period at the interest rate that would be bid by such Lender (or an affiliate of such Lender) for deposits in U.S. Dollars from other banks in the eurocurrency market at the commencement of such period.

                  A certificate of any Lender setting forth any amount or amounts that such Lender is entitled to receive pursuant to this Section shall be delivered to the Borrower and shall be conclusive absent manifest error (such certificate to include in reasonable detail the calculation of such amount or amounts). The Borrower shall pay such Lender the amount shown as due on any such certificate within 30 days after receipt thereof.

                  SECTION 2.10. Taxes.

     (a) Payments Free of Covered Taxes. Any and all payments by or on account of any obligation of the Borrower or any Guarantor hereunder or under any other Loan Document shall be made free and clear of and without deduction for any Indemnified Taxes or Other Taxes; provided that if the Borrower or such Guarantor shall be required to deduct any Indemnified Taxes or Other Taxes from such payments, then (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section) the Administrative Agent or Lender receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower or such Guarantor shall make such deductions and (iii) the Borrower or such Guarantor shall pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law.

     (b) Payment of Other Taxes by the Borrower. In addition, the Borrower shall pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.

     (c) Indemnification by the Borrower. The Borrower shall indemnify the Administrative Agent and each Lender, within 30 days after written demand therefor, for the full amount of any Indemnified Taxes or Other Taxes (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section) paid by the Administrative Agent and such Lender and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Borrower by a Lender or by the Administrative Agent on its own behalf or on behalf of a Lender shall be conclusive absent manifest error (such certificate to include in reasonable detail the calculation of such amount).

     (d) Evidence of Payments. As soon as practicable after any payment of Indemnified Taxes or Other Taxes by the Borrower or any Guarantor to a Governmental Authority, the Borrower or such Guarantor, as the case may be, shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

     (e) Foreign Lenders. Any Foreign Lender that is entitled to an exemption from or reduction of withholding tax under the law of the jurisdiction in which the Borrower is located, or any treaty to which such jurisdiction is a party, with respect to payments under this Agreement shall deliver to the Borrower (with a copy to the Administrative Agent), at the time or times prescribed by applicable law or reasonably requested by such Borrower, the properly completed and executed documentation prescribed by applicable law as will permit such payments to be made without withholding or at a reduced rate.

     (f) Refund. If the Administrative Agent or a Lender determines, in its sole discretion, that it has received a refund of any Indemnified Tax or Other Tax as to which it has been indemnified by the Borrower or any Guarantor under this
Section 2.10, it shall pay over such refund to the Borrower or such Guarantor (but only to the extent of indemnity payments made, or additional amounts paid, by the Borrower or such Guarantor under this Section 2.10 with respect to the Indemnified Taxes or Other Taxes giving rise to such refund), net of all out-of-pocket expenses of the Administrative Agent or such Lender and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund); provided that the Borrower or such Guarantor, upon the request of the Administrative Agent or such Lender, agrees to repay the amount paid over to the Borrower or such Guarantor (plus any penalties, interest or other charges imposed by the relevant Government Authority) to the Administrative Agent or such Lender in the event the Administrative Agent or such Lender is required to repay such refund to such Governmental Authority. This Section shall not be construed to require the Administrative Agent or any Lender to make available its tax returns (or any other information relating to its taxes which it deems confidential) to the Borrower, any Guarantor or any other Person.

                  SECTION 2.11. Mitigation Obligations. If any Lender requests compensation under Section 2.08, or if the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for account of any Lender pursuant to Section 2.10, then such Lender shall use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 2.08 or 2.10, as the case may be, in the future and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

                                  ARTICLE III

                                    GUARANTEE

                  SECTION 3.01. The Guarantee. The Guarantors hereby, jointly and severally, guarantee to each Lender and the Administrative Agent and their respective successors and assigns the Guaranteed Obligations. The Guarantors hereby further agree, jointly and severally, that if the Borrower shall fail to pay in full when due (whether at stated maturity, by acceleration or otherwise) any of the Guaranteed Obligations in respect of which such Guarantor is obligated, such Guarantor will promptly pay the same, without any demand or notice whatsoever, and that in the case of any extension of time of payment or renewal of any of such Guaranteed Obligations, the same will be promptly paid in full when due (whether at extended maturity, by acceleration or otherwise) in accordance with the terms of such extension or renewal.

                  SECTION 3.02. Obligations Unconditional. The obligations of the Guarantors under Section 3.01 are absolute and unconditional, joint and several, irrespective of the value, genuineness, validity, regularity or enforceability of the obligations of the Borrower under this Agreement or any other agreement or instrument referred to herein or therein, or any substitution, release or exchange of any other guarantee or security for any of the Guaranteed Obligations, and, to the fullest extent permitted by applicable law, irrespective of any other circumstance whatsoever that might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor, it being the intent of this Section that the obligations of the Guarantors hereunder shall be absolute and unconditional, joint and several, under any and all circumstances. In full recognition and in furtherance of the foregoing, each Guarantor agrees that:

     (a) Without affecting the enforceability or effectiveness of Section 3.01 in accordance with its terms and without affecting, limiting, reducing, discharging or terminating the liability of such Guarantor, or the rights, remedies, powers and privileges of the Administrative Agent and the Lenders under this Agreement or any other agreement or instrument referred to herein or therein, the Administrative Agent and the Lenders may, at any time and from time to time and without notice or demand of any kind or nature whatsoever:

          (i) amend, supplement, modify, extend, renew, waive, accelerate or otherwise change the time for payment or performance of, or the terms of, all or any part of the Guaranteed Obligations (including any increase or decrease in the rate or rates of interest on all or any part of the Guaranteed Obligations);

          (ii) amend, supplement, modify, extend, renew, waive or otherwise change, or enter into or give, any Loan Document or any agreement, security document, guarantee, approval, consent or other instrument with respect to all or any part of the Guaranteed Obligations, any Loan Document or any such other instrument or any term or provision of the foregoing (it being understood that this clause (ii) shall not be deemed to constitute a consent by any Guarantor to any such amendment with respect to any Loan Document to which it is a party);

          (iii) accept or enter into new or additional agreements, security documents, guarantees, security documents or other instruments in addition to, in exchange for or relative to any Loan Document, all or any part of the Guaranteed Obligations or any collateral now or in the future serving as security for the Guaranteed Obligations;

          (iv) accept or receive (including from any other Guarantor) partial payments or performance on the Guaranteed Obligations (whether as a result of the exercise of any right, remedy, power or privilege or otherwise);

          (v) accept, receive and hold any additional collateral for all or any part of the Guaranteed Obligations (including from any other Guarantor);

          (vi) release, reconvey, terminate, waive, abandon, allow to lapse or expire, subordinate, exchange, substitute, transfer, foreclose upon or enforce any collateral, security documents or guarantees (including letters of credit or the obligations of any other Guarantor) for or relative to all or any part of the Guaranteed Obligations;

          (vii) apply any collateral or the proceeds of any collateral or guarantee (including any letter of credit or the obligations of any other Guarantor) to all or any part of the Guaranteed Obligations in such manner and extent as the Administrative Agent or any Lender may in its discretion determine;

          (viii) release any Person (including any other guarantor) from any personal liability with respect to all or any part of the Guaranteed Obligations;

          (ix) settle, compromise, release, liquidate or enforce upon such terms and in such manner as the Administrative Agent or the Lenders may determine or as applicable law may dictate all or any part of the Guaranteed Obligations or any collateral or guarantee (including any letter of credit issued with respect to) of all or any part of the Guaranteed Obligations;

          (x) consent to the merger or consolidation of, the sale of substantial assets by, or other restructuring or termination of the corporate existence of the Borrower or any other Person (including any other Guarantor);

          (xi) proceed against the Borrower or any other Guarantor or any other guarantor of (including any issuer of any letter of credit issued with respect to) all or any part of the Guaranteed Obligations or any collateral provided by any Person and exercise the right, remedies, powers and privileges of the Administrative Agent and the Lenders under this Agreement or any other agreement or instrument referred to herein or therein, or otherwise in such order and such manner as the Administrative Agent or any Lender may, in its discretion, determine, without any necessity to proceed upon or against or exhaust any collateral, right, remedy, power or privilege before proceeding to call upon or otherwise enforce Section 3.01 as to any Guarantor;

          (xii) foreclose upon any deed of trust, mortgage or other instrument creating or granting liens on any interest in real Property by judicial or nonjudicial sale or by deed in lieu of foreclosure, bid any amount or make no bid in any foreclosure sale or make any other election of remedies with respect to such liens or exercise any right of set-off;

          (xiii) obtain the appointment of a receiver with respect to any collateral for all or any part of the Guaranteed Obligations and apply the proceeds of such receivership as the Administrative Agent or any Lender may in its discretion determine (it being agreed that nothing in this clause
     (xiii) shall be deemed to make the Administrative Agent or any Lender a party in possession in contemplation of law, except at its option);

          (xiv) enter into such other transactions or business dealings with any other Guarantor, the Borrower, any Subsidiary or Affiliate of the Borrower or any other guarantor of all or any part of the Guaranteed Obligations as the Administrative Agent or any Lender may desire; and

          (xv) do all or any combination of the actions set forth in this Section.

     (b) The enforceability and effectiveness of this Article and the liability of the Guarantors, and the rights remedies, powers and privileges of the Administrative Agent and the Lenders, under this Agreement or any other agreement or instrument re-ferred to herein or therein, shall not be affected, limited, reduced, discharged or terminated, and each Guarantor hereby expressly waives any defense now or in the future arising, by reason of:

          (i) the illegality, invalidity, irregularity, authenticity, or unenforceability of all or any part of the Guaranteed Obligations, this Agreement or any other agreement or instrument referred to herein or therein, or any agreement, security document, guarantee or other instrument relative to all or any part of the Guaranteed Obligations;

          (ii) any disability or other defense of the Borrower or any other Guarantor with respect to all or any part of the Guaranteed Obligations or any other guarantor of all or any part of the Guaranteed Obligations (including any issuer of any letters of credit), including the effect of any statute of limitations that may bar the enforcement of all or any part of the Guaranteed Obligations or the obligations of any such other guarantor;

          (iii) the illegality, invalidity, irregularity, authenticity or unenforceability of any security or guarantee (including any letter of credit) for all or any part of the Guaranteed Obligations or the lack of perfection or continuing perfection or failure of the priority of any lien on any collateral for all or any part of the Guaranteed Obligations;

          (iv) the cessation, for any cause whatsoever, of the liability of the Borrower or any other Guarantor (other than subject to Section 3.05, by reason of the full payment and performance of all Guaranteed Obligations);

          (v) any failure of the Administrative Agent or any Lender to marshal assets in favor of the Borrower or any other Person (including any other guarantor), to exhaust any collateral for all or any part of the Guaranteed Obligations, to pursue or exhaust any right, remedy, power or privilege it may have against any other Guarantor, the Borrower, any other guarantor, all or any part of the Guaranteed Obligations or any other Person or to take any action whatsoever to mitigate or reduce such or any other Guarantor's liability under this Article, neither the Administrative Agent nor any Lender being under any obligation to take any such action notwithstanding the fact that all or any part of the Guaranteed Obligations may be due and payable and that the Borrower may be in default of its obligations under this Agreement or any other agreement or instrument referred to herein or therein;

          (vi) any failure of the Administrative Agent or any Lender to give notice after any Default of sale or other disposition of any collateral (including any notice of any judicial or nonjudicial foreclosure or sale of any in-terest in real Property serving as collateral for all or any part of the Guaranteed Obligations) for all or any part of the Guaranteed Obligations to the Borrower, any Guarantor or any other Person or any defect in, or any failure by any Guarantor or any other Person to receive, any notice that may be given in connection with any sale or disposition of any collateral;

          (vii) any failure of the Administrative Agent or any Lender to comply with applicable laws in connection with the sale or other disposition of any collateral for all or any part of the Guaranteed Obligations, including any failure to conduct a commercially reasonable sale or other disposition of any collateral for all or any part of the Guaranteed Obligations;

          (viii) any judicial or nonjudicial foreclosure or sale of, or other election of remedies with respect to, any interest in real Property or other collateral serving as security for all or any part of the Guaranteed Obligations, even though such foreclosure, sale or election of remedies may impair the subrogation rights of any Guarantor or may preclude any Guarantor from obtaining reimbursement, contribution, indemnification or other recovery from any other Guarantor, the Borrower any other guarantor or any other Person and even though the Borrower may not, as a result of such foreclosure, sale or election of remedies, be liable for any deficiency;

          (ix) any benefits the Borrower, any Guarantor or any other guarantor may otherwise derive from Sections 580(a), 580(b), 580(d) or 726 of the California Code of Civil Procedure or any comparable provisions of the laws of any other jurisdiction;

          (x) any act or omission of the Administrative Agent, any Lender or any other person that directly or indirectly results in or aids the discharge or release of the Borrower or any other Guarantor, of all or any part of the Guaranteed Obligations or any security or guarantee (including any letter of credit) for all or any part of the Guaranteed Obligations by operation of law or otherwise;

          (xi) any law which provides that the obligation of a surety or guarantor must neither be larger in amount nor in other respects more burdensome than that of the principal or which reduces a surety's principal obligation;

          (xii) the possibility that the obligations of the Borrower to the Administrative Agent and the Lenders may at any time and from time to time exceed the aggregate liability of the Guarantors under this Article;

          (xiii) any counterclaim, set-off or other claim which either Borrower or any other Guarantor has or alleges to have with respect to all or any part of the Guaranteed Obligations;

          (xiv) any failure of the Administrative Agent or any Lender to file or enforce a claim in any bankruptcy or other proceeding with respect to any Person;

          (xv) the election by the Administrative Agent or any Lender, in a bankruptcy proceeding of any Person, of the application or nonapplication of Section 1111(b)(2) of the United States Bankruptcy Code;

          (xvi) any extension of credit or the grant of any lien under Section 364 of the United States Bankruptcy Code;

          (xvii) any use of cash collateral under Section 363 of the United States Bankruptcy Code;

          (xviii) any agreement or stipulation with respect to the provision of adequate protection in any bankruptcy proceeding of any Person;

          (xix) the avoidance of any lien in favor of the Administrative Agent or any Lender for any reason;

          (xx) any bankruptcy, insolvency, reorganization, arrangement, readjustment of debt, liquidation or dissolution proceeding commenced by or against any Person, including any discharge of, or bar or stay against collecting, all or any part of the Guaranteed Obligations (or any interest on all or any part of the Guaranteed Obligations) in or as a result of any such proceeding;

          (xxi) any other circumstance whatsoever that might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor, including by reason of Sections 2809, 2810, 2819, 2839, 2845, 2850, 2899, 3275 and 3433 of the California Civil Code, and any future judicial decisions or legislation or of any comparable provisions of the laws of any other jurisdiction; or

          (xxii) diligence, presentment, demand of payment, protest and all notices whatsoever.

     (c) Each Guarantor represents and warrants to the Administrative Agent that it has established adequate means of obtaining financial and other information pertaining to the business, operations and condition (financial and otherwise) of the Borrower in respect of whose Guaranteed Obligations it is obligated as a Guarantor and its properties on a continuing basis and that such Guarantor is now and will in the future remain fully familiar with the business, operations and condition (financial and otherwise) of the Borrower and its properties. Each Guarantor further represents and warrants that it has reviewed and approved this Agreement and the related Loan Documents and is fully familiar with the transactions contemplated by such Loan Documents and that it will in the future remain fully familiar with such transaction and with any new Loan Documents and the transaction contemplated by such Loan Documents. Each Guarantor hereby expressly waives and relinquishes any duty on the part of the Administrative Agent or the Lenders (should any such duty exist) to disclose to such or any other Guarantor any matter of fact or other information related to the business, operations or condition (financial or otherwise) of the Borrower or its properties or to any Loan Documents or the transactions undertaken pursuant to, or contemplated by, such Loan Documents, whether now or in the future known by the Administrative Agent or any Lender.

                  SECTION 3.03. Reinstatement. The obligations of the Guarantors under this Article shall be automatically reinstated if and to the extent that for any reason any payment by or on behalf of the Borrower in respect of the Guaranteed Obligations is rescinded or must be otherwise restored by any holder of any of the Guaranteed Obligations, whether as a result of any proceedings in bankruptcy or reorganization or otherwise, and the Guarantors jointly and severally agree that they will indemnify the Administrative Agent and each Lender on demand for all reasonable costs and expenses (including fees of counsel) incurred by the Administrative Agent or such Lender in connection with such rescission or restoration, including any such costs and expenses incurred in defending against any claim alleging that such payment constituted a preference, fraudulent transfer or similar payment under any bankruptcy, insolvency or similar law.

                  SECTION 3.04. Subrogation. Each Guarantor hereby waives all rights of subrogation or contribution, whether arising by contract or operation of law (including any such right arising under Bankruptcy Law) or otherwise by reason of any payment by it pursuant to the provisions of this Article until such time as the obligations under this Agreement have been indefeasibly paid and satisfied in full and the Commitments have terminated. Each Guarantor understands that, by reason of the foregoing provisions of this Section, the exercise by the Administrative Agent or any Lender of the rights, remedies, powers and privileges that it has under this Article and under the other Loan Documents will result in nonreimbursable liabilities under this Agreement. Nevertheless, each Guarantor hereby authorizes and empowers the Administrative Agent and the Lenders to exercise, in its or their sole discretion, any combination of such rights, remedies, powers and privileges as they, in their sole discretion, shall deem appropriate.

                  SECTION 3.05. Remedies. Each Guarantor agrees, jointly and severally, that, as between the Guarantors and the Lenders, the obligations of the Borrower under this Agreement may be declared to be forthwith due and payable as provided in Article VIII (and shall be deemed to have become automatically due and payable in the circumstances provided in Article VIII) for purposes of Section 3.01 notwithstanding any stay, injunction or other prohibition preventing such declaration (or such obligations from becoming automatically due and payable) as against the Borrower and that, in the event of such declaration (or such obligations being deemed to have become automatically due and payable), such obligations (whether or not due and payable by the Borrower) shall forthwith become due and payable by the Guarantors for purposes of Section 3.01.

                  SECTION 3.06. Instrument for the Payment of Money. Each Guarantor hereby acknowledges that the guarantee in this Article constitutes an instrument for the payment of money, and consents and agrees that any Lender or the Administrative Agent, at its sole option, in the event of a dispute by such Guarantor in the payment of any moneys due hereunder, shall have the right to bring motion-action under New York CPLR Section 3213.

                  SECTION 3.07. Continuing Guarantee. The guarantee in this
Article is a continuing guarantee, and shall apply to all Guaranteed Obligations whenever arising.

                  SECTION 3.08. Rights of Contribution. The Guarantors hereby agree, as between themselves, that if any Guarantor shall become an Excess Funding Guarantor (as defined below) by reason of the payment by such Guarantor of any Guaranteed Obligations, each other Guarantor shall, on demand of such Excess Funding Guarantor (but subject to the next sentence), pay to such Excess Funding Guarantor an amount equal to such Guarantor's Pro Rata Share (as defined below and determined, for this purpose, without reference to the properties, debts and liabilities of such Excess Funding Guarantor) of the Excess Payment (as defined below) in respect of such Guaranteed Obligations. The payment obligation of a Guarantor to any Excess Funding Guarantor under this Section shall be subordinate and subject in right of payment to the prior payment in full of the obligations of such Guarantor under the other provisions of this Article and such Excess Funding Guarantor shall not exercise any right or remedy with respect to such excess until payment and satisfaction in full of all of such obligations.

                  For purposes of this Section, (i) "Excess Funding Guarantor" means, in respect of any Guaranteed Obligations, a Guarantor that has paid an amount in excess of its Pro Rata Share of such Guaranteed Obligations, (ii) "Excess Payment" means, in respect of any Guaranteed Obligations, the amount paid by an Excess Funding Guarantor in excess of its Pro Rata Share of such Guaranteed Obligations and (iii) "Pro Rata Share" means, for any Guarantor, the ratio (expressed as a percentage) of (x) the amount by which the aggregate present fair saleable value of all properties of such Guarantor (excluding any shares of stock of any other Guarantor) exceeds the amount of all the debts and liabilities of such Guarantor (including contingent, subordinated, unmatured and unliquidated liabilities, but excluding the obligations of such Guarantor hereunder and any obligations of any other Guarantor that have been Guaranteed by such Guarantor) to (y) the amount by which the aggregate fair saleable value of all properties of all of the Guarantors exceeds the amount of all the debts and liabilities (including contingent, subordinated, unmatured and unliquidated liabilities, but excluding the obligations of the Borrower and the Guarantors hereunder and under the other Loan Documents) of all of the Guarantors, determined (A) with respect to any Guarantor that is a party hereto on the Effective Date, as of the Effective Date, and (B) with respect to any other Guarantor, as of the date such Guarantor becomes a Guarantor hereunder.

                  SECTION 3.09. General Limitation on Guarantee Obligations. In any action or proceeding involving any state corporate law, or any state, Federal or foreign bankruptcy, insolvency, reorganization or other law affecting the rights of creditors generally (including "financial assistance" rules under the laws of England, including Sections 151 to and including 158 of the Companies Act), if the obligations of any Guarantor under Section 3.01 would otherwise, taking into account the provisions of Section 3.08, be held or determined to be void, invalid or unenforceable, or subordinated to the claims of any other creditors, on account of the amount of its liability under Section 3.01, then, notwithstanding any other provision hereof to the contrary, the amount of such liability shall, without any further action by such Guarantor, any Lender, the Administrative Agent or any other Person, be automatically limited and reduced to the highest amount that is valid and enforceable and not subordinated to the claims of other creditors as determined in such action or proceeding (or, in the case of Canandaigua Limited, be limited so as not to guarantee the portion of the Loans that are not permitted to be guaranteed under such "financial assistance" rules).

                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES

                  The Borrower represents and warrants to the Lenders that (subject to Section 10.14):

                  SECTION 4.01. Organization; Powers. Each of the Borrower and its Subsidiaries (excluding Inactive Subsidiaries) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, has all requisite power and authority to carry on its business as now conducted and, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect, is qualified to do business in, and is in good standing in, every jurisdiction where such qualification is required.

                  SECTION 4.02. Authorization; Enforceability. The Transactions are within each Obligor's corporate powers and have been duly authorized by all necessary corporate and, if required, by all necessary shareholder action. This Agreement has been duly executed and delivered by each Obligor and constitutes, and each of the other Loan Documents to which it is a party when executed and delivered by such Obligor will constitute, a legal, valid and binding obligation of such Obligor, enforceable against each Obligor in accordance with its terms, except as such enforceability may be limited by (a) bankruptcy, insolvency, reorganization, moratorium or similar laws of general applicability affecting the enforcement of creditors' rights and (b) the application of general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

                  SECTION 4.03. Governmental Approvals; No Conflicts. The Transactions (a) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority, except for (i) such as have been obtained or made and are in full force and effect and (ii) in the case of the Target Acquisition, as specified in Section 1.4(c)(i) of
Schedule 1 of the Implementation Deed, (b) will not violate any applicable law or regulation or the charter, by-laws or other organizational documents of the Borrower or any of its Subsidiaries or any order of any Governmental Authority,
(c) will not violate or result in a default under any indenture, agreement or other instrument binding upon the Borrower or any of its Subsidiaries or assets, or give rise to a right thereunder to require any payment to be made by any such Person, and (d) will not result in the creation or imposition of any Lien on any asset of the Borrower or any of its Subsidiaries.

                  SECTION 4.04. Financial Condition; No Material Adverse Change.

     (a) Financial Condition. The Borrower has heretofore furnished to the Lenders the following:

          (i) its consolidated balance sheet and statements of income, stockholders' equity and cash flows (x) as of and for the fiscal year ended February 28, 2002, reported on by Arthur Andersen LLP , independent public accountants, and (y) as of and for the fiscal quarter and the portion of the fiscal year ended November 30, 2002, certified by the chief financial officer of the Borrower; and

          (ii) the consolidated balance sheet and income statement of the Target as of and for the six-month period ended June 30, 2002.

                  Such financial statements present fairly, in all material respects, the financial position and results of operations and cash flows of the Borrower and its Consolidated Subsidiaries as of such dates and for such periods, with respect to statements in clause (i) above only, in accordance with GAAP, subject to year-end audit adjustments and the absence of footnotes in the case of the statements referred to in subclause (y) of clause (a)(i) and in clause (a)(ii) above.

     (b) No Material Adverse Change. Since February 28, 2002, there has been no material adverse change in the business, assets, operations or condition, financial or other-wise, of the Borrower and its Subsidiaries (and including the Target and its Subsidiaries prior to the date the Target becomes a Subsidiary of the Borrower), taken as a whole.

                  SECTION 4.05. Properties.

     (a) Property Generally. Each of the Borrower and its Subsidiaries (excluding Inactive Subsidiaries) has good title to, or valid leasehold interests in, all its real and personal Properties material to its business, except for minor defects in title or leasehold interests that do not interfere with its ability to conduct its business as currently conducted or to utilize such Properties for their intended purposes or where failure to have such title or interest could not reasonably be expected to have a Material Adverse Effect or Liens permitted to be incurred under Section 7.02.

     (b) Intellectual Property. Each of the Borrower and its Subsidiaries owns, or is licensed to use, all trademarks, trade names, copyrights, patents and other intellectual property material to its business, and the use thereof by the Borrower and its Subsidiaries does not infringe upon the rights of any other Person, except for any failure to own or license any such trademarks, trade names, copyrights, patents and other intellectual property, or any such infringements that, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

                  SECTION 4.06. Litigation.

     (a) Actions, Suits and Proceedings. There are no actions, suits, investigations or proceedings by or before any arbitrator or Governmental Authority now pending against or, to the knowledge of the Borrower, threatened against or affecting the Borrower or any of its Subsidiaries (i) as to which there is a reasonable possibility of an adverse determination and that, if adversely determined, could reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect (other than the Disclosed Matters) or (ii) that involve this Agreement or the Transactions (other than the review of Target Acquisition by the Supreme Court of South Australia and customary proceedings arising in the ordinary course of business and from or otherwise relating to the Target Acquisition).

     (b) Disclosed Matters. Since the date of this Agreement, there has been no change in the status of the Disclosed Matters that, individually or in the aggregate, has resulted in, or materially increased the likelihood of, a Material Adverse Effect.

                  SECTION 4.07. Environmental Matters. Except as described in the Disclosed Matters, each of the Borrower and its Subsidiaries has obtained all environmental, health and safety permits, licenses and other authorizations required under all Environmental Laws to carry on its business as now being or as proposed to be conducted, except to the extent failure to have any such permit, license or authorization could not reasonably be expected to have a Material Adverse Effect. Each of such permits, licenses and authorizations is in full force and effect and each of the Borrower and its Subsidiaries is in compliance with the terms and conditions thereof, and is also in compliance with all other limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules and timetables contained in any applicable Environmental Law or in any regulation, code, plan, order, decree, judgment, injunction, notice or demand letter issued, entered, promulgated or approved thereunder, except as described in Disclosed Matters and except to the extent failure to comply therewith could not (either individually or in the aggregate) reasonably be expected to have a Material Adverse Effect.

                  In addition, except as described in Disclosed Matters:

     (a) No Pending Environmental Matters. No notice, notification, demand, request for information, citation, summons or order has been issued, no complaint has been filed, no penalty has been assessed and no investigation or review is pending or threatened by any governmental or other entity with respect to any alleged failure by the Borrower or any of its Subsidiaries to have any environmental, health or safety permit, license or other authorization required under any Environmental Law in connection with the conduct of the business of the Borrower or any of its Subsidiaries or with respect to any generation, treatment, storage, recycling, transportation, discharge or disposal, or any Release of any Hazardous Materials generated by the Borrower or any of its Subsidiaries, in each case in circumstances which could reasonably be expected to have a Material Adverse Effect.

     (b) No Permits Required; Certain Specific Representations. Neither the Borrower nor any of its Subsidiaries owns, operates or leases a treatment, storage or disposal facility requiring a permit under the Resource Conservation and Recovery Act of 1976, as amended, or under any comparable state, local or foreign statute; and

          (i) no polychlorinated biphenyls (PCB's) are or have been present at any site or facility now or, during the Borrower's period of ownership, operation or lease, previously owned, operated or leased by the Borrower or any of its Subsidiaries;

          (ii) no asbestos or asbestos-containing materials is or has been present at any site or facility now or, during the Borrower's period of ownership, operation or lease, previously owned, operated or leased by the Borrower or any of its Subsidiaries;

          (iii) there are no underground storage tanks or surface impoundments for Hazardous Materials, active or abandoned, at any site or facility now or, during the Borrower's period of ownership, operation or lease, previously owned, operated or leased by the Borrower or any of its Subsidiaries;

          (iv) except as otherwise authorized by Environmental Laws and/or environmental, health and safety permits and licenses, no Hazardous Materials have been Released at, on or under any site or facility now or, during the Borrower's period of ownership, operation or lease, previously owned, operated or leased by the Borrower or any of its Subsidiaries in a reportable quantity established by statute, ordinance, rule, regulation or order; and

          (v) no Hazardous Materials have been otherwise Released at, on or under any site or facility now or, during the Borrower's period of ownership, operation or lease, previously owned, operated or leased by the Borrower or any of its Subsidiaries;

that, in the case of any of clauses (i) through (v) above, could reasonably be expected to have a Material Adverse Effect.

     (c) No Hazardous Material Transported to NPL Sites. Neither the Borrower nor any of its Subsidiaries has transported or arranged for the transportation of any Hazardous Material to any location that is listed on the National Priorities List ("NPL") under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended ("CERCLA"), listed for possible inclusion on the NPL by the Environmental Protection Agency in the Comprehensive Environmental Response and Liability Information System, as provided for by 40 C.F.R.ss. 300.5 ("CERCLIS"), or on any similar state or local list or that is the subject of Federal, state or local enforcement actions or other investigations that may lead to Environmental Claims against the Borrower or any of its Subsidiaries, except to the extent any such listing, enforcement, action or other investigation could not reasonably be expected (either individually or in the aggregate) to have a Material Adverse Effect.

     (d) No Notifications or Listings. No oral or written notification of a Release of a Hazardous Material has been filed by or on behalf of the Borrower or any of its Subsidiaries and no site or facility now, to the Borrower's knowledge, or previously owned, operated or leased by the Borrower or any of its Subsidiaries is listed or proposed for listing on the NPL, CERCLIS or any similar state list of sites requiring investigation or clean-up that in any such case could reasonably be expected to result in remediation costs and fines that in the aggregate could reasonably be expected to have a Material Adverse Effect.

     (e) No Liens or Restrictions. No Liens have arisen under or pursuant to any Environmental Laws on any site or facility owned, operated or leased by the Borrower or any of its Subsidiaries, and no government action has been taken or is in process that could subject any such site or facility to such Liens and neither the Borrower nor any of its Subsidiaries would be required to place any notice or restriction relating to the presence of Hazardous Materials at any site or facility owned by it in any deed to the real Property on which such site or facility is located, except to the extent any such event or action could not (either individually or in the aggregate) reasonably be expected to have a Material Adverse Effect.

     (f) Full Disclosure. All environmental investigations, studies, audits, tests, reviews or other analyses conducted by or that are in the possession of the Borrower or any of its Subsidiaries in relation to facts, circumstances or conditions at or affecting any site or facility now or previously owned, operated or leased by the Borrower or any of its Subsidiaries and that could reasonably be expected to have a Material Adverse Effect have been made available to the Lenders.

                  SECTION 4.08. Compliance with Laws and Agreements. Each of the Borrower and its Subsidiaries is in compliance with all laws, regulations and orders of any Governmental Authority applicable to it or its Property and all indentures, agreements and other instruments binding upon it or its Property, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect. On the Execution Date and the Effective Date, no Default has occurred and is continuing.

                  SECTION 4.09. Investment and Holding Company Status. Neither the Borrower nor any of its Subsidiaries is (a) an "investment company" as defined in, or subject to regulation under, the Investment Borrower Act of 1940 or (b) a "holding company" as defined in, or subject to regulation under, the Public Utility Holding Company Act of 1935.

                  SECTION 4.10. Taxes. Each of the Borrower and its Subsidiaries has timely filed or caused to be filed all Tax returns and reports required to have been filed and has paid or caused to be paid all Taxes required to have been paid by it, except (a) Taxes that are being contested in good faith by appropriate proceedings and for which such Person has set aside on its books adequate reserves or (b) to the extent that the failure to do so could not reasonably be expected to have a Material Adverse Effect.

                  SECTION 4.11. ERISA. The Borrower and its ERISA Affiliates have fulfilled their respective obligations under the minimum funding standards of ERISA and the Code with respect to each Plan and are in compliance in all material respects with the presently applicable provisions of ERISA and the Code, and have not incurred any liability to the PBGC or any Plan or Multiemployer Plan (other than to make contributions, pay annual PBGC premiums or pay out benefits in the ordinary course of business).

                  SECTION 4.12. Disclosure. The Borrower has disclosed to the Lenders all agreements, instruments and corporate or other restrictions to which it or any of its Subsidiaries is subject, and all other matters known to it, that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect (for purposes of this Section 4.12, the definition of "Material Adverse Effect" shall include the Target and its Subsidiaries as Subsidiaries of the Borrower). None of the reports, financial statements, certificates or other information furnished by or on behalf of the Obligors to the Lenders in connection with the negotiation of this Agreement and the other Loan Documents or the Transactions delivered hereunder or thereunder (as modified or supplemented by other information so furnished) contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that, with respect to projected financial information, the Borrower represents only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time and does not omit information that would render such projections misleading in any material respect.

                  SECTION 4.13. Use of Credit. Neither the Borrower nor any of its Subsidiaries is engaged principally, or as one of its important activities, in the business of extending credit for the purpose, whether immediate, incidental or ultimate, of buying or carrying Margin Stock, and no part of the proceeds of any loan hereunder will be used to buy or carry any Margin Stock.

                  SECTION 4.14. Material Agreements and Liens.

     (a) Material Agreements. Part A of Schedule I is a complete and correct list of each credit agreement (other than the Credit Agreement), loan agreement, indenture, purchase agreement, guarantee, letter of credit or other arrangement providing for or otherwise relating to any Indebtedness or any extension of credit (or commitment for any extension of credit) to, or guarantee by, the Borrower or any of its Subsidiaries outstanding as of January 16, 2003, the aggregate principal or face amount of which equals or exceeds (or may equal or exceed) $10,000,000, and the aggregate principal or face amount outstanding or that may become outstanding under each such arrangement is correctly described in Part A of Schedule I.

     (b) Liens. Part B of Schedule I is a complete and correct list of each Lien securing Indebtedness of any Person outstanding as of January 16, 2003, the aggregate principal or face amount of which equals or exceeds (or may equal or exceed) $5,000,000 and covering any Property of the Borrower or any of its Subsidiaries, and the aggregate Indebtedness secured (or that may be secured) by each such Lien and the Property covered by each such Lien is correctly described in Part B of Schedule I.

                  SECTION 4.15. Capitalization. Except for conversion rights associated with the Borrower's Class B common stock, purchase rights and options associated with Stock Based Plans and as disclosed in Schedule IV, as of January 16, 2003 there are no outstanding Equity Rights with respect to the Borrower. As of January 16, 2003, except under Stock Based Plans, there are no outstanding obligations of the Borrower or any of its Subsidiaries to repurchase, redeem, or otherwise acquire any shares of capital stock of the Borrower nor are there any outstanding obligations of the Borrower or any of its Subsidiaries to make payments to any Person, such as "phantom stock" payments, where the amount thereof is calculated with reference to the fair market value or equity value of the Borrower or any Subsidiary. The Borrower has heretofore delivered to the Administrative Agent a complete and correct copy of each Stock Based Plans specified on
Schedule IV (as of January 16, 2003).

                  SECTION 4.16. Subsidiaries and Investments.

     (a) Subsidiaries. Set forth in Part A of Schedule III (subject to the footnotes therein) is a complete and correct list of all of the Subsidiaries of the Borrower as of the date hereof, together with, for each such Subsidiary, (i) the jurisdiction of organization of such Subsidiary, (ii) each Person holding ownership interests in such Subsidiary and (iii) the nature of the ownership interests held by each such Person and the percentage of ownership of such Subsidiary represented by such ownership interests. Except as disclosed in Part A of Schedule III, (x) each of the Borrower and its Subsidiaries owns, free and clear of Liens, and (except with respect to Joint Venture Entities) has the unencumbered right to vote, all outstanding ownership interests in each Person shown to be held by it in Part A of Schedule III, (y) all of the issued and outstanding capital stock of each such Person organized as a corporation is validly issued, fully paid and nonassessable and (z) there are no outstanding Equity Rights with respect to such Person (other than Joint Venture Entities).

     (b) Investments. Set forth in Part B of Schedule III is a complete and correct list of all Investments (other than Investments disclosed in Part A of Schedule III and other than Investments of the types referred to in clauses (b),
(c), (e) and (f) of Section 7.06 of the Credit Agreement) held by the Borrower or any of its Subsidiaries in any Person as of January 16, 2003 and, for each such Investment, (x) the identity of the Person or Persons holding such Investment and (y) the nature of such Investment. Except as disclosed in Part B of Schedule III, as of January 16, 2003 each of the Borrower and its Subsidiaries owns, free and clear of all Liens, all such Investments.

     (c) Restrictions on Subsidiaries. None of the Subsidiaries of the Borrower is, on the date hereof, or will be on the Effective Date, subject to any indenture, agreement, instrument or other arrangement of the type described in the first paragraph of Section 7.09 (and not permitted by clauses (a) through (d) of said paragraph).

                  SECTION 4.17. Solvency. The Borrower and the Guarantors, taken as a whole, are and immediately after the making of the Bridge Loans will be, Solvent.

                                   ARTICLE V

                                   CONDITIONS

                  SECTION 5.01. Effective Date. The obligations of the Lenders to make Bridge Loans hereunder shall not become effective until the date requested by Borrower pur-suant to paragraph (b) below; provided, that on such requested date each of the following conditions has been satisfied (or waived in accordance with Section 10.02):

     (a) Documents. The Administrative Agent shall have received each of the following documents, each of which shall be satisfactory to the Administrative Agent (and to the extent specified below, to each Lender) in form and substance:

          (i) Executed Counterparts. From each party hereto either (i) a counterpart of this Agreement signed on behalf of such party or (ii) written evidence satisfactory to the Administrative Agent (which may include telecopy transmission of a signed signature page to this Agreement) that such party has signed a counterpart of this Agreement.

          (ii) Opinions of Counsel to the Obligors. Favorable written opinions (addressed to the Administrative Agent and the Lenders and dated the Effective Date) of (x) Nixon Peabody LLP, U.S. counsel for the Obligors, in the form of Exhibit C-1, and covering such other customary matters relating to the Borrower, this Agreement or the Transactions as the Administrative Agent shall reasonably request, (y) McDermott,Will & Emery, U.K. counsel for the Obligors, in the form of Exhibit C-2, and covering such other customary matters relating to the Borrower and Canandaigua Limited as the Administrative Agent shall reasonably request (and each Obligor hereby instructs such counsel to deliver such opinions to the Lenders and the Administrative Agent) and (z) Clayton Utz, Australian counsel for certain of the Obligors, in the form of Exhibit C-3, and covering such other customary matters relating to Australian Acquisition Company 1 and Australian Acquisition Company 2 as the Administrative Agent shall reasonably request (and each such Obligor hereby instructs such counsel to deliver such opinions to the Lenders and the Administrative Agent).

          (iii) Opinion of Special New York Counsel to JPMorgan Chase. An opinion, dated the Effective Date, of Cahill Gordon & Reindel, special New York counsel to the Administrative Agent, in the form of Exhibit D (and JPMorgan Chase hereby instructs such counsel to deliver such opinion to the Lenders).

          (iv) Corporate Documents. Such documents and certificates as the Administrative Agent or its counsel may reasonably request relating to the organization, existence and good standing of each Obligor and the authorization of the Transactions and any other legal matters relating to the Obligors, this Agreement or the Transactions, all in form and substance reasonably satisfactory to the Administrative Agent and its counsel (it being understood in respect of any Obligor that documents and certificates in substantially similar forms to documents and certificates delivered in respect of such Obligor under the Existing Credit Agreement shall be deemed to be reasonably satisfactory for purposes of this clause (iv)).

          (v) Officer's Certificate. A certificate in the form of Exhibit H, dated the Effective Date and signed by the President, a Vice President or a Financial Officer of the Borrower, confirming compliance with Section 5.01(b), (c), (d) and (e).

          (vi) Target Acquisition Documents. Copies of the Target Acquisition Documents, and of all other documents and materials filed or released publicly by the Borrower in connection with the Target Acquisition, certified as true, correct and complete copies thereof as of the Effective Date by the President, a Vice President or a Financial Officer of the Borrower.

          (vii) Credit Agreement. Evidence that the Credit Agreement is in full force and effect.

          (viii) Amendments to Implementation Deed. Evidence that the Borrower has not (x) entered into, or consented to, whether directly or indirectly, any Material Lender Provision Amendment or (y) exercised its discretion in relation to the provision of consent to a "BRL Hardy Prescribed Occurrence" (as defined in the Implementation Deed) where such BRL Hardy Prescribed Occurrence is reasonably likely to result in a "BRL Hardy Material Adverse Change" (as defined in the Implementation Deed), in either case, between the date of this Agreement and the Effective Date without the prior written consent of the Administrative Agent acting with the consent of the Required Lenders or (z) entered into the Implementation Deed in a form materially different from the version of the Implementation Deed attached hereto as
     Exhibit I without the prior written consent of the Required Lenders (such consent not to be unreasonably withheld);

          (ix) Amendments to the Legal and Compliance Report After Signing. The Administrative Agent (acting at the instruction of the Required Lenders) shall not have advised the Borrower in writing by the expiry of 5 Business Days from the date that the Borrower provides the Administrative Agent with a certified copy of the Legal and Compliance Report under section 6.01(h) that it has an objection to any matter not contained in the version of the Legal and Compliance Report annexed as Exhibit J to this Agreement which in the reasonable opinion of the Required Lenders could reasonably be expected to have a material adverse effect on the business, assets, operations or condition, financial or otherwise, of the Target and its Subsidiaries taken as a whole; and

          (x) Other Documents. Such other documents as the Administrative Agent or any Lender or special New York counsel to JPMorgan Chase may reasonably request;

     (b) the Borrower shall have notified the Administrative Agent of a requested Effective Date under this Agreement and certified to the Administrative Agent that such requested Effective Date is the first date on which an application is to be made to the Supreme Court of South Australia for an order approving the "Share Scheme" (as defined in the Implementation Deed);

     (c) the representations and warranties of the Borrower set forth in Sections 4.01, 4.02, 4.03, 4.04(a), 4.05, 4.06(a)(ii), 4.07(f), 4.08, 4.09,
4.10, 4.11, 4.12, 4.13, 4.14, 4.15 and 4.16 of this Agreement, (but as to representations and warranties set forth in Sections 4.14 and 4.16 in all material respects), shall be true and correct on and as of the Effective Date (or, if any such representation or warranty is expressly stated to have been made as of a specific date, as of such specific date);

     (d) no Default shall have occurred and be continuing on the Effective Date under clause (a), (b), (c)(ii), (d), (g), (h), (i), (j) (insofar as it relates to the representations made on the Effective Date) or (k) of Article VIII; and no Default shall have occurred and be continuing on the Effective Date under paragraph (c)(i) of Article VIII (including after assuming Article VII has been effective since the date of this Agreement) to the extent such Default occurred due to the Borrower's failure to observe or perform any covenant, condition or agreement specified in Section 6.01(f) or (g), 6.11 or 6.12; and no Event of Default shall have occurred and be continuing on the Effective Date under paragraph (c)(i) of Article VIII (including after assuming Article VII has been effective since the date of this Agreement) to the extent such Default occurred due to the Borrower's failure to observe or perform any covenant, condition or agreement contained in this Agreement (assuming for this purpose that the 30 day period specified in said clause (c)(i) is 10 days);

     (e) prior to and during the syndication of the credit facilities evidenced by this Agreement there shall be no offering, placement or arrangement of any debt securities or bank financing (other than the Credit Agreement) by or on behalf of the Borrower or the Target or any Affiliate thereof in competition with the credit facilities evidenced hereby, and the Administrative Agent shall have received a written certificate from an officer of the Borrower to such effect;

     (f) the Borrower shall not have received written notice (together with a reasonably detailed description thereof) from any Initial Lender prior to 8 a.m. (Adelaide, Australia time) on the Approval Date to the effect that there shall have occurred a material disruption of or material adverse change in the financial, banking or capital market conditions that, in the reasonable judgment of such Initial Lender, has materially impaired the syndication of the credit facilities evidenced by this Agreement; and

     (g) the Borrower shall not have received written notice (together with a reasonably detailed description thereof) from any Initial Lender prior to 8 a.m. (Adelaide, Australia time) on the Approval Date to the effect that, since February 28, 2002, there has been a material adverse change in the business, assets, operations or condition, financial or otherwise, of the Borrower and its Subsidiaries (for the purposes of this paragraph (g), the definition of "Material Adverse Effect" shall include the Target and its Subsidiaries as Subsidiaries of the Borrower).

                  The obligation of any Lender to make a Bridge Loan hereunder is also subject to the payment by the Borrower of such fees as the Borrower shall have agreed to pay to any Lender or the Administrative Agent in connection herewith, including the reasonable fees and expenses of Cahill Gordon & Reindel, special New York counsel to JPMorgan Chase, in connection with the negotiation, preparation, execution and delivery of this Agreement and the other Loan Documents and the extensions of credit hereunder (to the extent that statements for such fees and expenses have been delivered to the Borrower).

                  The Administrative Agent shall notify the Borrower and the Lenders of the Effective Date, and such notice shall be conclusive and binding. Notwithstanding the foregoing, the obligations of the Lenders to make Loans hereunder shall not become effective and the Commitments shall terminate unless each of the foregoing conditions is satisfied (or waived pursuant to Section 10.02) on or prior to 3:00 p.m., New York City time, on April 30, 2003 (and, in the event such conditions are not so satisfied or waived, the Commitments shall terminate at such time).

                  SECTION 5.02. Borrowing to Consummate Target Acquisition. The obligations of the Lenders to make the Bridge Loans the proceeds of which are to be applied to finance the Target Acquisition shall be subject to the satisfaction (or waiver in accordance with Section 10.02) of the following conditions precedent on the date of the making of such Bridge Loans:

     (a) the Administrative Agent shall have received evidence satisfactory to it that the principal of and interest on, and all other amounts owing in respect of, the Indebtedness outstanding under the Existing Credit Agreement and the Target Credit Facilities shall have been (or shall, in the case of the Target Credit Facilities, be simultaneously) paid in full, that any commitments to extend credit under the agreements or instruments relating to such Indebtedness shall have been canceled or terminated and that all Guarantees in respect of, and all Liens securing, any such Indebtedness shall have been released (or arrangements for such release reasonably satisfactory to the Required Lenders shall have been made);

     (b) the Administrative Agent shall have received each of the following documents, each of which shall be satisfactory to the Administrative Agent (and to the extent specified below, to each Lender) in form and substance:

          (i) a certificate of the President, a Vice President or a Financial Officer of the Borrower addressed to the Administrative Agent and the Lenders certifying that, to his or her knowledge, all conditions precedent to Section 4.1 of the Implementation Deed have been satisfied, except for
     (i) the waiver by the Target of clauses 4.1(j) and/or (k) thereof, or clauses 4.1(j) and (k) thereof cease to have effect pursuant to clause 4.6 of the Implementation Deed, (ii) the waiver by the Borrower and, as required, the Target of any of the conditions in clauses (a), (b), (c),
     (l), (m), (n) and (o) of said Section 4.1, (iii) waiver by the Borrower of clauses 4.1(e) and/or (f) thereof (provided that the certificate is provided in accordance with Section 5.02(b)(iv) of this Agreement) or clauses 4.1(e) and (f) thereof cease to have effect pursuant to clause 4.6 of the Implementation Deed and (iv) with the prior written consent of the Required Lenders (which shall not be unreasonably withheld or delayed and which shall be required only where the event which is the subject of the waiver is reasonably likely to result in a BRL Hardy Material Adverse Change (as defined in the Implementation Deed), the waiver by the Borrower of clauses 4.1(g), (h) or (i) of the Implementation Deed, together with certified copies of each of the documents delivered under said Section 4.1;

          (ii) a copy of the court orders approving the Target Acquisition in accordance with Section 411(4) of the Corporations Act (bearing an acknowledgement of receipt by the Australian Securities and Investment Commission) and certified by Clayton Utz;

          (iii) a certificate signed by Clayton Utz stating that an office copy of the court orders referred to in clause (ii) above has been lodged with the Australian Securities and Investment Commission;

          (iv) a certificate of the President, Vice President or a Financial Officer of the Borrower certifying:

                         (x) that all necessary actions have been taken and all
                    legal requirements satisfied to permit the valid issue of the Borrower Shares and Borrower CDIs to satisfy that part of the consideration payable by the Borrower in Borrower Shares or Borrower CDIs pursuant to the orders of the South Australian Supreme Court approving the Share Scheme (as defined in the Implementation Deed) and the number of such Borrower Shares and Borrower CDIs and that there is existing no judgment, injunction or other order which would prevent such issue; or

                         (y) that the Borrower will not use Borrower Shares or
                    Borrower CDIs to satisfy that part of the consideration payable by the Borrower in Borrower Shares or Borrower CDIs, and specifying the amount (if any) to be drawn pursuant to this Agreement;

     in either case to ensure to the reasonable satisfaction of the Administrative Agent that the full consideration payable by the Borrower pursuant to the orders of the South Australian Supreme Court approving the Share Scheme (as defined in the Implementation Deed) will be satisfied;

          (v) evidence that the following steps have taken place: (w) delivery of a transfer or transfers in respect of all of the shares in the Target to Computershare Investor Services Pty Limited ACN 078 279 277 ("Compushare") in a form approved by the Administrative Agent, acting reasonably; (x) confirmation of registration of the transfer or transfers by Compushare by the issuing of an issuer-sponsored holding statement in the name of Australian Acquisition Company 2 for all of the shares of the Target as evidence that all of the shares of the Target have been validly and effectively transferred to Australian Acquisition Company 2; (y) establishment by Borrower (or another Obligor designated by Borrower) of an Australian dollar denominated account (the "Australian Account") with and in the name of a bank (the "Account Bank") that is an affiliate of Citibank, N.A., located in Australia; and (z) the execution and delivery of an agreement in form and substance reasonably satisfactory to the Administrative Agent among, inter alia, the Account Bank and the Borrower (or such other Obligor), which agreement shall provide the mechanism and procedures for the payment of funds from the Australian Account to Target shareholders (by issuance of checks drawn on the Australian Account or by such other means as may be reasonably acceptable to the Administrative Agent);

          (vi) prior to the time of delivery of a transfer or transfers in respect of all of the shares in the Target to Compushare, evidence that the Borrower has established a share register in the Australian Capital Territory and has done everything required (including giving all necessary notices) to ensure that after registration of the transfer or transfers, all of the shares in the Target will be on that share register; and

          (vii) a certificate of the President, Vice President or a Financial Officer of the Borrower certifying the Cash Consideration in respect of the Target Acquisition and the aggregate amount of Indebtedness owing under the Target Credit Facilities and the amount of proceeds of the Credit Agreement and the amount of Indebtedness incurred under this Agreement, that the Borrower intends to apply to pay such Cash Consideration and Indebtedness;

     (c) the representations and warranties of the Borrower set forth in Sections 4.01, 4.02, 4.03, 4.04(a), 4.05, 4.06(a)(ii), 4.07(f), 4.08, 4.09,
4.10, 4.11, 4.12, 4.13, 4.14, 4.15 and 4.16 of this Agreement (but as to representations and warranties set forth in Sections 4.14 and 4.16, in all material respects), and of each Obligor in each of the other Loan Documents to which it is a party (but as to such other Loan Documents, in all material respects), shall be true and correct on and as of such date (or, if any such representation or warranty is expressly stated to have been made as of a specific date, as of such specific date);

     (d) no Default shall have occurred and be continuing on such date under clause (a), (b), (c)(ii), (d), (g), (h), (i), (j) (insofar as it relates to the representations made on the Effective Date) or (k) of Article VIII; and no Default shall have occurred and be continuing on such date under paragraph
(c)(i) of Article VIII to the extent such Default occurred due to the Borrower's failure to observe or perform any covenant, condition or agreement specified in
Section 6.01(f), 6.01(g), 6.02(a) 6.03, 6.04, 6.05, 6.06, 6.07, 6.08, 6.11 or
6.12; and no Event of Default shall have occurred and be continuing on such date under paragraph (c)(i) of Article VIII to the extent such Default occurred due to the Borrower's failure to observe or perform any covenant, condition or agreement contained in this Agreement (assuming for this purpose that the 30 day period specified in said clause (c)(i) is 10 days);

     (e) such date shall be on or after the "Effective Date" (as defined in the Implementation Deed);

     (f) if the "Effective Date" (as defined in the Implementation Deed) has not occurred by 7 p.m. (Adelaide, Australia time) on the 10th Business Day following the Approval Date, the Borrower shall not have received written notice (together with a reasonably detailed description thereof) from any Initial Lender prior to 8 a.m. (Adelaide, Australia time) on the Second Court Date to the effect that there shall have occurred a material disruption of or material adverse change in the financial, banking or capital market conditions that, in the reasonable judgment of such Initial Lender, has materially impaired the syndication of the credit facilities evidenced by this Agreement; and

     (g) if the "Effective Date" (as defined in the Implementation Deed) has not occurred by 7 p.m. (Adelaide, Australia time) on the 10th Business Day following the Approval Date, the Borrower shall not have received written notice (together with a reasonably detailed description thereof) from any Initial Lender prior to 8 a.m. (Adelaide, Australia time) on the Second Court Date to the effect that, since February 28, 2002, there has been a material adverse change in the business, assets, operations or condition, financial or otherwise, of the Borrower and its Subsidiaries (for the purpose of this paragraph (f), the definition of "Material Adverse Effect" shall include the Target and its Subsidiaries as Subsidiaries of the Borrower); and

     (h) prior to or simultaneously with any funding hereunder, all of the term loans under the Credit Agreement shall have been funded;

provided, however, that the conditions in Section 5.02(c), (d), (e) and (f) shall be deemed satisfied at the time that Borrower shall have borrowed the full amount of the term loans under the Credit Agreement.

                  The Administrative Agent shall notify the Borrower and the Lenders of the satisfaction (or waiver in accordance with Section 10.02) of the conditions specified in this Section 5.02, and such notice shall be conclusive and binding. Anything herein to the contrary notwithstanding, (a) the aggregate amount of Bridge Loans the proceeds of which are to be applied to finance the Target Acquisition that may be borrowed pursuant to this Section 5.02 may not exceed (together with the full amount of the term loans borrowed under the Credit Agreement) the aggregate amount of the Cash Consideration in respect of the Target Acquisition and all Indebtedness owing under the Target Credit Facilities and the Existing Credit Facilities and (b) the obligations of the Lenders to make Bridge Loans as provided in this Section 5.02 shall not become effective and the Commitments shall terminate unless each of the foregoing conditions is satisfied (or waived pursuant to Section 10.02) on or prior to 3:00 p.m., New York City time, on April 30, 2003.

                  The Borrowing of Bridge Loans the proceeds of which will be used to finance the Target Acquisition shall be deemed to constitute a representation and warranty by the Borrower on the date thereof as to the matters specified in the clauses (c) and (d) of this Section.

                  SECTION 5.03. Conditions to Term Loans. The obligations of the Lenders to make the Term Loans on the Initial Maturity Date are subject to the prior or concurrent satisfaction or waiver of the following conditions precedent:

               (A) Notice of Conversion. The Administrative Agent shall have received in accordance with the provisions of subsection 2.02(b) an originally executed Notice of Conversion.

               (B) No Event of Default or Payment Default; No Acceleration. No Event of Default shall have occurred and be continuing under subsections 8.01(a) and (b) (in respect of principal or interest), 8.01(d) or 8.01(f), and neither the Borrower nor any Restricted Subsidiary shall be subject to any proceeding of the kind described in subsection 8.01(h) or (i), and the Bridge Loans shall not have been accelerated in accordance with the terms of Section 8.01.

               (C) Forms of Exchange Note Indenture and Exchange Note Registration Rights Agreement. On or prior to the Initial Maturity Date, the Administrative Agent shall have received forms of an Exchange Note Indenture and Exchange Note Registration Rights Agreement reasonably satisfactory in form and substance to the Administrative Agent.

                                   ARTICLE VI

                              AFFIRMATIVE COVENANTS

                  From and after the Effective Date (except for Sections 6.01(f) and (g), 6.11 and 6.12, which shall apply from the date hereof) and until the Commitments have expired or been terminated and the principal of and interest on each Loan and all fees payable hereunder shall have been paid in full, the Borrower covenants and agrees with the Lenders that:

                  SECTION 6.01. Financial Statements and Other Information. The Borrower will furnish to the Administrative Agent and each Lender:

     (a) within 100 days after the end of each fiscal year of the Borrower (or ten (10) days after such shorter period as may be required for filing the Borrower's Annual Report on Form 10-K with the Securities and Exchange Commission), the audited consolidated balance sheet and related statements of operations, stockholders' equity and cash flows of the Borrower and its Consolidated Subsidiaries as of the end of and for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, all reported on by KPMG LLP or other independent public accountants of recognized national standing (without a "going concern" or like qualification or exception and without any qualification or exception as to the scope of such audit) to the effect that such consolidated financial statements present fairly in all material respects the financial condition and results of operations of the Borrower and its Consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied;

     (b) within 55 days after the end of each of the first three fiscal quarters of each fiscal year of the Borrower (or ten (10) days after such shorter period as may be required for filing the Borrower's Quarterly Report on Form 10-Q with the Securities and Exchange Commission), the consolidated balance sheet and related statements of operations and cash flows of the Borrower and its Consolidated Subsidiaries as of the end of and for such fiscal quarter (for the statement of operations only) and the then elapsed portion of the fiscal year, setting forth in each case in comparative form the figures for the corresponding period or periods of the previous fiscal year (or, in the case of the balance sheet, as of the end of the previous fiscal year), all certified by a Financial Officer of the Borrower as presenting fairly in all material respects the financial condition and results of operations of the Borrower and its Consolidated Sub-sidiaries on a consolidated basis in accordance with GAAP consistently applied, subject to normal year-end audit adjustments and the absence of footnotes;

     (c) concurrently with any delivery of financial statements under clause (a) or (b) of this Section, a certificate of a Financial Officer of the Borrower (i) certifying as to whether a Default has occurred and, if a Default has occurred, specifying the details thereof and any action taken or proposed to be taken with respect thereto and (ii) stating whether any change in GAAP or in the application thereof has occurred since the date of the audited financial statements referred to in Section 4.04 and, if any such change has occurred, specifying the effect of such change on the financial statements accompanying such certificate;

     (d) concurrently with any delivery of financial statements under clause (a) of this Section, a certificate of the accounting firm that reported on such financial statements stating whether they obtained knowledge during the course of their examination of such financial statements of any Default (which certificate may be limited to the extent required by accounting rules or guidelines);

     (e) promptly after the same become publicly available, copies of all periodic and other reports, proxy statements and other materials filed by the Borrower or any of its Subsidiaries with the Securities and Exchange Commission, or any Governmental Authority succeeding to any or all of the functions of said Commission, or with any national securities exchange, or distributed by the Borrower to its shareholders generally or to holders of other unsecured Indebtedness of the Borrower generally, as the case may be;

     (f) promptly after the same becomes available, copies of (i) the consolidated balance sheet, statement of income and statement of cash flows of the Target as of and for the nine-month period ended November 30, 2002 (with a reconciliation to GAAP for any material discrepancies), and (ii) the Appendix 4B (and any replacement thereof) of the ASX Listing Rules in respect of the Target for the year ended December 31, 2002 and copies of the audited accounts on which that Appendix 4B is based;

     (g) promptly after the same becomes available, copies of the pro forma consolidated balance sheet, statement of income and statement of cash flows of the Borrower (including of the Target and its Subsidiaries) as of and for the nine-month period ended November 30, 2002 and based on estimates with respect to the Target as at November 30, 2002 prepared under the assumption that the Target Acquisition had been consummated on March 1, 2002;

     (h) promptly after the same becomes available, a certified copy of any Legal and Compliance Report received by the Borrower under the Implementation Deed, any other document or information received by the Borrower that qualifies the repre-sentations and warranties made by the Target or any of its Related Parties under the Implementation Deed and any further or new information received by the Borrower under clause 1.2(d) of Schedule 1 of the Implementation Deed; and

     (i) promptly following any request therefor, such other information (including without limitation information regarding the operations, business affairs and financial condition) of the Borrower or any of its Subsidiaries, or compliance with the terms of this Agreement and the other Loan Documents, as the Administrative Agent or any Lender may reasonably request.

                  SECTION 6.02. Notices of Material Events. The Borrower will furnish to the Administrative Agent and each Lender prompt written notice of the following:

     (a) the occurrence of any Default;

     (b) the filing or commencement of any action, suit or proceeding by or before any arbitrator or Governmental Authority against or affecting the Borrower or any of its Affiliates that, if adversely determined, could reasonably be expected to result in a Material Adverse Effect;

     (c) the occurrence of any ERISA Event that, alone or together with any other ERISA Events that have occurred, could reasonably be expected to result in liability of the Borrower and its Subsidiaries in an aggregate amount exceeding $2,500,000;

     (d) the assertion of any Environmental Claim by any Person against, or with respect to the activities of, the Borrower or any of its Subsidiaries and any alleged violation of or non-compliance with any Environmental Laws or any permits, licenses or authorizations, other than any Environmental Claim or alleged violation that, if adversely determined, could not (either individually or in the aggregate) reasonably be expected to have a Material Adverse Effect;

     (e) the downgrading of the published rating of the senior secured bank debt of the Borrower by Moody's or Standard & Poor's to below "Ba2" or "BB", respectively, or the withdrawal of such published rating by Moody's or Standard & Poor's; and

     (f) any other development that results in, or could reasonably be expected to result in, a Material Adverse Effect.

Each notice delivered under this Section shall be accompanied by a statement of a Financial Officer or other executive officer of the Borrower setting forth the details of the event or de-velopment requiring such notice and any action taken or proposed to be taken with respect thereto.

                  SECTION 6.03. Existence; Conduct of Business. Except as otherwise expressly permitted hereunder, the Borrower will, and will cause each of its Subsidiaries to, do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence and the rights, licenses, permits, privileges and franchises relating to the conduct of its business (except where the failure to do so (in each case other than with respect to the existence of the Borrower), individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect); provided that the foregoing shall not prohibit any merger, consolidation, liquidation or dissolution permitted under Section 7.03.

                  SECTION 6.04. Payment of Obligations. The Borrower will, and will cause each of its Subsidiaries to, pay its obligations, including Tax liabilities, that, if not paid, could reasonably be expected to have a Material Adverse Effect before the same shall become delinquent or in default, except where (a) the validity or amount thereof is being contested in good faith by appropriate proceedings, (b) the Borrower or such Subsidiary has set aside on its books adequate reserves with respect thereto in accordance with GAAP and (c) the failure to make payment pending such contest could not reasonably be expected to have a Material Adverse Effect.

                  SECTION 6.05. Maintenance of Properties; Insurance. The Borrower will, and will cause each of its Subsidiaries to, (a) keep and maintain all Property relating to the conduct of its business in good working order and condition, ordinary wear and tear excepted (except where the failure to do so, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect and except for Asset Sales permitted by Section 7.04), and (b) maintain, with financially sound and reputable insurance companies, insurance in such amounts and against such risks as are customarily maintained by companies engaged in the same or similar businesses operating in the same or similar locations.

                  SECTION 6.06. Books and Records; Inspection Rights. The Borrower will, and will cause each of its Subsidiaries to, keep proper books of record and account in which full, true and correct entries are made of all dealings and transactions in relation to its business and activities. The Borrower will, and will cause each of its Subsidiaries to, permit any representatives designated by the Administrative Agent or any Lender, upon reasonable prior notice, to visit and inspect its properties, to examine and make extracts from its books and records, and to discuss its affairs, finances and condition with its officers and independent accountants, all at such reasonable times and as often as reasonably requested.

                  SECTION 6.07. Compliance with Laws. The Borrower will, and will cause each of its Subsidiaries to, comply with all laws, rules, regulations and orders of any Governmental Authority applicable to it or its Property, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

                  SECTION 6.08. Use of Proceeds. The proceeds of the Bridge Loans will be used solely to finance the Target Acquisition on the Funding Date. No part of the proceeds of any Loan will be used, whether directly or indirectly, for any purpose that entails a violation of any of the Regulations of the Board, including Regulations U and X.

                  SECTION 6.09. Take-Out Financing (a) The Borrower shall (i) not later than July 15, 2003, file a registration statement under the Securities Act and/or provide a prospectus that may be used under an effective registration statement with respect to an offering and sale of equity securities and (ii) if the Loans shall not have been refinanced in full by the 120th day after the Funding Date, prepare and deliver to the Take-Out Banks an offering memorandum for a private placement through resale pursuant to Rule 144A of, or file a registration statement and/or provide a prospectus that may be used under an effective registration statement under the Securities Act with respect to an offering and sale of, debt securities (any such Offering under this Section 6.09, an "Offering"), in each case in form and substance reasonably satisfactory to the Take-Out Banks, for the purpose of, and yielding net proceeds in an amount sufficient in the aggregate with all other Offerings to, refinance in full outstanding Bridge Loans (such securities issued under this Section 6.09, "Take-Out Securities") and to consummate such Offering as soon as practicable thereafter. Except as provided in the Fee Letter with respect to an Offering that constitutes a Securities Demand (as defined in the Fee Letter), such Offering shall be on such terms and conditions as the Take-Out Banks and the Borrower mutually agree in light of then prevailing circumstances and market conditions and the financial condition and prospects of Borrower and its Subsidiaries at the time of sale. If any Take-Out Securities are issued in a transaction not registered under the Securities Act, all such securities shall be entitled to the benefit of a registration rights agreement to be entered into by the Borrower and any other obligor in customary form reasonably acceptable to the Take-Out Banks (which shall include provisions for a customary registered exchange offer with respect to any such securities).

     (b) In connection with the foregoing, the Borrower shall:

          (i) cooperate with the Take-Out Banks in the completion of the preparation of any registration statement, prospectus or private placement memorandum relating to the Offering and other marketing materials to be used in connection with the syndication of the Take-Out Securities;

          (ii) assist the Take-Out Banks in connection with the marketing of the Offering (including reasonably promptly providing to the Take-Out Banks any information reasonably requested to effect the issue and sale of the Offering and making available senior management of the Borrower for related due diligence meetings, rating agency presentations, "road show" presentations and other investor meetings);

          (iii) provide or make available all information and other assistance reasonably requested by the Take-Out Banks and their counsel in connection with their due diligence;

          (iv) if the Take-Out Securities are debt Securities, use its commercially reasonably efforts to achieve ratings of the Take-Out Securities from rating agencies acceptable to the Take-Out Banks in a time frame acceptable to the Take-Out Banks;

          (v) if required, make appropriate filings under the "blue sky" laws of such jurisdictions as the Take-Out Banks reasonably determine and pay the reasonable fees and expenses of counsel to the Take-Out Banks in connection therewith; provided that the Borrower shall not be required to subject itself to material taxation in any state where it would not otherwise be so subject;

          (vi) in the event that the Take-Out Banks determine to proceed with an offering of the Take-Out Securities registered under the Securities Act, and, if necessary, engage a "qualified independent underwriter" (as defined in the Conduct Rules of the National Association of Securities Dealers, Inc.) reasonably satisfactory to the Take-Out Banks and the Borrower and pay all reasonable costs and expenses in connection therewith; and

          (vii) provide such other cooperation, assistance and information as is customarily provided by issuers in connection with the private placement and/or public sale of securities.

     (c) After a full marketing of the Take-Out Securities, if and when requested by the Take-Out Banks after consultation with the Borrower, the Borrower shall:

          (i) execute a purchase or underwriting agreement with the Take-Out Banks relating to the issuance and sale of the Take-Out Securities, which shall contain covenants, representations and warranties, indemnities, conditions (including delivery of legal opinions, officers' certificates and auditors' comfort letters) and other provisions customary for such financing for the Take-Out Banks and be in form and substance reasonably satisfactory to the Take-Out Banks and the Borrower;

          (ii) if the Take-Out Securities are offered in an Offering pursuant to Rule 144A, execute a registration rights agreement with the Take-Out Banks, which shall be in customary form for such financings for the Take-Out Banks and be in form and substance reasonably satisfactory to the Take-Out Banks and the Borrower; and

          (iii) use the proceeds from the issuance and sale of Take-Out Securities first to repay all outstanding Bridge Loans, including all interest thereon, and to pay all fees, expenses, commissions and all other amounts payable under the Loan Documents.

                  SECTION 6.10. Other Debt Securities. If Borrower shall have issued debt securities in the public or private placement markets at any time prior to the Initial Maturity Date that have covenants or events of default more favorable to the purchasers thereof than those contained in this Agreement that apply to Term Loans that are not Prepayable Term Loans, then this Agreement shall be deemed modified to reflect such more favorable covenants and events of defaults that apply to Term Loans that are not Prepayable Term Loans, and, if requested by the Administrative Agent, Borrower and the Guarantors shall enter into an amendment to this Agreement in form and substance satisfactory to the Administrative Agent to reflect such modifications.

                  SECTION 6.11. Target Acquisition.

     (a) Conduct of Target Acquisition. In connection with the Target Acquisition, the Borrower will:

          (i) comply in all material respects with all applicable laws and regulations relevant in the context of the Target Acquisition;

          (ii) provide the Administrative Agent with such information regarding the progress of the Target Acquisition as it may reasonably request or that is publicly available;

          (iii) provide the Administrative Agent and its counsel with all information reasonably requested by either of them in any due diligence inquiry with respect to the Target prior to the date of the Scheme Meetings (as defined in the Implementation Deed);

          (iv) not issue any press release or make any statement during the course of the Target Acquisition that contains any information or statement concerning this Agreement or the Lenders without first obtaining the prior approval of the information or statement from the Administrative Agent or the Required Lenders;

          (v) ensure that all of its obligations in connection with the Target Acquisition are complied with and performed in all material respects; and

          (vi) promptly upon registration by the Australian Securities and Investments Commission provide the Administrative Agent and the Lenders with a certified copy of the document described as "Scheme Booklet" to be prepared by the Target and to be sent to the shareholders and optionholders of the Target, and ensure that such "Scheme Booklet" is consistent with the matters set forth in the Target Acquisition Documents.

     (b) Implementation Deed. The Borrower will:

          (i) not enter into, or consent to, any Material Lender Provision Amendment or exercise its discretion in relation to the provision of consent to a "BRL Hardy Prescribed Occurrence" (as defined in the Implementation Deed) where such BRL Hardy Prescribed Occurrence is reasonably likely to result in a BRL Hardy Material Adverse Change (as defined in the Implementation Deed); and

          (ii) promptly notify the Administrative Agent in writing if it becomes aware of any proposal described in sub-paragraph (i) and seek the prior written approval of the Required Lenders thereto.

     (c) Conditions Under Implementation Deed. The Borrower must:

          (i) keep the Administrative Agent promptly and reasonably informed of the steps the parties to the Implementation Deed have taken and of their progress towards satisfaction of the conditions precedent set out in clause
     4.1 of the Implementation Deed.

          (ii) promptly notify the Administrative Agent in writing if it becomes aware that any condition precedent set out in clause 4.1 of the Implementation Deed has been satisfied or has become incapable of being satisfied; and.

          (iii) to the extent that it wishes to exercise any waiver under clause
     4.2 of the Implementation Deed, and the exercise of such right requires the prior written approval of the Administrative Agent acting with the consent of the Required Lenders under Section 5.02(b)(i) of this Agreement, promptly notify the Administrative Agent in writing of this fact and seek such prior written approval of the Administrative Agent to such waiver.

                  SECTION 6.12. Syndication Letter. The Borrower will comply with its obligations under the Syndication Letter and the fee letters referred to therein.

                                  ARTICLE VII

                               NEGATIVE COVENANTS

                  Borrower covenants and agrees that from and after the Effective Date and the issuance of the Loans and the Notes until the satisfaction in full of the Loans and the Notes and all other Obligations due under this Agreement, Borrower shall and shall cause each of its

Restricted Subsidiaries to, fully and timely perform all covenants in this
Article VII required to be performed by any of them.

                  SECTION 7.01. Limitation on Indebtedness. (a) The Borrower will not, and will not permit any of its Restricted Subsidiaries to, Incur any Indebtedness (including any Acquired Indebtedness), except that the Borrower and any Guarantor may Incur Indebtedness (including any Acquired Indebtedness) and any Restricted Subsidiary that is not a Guarantor may Incur Acquired Indebtedness if, in each case, the Consolidated Fixed Charge Coverage Ratio for the Borrower for the four full fiscal quarters immediately preceding the Incurrence of such Indebtedness taken as one period (and after giving pro forma effect to (i) the Incurrence of such Indebtedness and (if applicable) the application of the net proceeds therefrom, including to refinance other Indebtedness, as if such Indebtedness was Incurred, and the application of such proceeds occurred, at the beginning of such four-quarter period; (ii) the Incurrence, repayment or retirement of any other Indebtedness by the Borrower and its Restricted Subsidiaries since the first day of such four-quarter period as if such Indebtedness was Incurred, repaid or retired at the beginning of such four-quarter period (except that, in making such computation, the amount of Indebtedness under any revolving credit facility shall be computed based upon the average daily balance of such Indebtedness during such four-quarter period);
(iii) in the case of Acquired Indebtedness, the related acquisition as if such acquisition occurred at the beginning of such four-quarter period; and (iv) any acquisition or disposition by the Borrower and its Restricted Subsidiaries of any company or any business or any assets out of the ordinary course of business, whether by merger, stock purchase or sale or asset purchase or sale, or any related repayment of Indebtedness, in each case since the first day of such four-quarter period, assuming such acquisition or disposition had been consummated on the first day of such four-quarter period) is equal to at least 2.00:1.00.

     (b) The foregoing limitation will not apply to the Incurrence of any of the following (collectively "Permitted Indebtedness"):

          (i) Indebtedness of the Borrower and any Restricted Subsidiary under the Credit Agreement in an aggregate principal amount at any one time outstanding not to exceed an amount equal to the greater of (x) $1,600,000,000, minus the amount of any repayment of such Indebtedness under the Credit Agreement pursuant to Section 7.04, and (y) the Borrowing Base;

          (ii) Indebtedness of the Borrower pursuant to the Loans and the Notes and any Exchange Notes and/or Take-Out Securities that refinance or replace any portion of the Loans and the Notes and other Indebtedness of the Borrower and its Restricted Subsidiaries outstanding on the date of this Agreement (other than Indebtedness under the Credit Agreement);

          (iii) Indebtedness of any Guarantor pursuant to a Guarantee;

          (iv) Indebtedness of the Borrower owing to a Restricted Subsidiary; provided that any Indebtedness of the Borrower owing to a Restricted Subsidiary that is not a Guarantor is made pursuant to an intercompany note in the form attached to this Agreement as Exhibit G and is subordinated in right of payment from and after such time as the Loans and the Notes shall become due and payable (whether at Stated Maturity, acceleration or otherwise) to the payment and performance of the Borrower's obligations under the Loans and the Notes; provided, further, that any disposition, pledge or transfer of any such Indebtedness to a Person (other than a disposition, pledge or transfer to a Restricted Subsidiary or a pledge to or for the benefit of the lenders under the Credit Agreement) shall be deemed to be an Incurrence of such Indebtedness by the obligor not permitted by this clause (iv);

          (v) Indebtedness of a Restricted Subsidiary owing to the Borrower or a Wholly-Owned Restricted Subsidiary; provided that, with respect to Indebtedness owing to a Wholly-Owned Restricted Subsidiary that is not a Guarantor, (x) any such Indebtedness is made pursuant to an intercompany note in the form attached to this Agreement as Exhibit G and (y) any such Indebtedness shall be subordinated in right of payment from and after such time as the obligations under the Guarantee by such Wholly-Owned Restricted Subsidiary shall become due and payable to the payment and performance of such Wholly-Owned Restricted Subsidiary's obligations under its Guarantee; provided, further, that (a) any disposition, pledge or transfer of any such Indebtedness to a Person (other than a disposition, pledge or transfer to the Borrower or a Restricted Subsidiary or a pledge to or for the benefit of the lenders under the Credit Agreement) shall be deemed to be an Incurrence of such Indebtedness by the obligor not permitted by this clause
     (v), and (b) any transaction pursuant to which any Restricted Subsidiary which has Indebtedness owing to the Borrower or any other Restricted Subsidiary, ceases to be a Restricted Subsidiary shall be deemed to be the Incurrence of Indebtedness by such Restricted Subsidiary that is not permitted by this clause (v);

          (vi) guarantees of any Restricted Subsidiary made in accordance with the provisions of Section 7.07 of this Agreement;

          (vii) Hedging Obligations of the Borrower or any Guarantor entered into in the ordinary course of business (and not for speculative purposes) designed to protect against fluctuations in: (x) interest rates in respect of Indebtedness of the Borrower or any of its Restricted Subsidiaries, as long as such obligations at the time Incurred do not exceed the aggregate principal amount of such Indebtedness then outstanding or in good faith anticipated to be outstanding within 90 days of such Incurrence, (y) currencies or (z) commodities;

          (viii) any renewals, extensions, substitutions, refundings, refinancings or replacements (each, a "refinancing") of any Indebtedness described in clauses (ii) and (iii) of this definition of "Permitted Indebtedness," including any successive refinancings so long as the aggregate principal amount of Indebtedness represented thereby is not increased by such refinancing plus the lesser of (1) the stated amount of any premium, interest or other payment required to be paid in connection with such a refinancing pursuant to the terms of the Indebtedness being refinanced or (2) the amount of premium, interest or other payment actually paid at such time to refinance the Indebtedness, plus, in either case, the amount of expenses of the Borrower incurred in connection with such refinancing and, in the case of Pari Passu Indebtedness or Subordinated Indebtedness, such refinancing does not reduce the Average Life to Stated Maturity or the Stated Maturity of such Indebtedness; and

          (ix) Indebtedness, in addition to that described in clauses (i) through (viii) of this definition of "Permitted Indebtedness," and any renewals, extensions, substitutions, refinancings or replacements of such Indebtedness, not to exceed $75,000,000 outstanding at any one time in the aggregate.

                  SECTION 7.02. Limitations on Liens. The Borrower will not, and will not permit any Restricted Subsidiary to, directly or indirectly, create, Incur, affirm or suffer to exist any Lien of any kind upon any of its property or assets (including any intercompany notes), owned at the date of this Agreement or acquired after the date of this Agreement, or any income or profits therefrom, except if the Loans and Notes (or a Guarantee, in the case of Liens of a Guarantor) are directly secured equally and ratably with (or prior to in the case of Liens with respect to Subordinated Indebtedness or Indebtedness of a Guarantor subordinate in right of payment to the Guarantee of such Guarantor) the obligation or liability secured by such Lien, excluding, however, from the operation of the foregoing any of the following:

     (a) any Lien existing as of the date of this Agreement;

     (b) any Lien arising by reason of:

          (i) any judgment, decree or order of any court, so long as such Lien is adequately bonded and any appropriate legal proceedings which may have been duly initiated for the review of such judgment, decree or order shall not have been finally terminated or the period within which such proceedings may be initiated shall not have expired;

          (ii) taxes not yet delinquent or which are being contested in good faith;

          (iii) security for payment of workers' compensation or other insurance;

          (iv) good faith deposits in connection with tenders, leases or contracts (other than contracts for the payment of money);

          (v) zoning restrictions, easements, licenses, reservations, provisions, covenants, conditions, waivers, restrictions on the use of property or minor irregularities of title (and with respect to leasehold interests, mortgages, obligations, liens and other encumbrances incurred, created, assumed or permitted to exist and arising by, through or under a landlord or owner of the leased property, with or without consent of the lessee), none of which materially impairs the use of any parcel of property material to the operation of the business of the Borrower or any Restricted Subsidiary or the value of such property for the purpose of such business;

          (vi) deposits to secure public or statutory obligations, or in lieu of surety or appeal bonds;

          (vii) certain surveys, exceptions, title defects, encumbrances, easements, reservations of, or rights of others for, rights of way, sewers, electric lines, telegraph or telephone lines and other similar purposes or zoning or other restrictions as to the use of real property not interfering with the ordinary conduct of the business of the Borrower or any of its Restricted Subsidiaries;

          (viii) operation of law in favor of mechanics, materialmen, laborers, employees or suppliers, incurred in the ordinary course of business for sums which are not yet delinquent or are being contested in good faith by negotiations or by appropriate proceedings which suspend the collection thereof; or

          (ix) standard custodial, bailee or depository arrangements (including
     (x) in respect of deposit accounts with banks and other financial institutions and (y) standard customer agreements in respect of accounts for the purchase and sale of securities and other property with brokerage firms or other types of financial institutions);

     (c) any Lien now or hereafter existing on property of the Borrower or any Guarantor securing Indebtedness outstanding under the Credit Agreement;

     (d) any Lien securing Acquired Indebtedness created prior to (and not created in connection with, or in contemplation of) the incurrence of such Indebtedness by the Borrower or any Restricted Subsidiary, in each case which Indebtedness is permitted under the provisions of Section 7.01; provided that any such Lien only extends to the assets that were subject to such lien securing such Acquired Indebtedness prior to the related transaction by the Borrower or its Restricted Subsidiaries; and

     (e) any extension, renewal, refinancing or replacement, in whole or in part, of any Lien described in the foregoing clauses (a) through (d) so long as the amount of security is not increased thereby.

                  SECTION 7.03. Borrower or Any Guarantor May Consolidate, etc., Only on Certain Terms. (a) The Borrower shall not, in a single transaction or through a series of related transactions, consolidate with or merge with or into any other Person or sell, assign, convey, transfer, lease or otherwise dispose of all or substantially all of its properties and assets as an entirety to any Person or group of affiliated Persons, or permit any of its Restricted Subsidiaries to enter into any such transaction or transactions if such transaction or transactions, in the aggregate, would result in a sale, assignment, conveyance, transfer, lease or disposal of all or substantially all of the properties and assets of the Borrower and its Restricted Subsidiaries on a consolidated basis to any other Person or group of affiliated Persons, unless at the time and after giving effect thereto:

          (i) either (a) the Borrower shall be the continuing corporation, or
     (b) the Person (if other than the Borrower) formed by such consolidation or into which the Borrower is merged or the Person which acquires by sale, assignment, conveyance, transfer, lease or disposition of all or substantially all of the properties and assets of the Borrower and its Restricted Subsidiaries on a consolidated basis (the "Surviving Entity") shall be a corporation duly organized and validly existing under the laws of the United States of America, any state thereof or the District of Columbia and such Person assumes, by an amendment or supplement to this Agreement in a form reasonably satisfactory to the Administrative Agent, all the obligations of the Borrower under the Loans and Notes and this Agreement and the other Loan Documents and this Agreement shall remain in full force and effect;

          (ii) immediately before and immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing;

          (iii) immediately after giving effect to such transaction on a pro forma basis, the Consolidated Net Worth of the Borrower (or the Surviving Entity if the Borrower is not the continuing obligor under this Agreement) is equal to or greater than the Consolidated Net Worth of the Borrower immediately prior to such transaction;

          (iv) immediately before and immediately after giving effect to such transaction on a pro forma basis (on the assumption that the transaction occurred on the first day of the four-quarter period immediately prior to the consummation of such transaction with the appropriate adjustments with respect to the transaction being included in such pro forma calculation), the Borrower (or the Surviving Entity if the Borrower is not the continuing obligor under this Agreement) could incur $1.00 of additional Indebtedness under Section 7.01 (other than Permitted Indebtedness);

          (v) each Guarantor, if any, unless it is the other party to the transactions described above, shall have confirmed that its Guarantee shall apply to such Person's obligations under this Agreement and the Loans and the Notes;

          (vi) if any of the property or assets of the Borrower or any of its Restricted Subsidiaries would thereupon become subject to any Lien, the provisions of Section 7.02 are complied with; and

          (vii) the Borrower or the Surviving Entity shall have delivered, or caused to be delivered, to the Administrative Agent or counsel to the Administrative Agent, in form and substance reasonably satisfactory to the Administrative Agent, an officers' certificate and an opinion of counsel, each to the effect that such consolidation, merger, transfer, sale, assignment, conveyance, lease or other transaction and the amendment or supplement to this Agreement in respect thereto comply with this Agreement and that all conditions precedent therein or herein provided for relating to such transaction have been complied with.

     (b) Each Guarantor shall not, and the Borrower will not permit a Guarantor to, in a single transaction or through a series of related transactions, merge or consolidate with or into any other corporation (other than the Borrower or any other Guarantor) or other entity, or sell, assign, convey, transfer, lease or otherwise dispose of all or substantially all of its properties and assets on a consolidated basis to any entity (other than the Borrower or any other Guarantor) unless at the time and after giving effect thereto:

          (i) either (1) such Guarantor shall be the continuing corporation or partnership or (2) the entity (if other than such Guarantor) formed by such consolidation or into which such Guarantor is merged or the entity which acquires by sale, assignment, conveyance, transfer, lease or disposition the properties and assets of such Guarantor shall be a corporation duly organized and validly existing under the laws of the United States, any state thereof or the District of Columbia and shall expressly assume by an amendment or supplement to this Agreement, executed and delivered to the Administrative Agent, in a form reasonably satisfactory to the Administrative Agent, all the obligations of such Guarantor under its Guarantee, this Agreement and the Loan Documents;

          (ii) immediately before and immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing; and

          (iii) such Guarantor shall have delivered to the Administrative Agent or counsel to the Administrative Agent an officers' certificate and an opinion of counsel in form and substance reasonably satisfactory to the Administrative Agent, each stating that such consolidation, merger, sale, assignment, conveyance, transfer, lease or disposition and such amendment or supplement to this Agreement comply with the this Agreement, and thereafter all obligations of the predecessor shall terminate.

                  The provisions of this subsection 7.03(b) shall not apply to any transaction (including any Asset Sale made in accordance with Section 7.04) with respect to any Guarantor (i) if the Guarantee of such Guarantor is released in connection with such transaction in accordance with Section 7.07(d) or (ii) if such transaction need not comply with the provisions set forth in Section
7.04 because the properties or assets so sold, assigned, conveyed, transferred, leased or otherwise disposed of do not constitute an "Asset Sale" by operation of the provisions of clause (y) of the last sentence of the definition of Asset Sale.

     (c) Upon any consolidation or merger, or any sale, assignment, conveyance, transfer, lease or disposition of all or substantially all of the properties and assets of the Borrower or any Guarantor (except, in the case of a Guarantor, pursuant to a transaction set forth in the last paragraph of subsection 7.03(b)) in accordance with Section 7.03, the successor Person formed by such consolidation or into which the Borrower or such Guarantor, as the case may be, is merged or the successor Person to which such sale, assignment, conveyance, transfer, lease or disposition is made shall succeed to, and be substituted for, and may exercise every right and power of, the Borrower or such Guarantor, as the case may be, under this Agreement, the other Loan Documents, the Loans and Notes and/or the Guarantees, as the case may be, with the same effect as if such successor had been named as the Borrower or such Guarantor, as the case may be, herein, the other Loan Documents, or the Loans and Notes and/or in the Guarantees, as the case may be. When a successor assumes all the obligations of its predecessor under this Agreement, the other Loan Documents, the Loans and Notes or a Guarantee, as the case may be, the predecessor shall be released from those obligations; provided that in the case of a transfer by lease, the predecessor shall not be released from the payment of principal and interest on the Loans and Notes or a Guarantee, as the case may be.

                  SECTION 7.04. Limitation on Sale of Assets. (a) The Borrower will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, consummate an Asset Sale (other than an Asset Swap permitted by clause (d) below of this Section 7.04) unless (i) at least 75% of the proceeds from such Asset Sale are received in cash; provided, however, that the amount of
(A) any liabilities (as shown on the Borrower's or such Restricted Subsidiary's most recent balance sheet or the notes thereto) of the Borrower or any Restricted Subsidiary that are assumed by the transferee in such Asset Sale and from which the Borrower or such Restricted Subsidiary is released and (B) any notes or other obligations received by the Borrower or any such Restricted Subsidiary from such transferee that are immediately converted by the Borrower or such Restricted Subsidiary into cash, shall be deemed cash for purposes of this Section 7.04, and (ii) the Borrower or such Restricted Subsidiary receives consideration at the time of such Asset Sale at least equal to the Fair Market Value of the shares or assets sold (other than in the case of an involuntary Asset Sale, as determined by the Board of Directors of the Borrower and evidenced in a board resolution).

     (b) If all or a portion of the Net Cash Proceeds of any Asset Sale are not required to be applied to repay permanently any secured Indebtedness then outstanding as required by the terms thereof, or the Borrower determines not to apply such Net Cash Proceeds to the permanent prepayment of such secured Indebtedness or if no such secured Indebtedness is then outstanding, then the Borrower may within 12 months of the Asset Sale, invest the Net Cash Proceeds in other properties and assets that (as determined by the Board of Directors of the Borrower) replace the properties and assets that were the subject of the Asset Sale or in properties and assets that will be used in the businesses of the Borrower or its Restricted Subsidiaries as existing at such time or reasonably related thereto. The amount of such Net Cash Proceeds neither used to permanently repay or prepay secured Indebtedness nor used or invested as set forth in this paragraph constitutes "Excess Proceeds." The Borrower will cause such Excess Proceeds to be used as required by Section 2.05(a)(iv)(B).

     (c) The Borrower will not, and will not permit any Subsidiary to, create or permit to exist or become effective any restriction (other than restrictions existing under Indebtedness as in effect on the date of this Agreement as such Indebtedness may be refinanced from time to time, provided that such restrictions are no less favorable to the Lenders than those existing on the date of this Agreement) that would materially impair the ability of the Borrower to make an Offer to repay the Loans and Notes as required by Section 2.05(a)(iv)(B) or, if such Offer is made, to repay the Loans and Notes tendered for repayment.

     (d) The Borrower will not, and will not permit any Restricted Subsidiary to, engage in any Asset Swaps, unless: (i) at the time of entering into such Asset Swap, and immediately after giving effect to such Asset Swap, no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof; (ii) in the event such Asset Swap involves an aggregate amount in excess of $10,000,000, the terms of such Asset Swap have been approved by a majority of the members of the board of directors of the Borrower which determination shall include a determination that the Fair Market Value of the assets being received in such swap are at least equal to the Fair Market Value of the assets being swapped and (iii) in the event such Asset Swap involves an aggregate amount in excess of $20,000,000, the Borrower has also received a written opinion from an independent investment banking firm of nationally recognized standing that such Asset Swap is fair to the Borrower or such Restricted Subsidiary, as the case may be, from a financial point of view.

                  SECTION 7.05. Limitation on Restricted Payments. (a) The Borrower will not, and will not permit any Restricted Subsidiary to, directly or indirectly:

          (i) declare or pay any dividend on, or make any distribution to holders of, any shares of the Borrower's Capital Stock (other than dividends or distributions payable solely in shares of its Qualified Capital Stock or in options, warrants or other rights to acquire such Qualified Capital Stock);

          (ii) purchase, redeem or otherwise acquire or retire for value, directly or indirectly, any shares of the Capital Stock of the Borrower or any Affiliate thereof (other than any Wholly-Owned Restricted Subsidiary of the Borrower) or options, warrants or other rights to acquire such Capital Stock;

          (iii) make any principal payment on, or repurchase, redeem, defease, retire or otherwise acquire for value, prior to any scheduled principal payment, sinking fund or maturity, any Subordinated Indebtedness;

          (iv) declare or pay any dividend or distribution on any Capital Stock of any Restricted Subsidiary to any Person (other than the Borrower or any of its Restricted Subsidiaries) or purchase, redeem or otherwise acquire or retire for value any Capital Stock of any Restricted Subsidiary held by any Person (other than the Borrower or any of its Wholly-Owned Restricted Subsidiaries);

          (v) Incur, create or assume any guarantee of Indebtedness of any Affiliate (other than a Wholly-Owned Restricted Subsidiary of the Borrower); or

          (vi) make any Investment in any Person (other than any Permitted Investments)

(any of the foregoing payments described in clauses (i) through (vi), other than any such action that is a Permitted Payment, collectively, "Restricted Payments") unless after giving effect to the proposed Restricted Payment (the amount of any such Restricted Payment, if other than cash, as determined by the Board of Directors of the Borrower, whose determination shall be conclusive and evidenced by a board resolution), (1) no Default or Event of Default shall have occurred and be continuing and such Restricted Payment shall not be an event which is, or after notice or lapse of time or both, would be, an "event of default" under the terms of any Indebtedness of the Borrower or its Restricted Subsidiaries; (2) immediately before and immediately after giving effect to such transaction on a pro forma basis, the Borrower could Incur $1.00 of additional Indebtedness (other than Permitted Indebtedness) under the provisions contained in Section 7.01, and (3) the aggregate amount of all such Restricted Payments declared or made after the Effective Date does not exceed the sum of:

               (A) 50% of the aggregate cumulative Consolidated Net Income
          (Loss) of the Borrower accrued on a cumulative basis during the period beginning on the Trigger Date and ending on the last day of the Borrower's last fiscal quarter ending prior to the date of the Restricted Payment (or, if such aggregate cumulative Consolidated Net Income (Loss) shall be a loss, minus 100% of such loss); plus

               (B) the aggregate Net Cash Proceeds received after the Trigger Date by the Borrower from the issuance or sale (other than to any of its Subsidiaries) of its shares of Qualified Capital Stock or any options, warrants or rights to purchase such shares of Qualified Capital Stock of the Borrower (except, in each case, to the extent such proceeds are used to purchase, redeem or otherwise retire Capital Stock or Subordinated Indebtedness as set forth below); plus

               (C) the aggregate Net Cash Proceeds received after the Trigger Date by the Borrower (other than from any of its Subsidiaries) upon the exercise of any options or warrants to purchase shares of Qualified Capital Stock of the Borrower; plus

               (D) the aggregate Net Cash Proceeds received after the Trigger Date by the Borrower from debt securities or Redeemable Capital Stock that has been converted into or exchanged for Qualified Capital Stock of the Borrower to the extent such debt securities or Redeemable Capital Stock are originally sold for cash plus the aggregate Net Cash Proceeds received by the Borrower at the time of such conversion or exchange; plus

               (E) in the event the Borrower or any Restricted Subsidiary has made since the Trigger Date or makes an Investment in a Person that, as a result of or in connection with such Investment, becomes a Restricted Subsidiary, an amount equal to the Borrower's or any Restricted Subsidiary's existing Investment in such Person that was previously treated as a Restricted Payment; plus

               (F) so long as the Designation thereof was treated as a Restricted Payment made after the Trigger Date, with respect to any Unrestricted Subsidiary that has been redesignated as a Restricted Subsidiary after the Effective Date in accordance with Section 7.10, an amount equal to the Borrower's Investment in such Unrestricted Subsidiary (provided that such amount shall not in any case exceed the Designation Amount with respect to such Restricted Subsidiary upon its Designation); plus

               (G) $50,000,000; minus

               (H) the Designation Amount (measured as of the date of Designation) with respect to any Subsidiary of the Borrower which has been designated as an Unrestricted Subsidiary after the Trigger Date in accordance with Section 7.10; minus

               (I) for any calculation after the Initial Maturity Date only, the aggregate amount of all Restricted Payments made after November 17, 1999 through the Effective Date.

     (b) Notwithstanding the foregoing, and in the case of clauses (ii), (iii) and (iv) below, so long as there is no Default or Event of Default continuing, the foregoing provi-sions shall not prohibit the following actions (clauses (i) through (iv) being referred to as a "Permitted Payment"):

          (i) the payment of any dividend within 60 days after the date of declaration thereof, if at such date of declaration such payment would be permitted by the provisions of paragraph (a) of this Section 7.05 and such payment shall be deemed to have been paid on such date of declaration for purposes of the calculation required by paragraph (a) of this Section 7.05;

          (ii) the repurchase, redemption or other acquisition or retirement of any shares of any class of Capital Stock of the Borrower in exchange for (including any such exchange pursuant to the exercise of a conversion right or privilege or in which cash is paid in lieu of the issuance of fractional shares or scrip), or out of the Net Cash Proceeds of, a substantially concurrent issue and sale for cash (other than to a Subsidiary) of other shares of Qualified Capital Stock of the Borrower; provided that the Net Cash Proceeds from the issuance of such shares of Qualified Capital Stock are excluded from clause (3)(B) of paragraph (a) of this Section 7.05;

          (iii) any repurchase, redemption, defeasance, retirement, refinancing or acquisition for value or payment of principal of any Subordinated Indebtedness in exchange for, or out of the Net Cash Proceeds of, a substantially concurrent issuance and sale for cash (other than to any Subsidiary of the Borrower) of any Qualified Capital Stock of the Borrower, provided that the Net Cash Proceeds from the issuance of such shares of Qualified Capital Stock are excluded from clause (3)(B) of paragraph (a) of this Section 7.05;

          (iv) the repurchase, redemption, defeasance, retirement, refinancing or acquisition for value or payment of principal of any Subordinated Indebtedness (other than Redeemable Capital Stock) (a "refinancing")
      through the issuance of new Subordinated Indebtedness of the Borrower, provided that any such new Subordinated Indebtedness (1) shall be in a principal amount that does not exceed the principal amount so refinanced (or, if such Subordinated Indebtedness provides for an amount less than the principal amount thereof to be due and payable upon a declaration or acceleration thereof, then such lesser amount as of the date of determination), plus the lesser of (x) the stated amount of any premium, interest or other payment required to be paid in connection with such a refinancing pursuant to the terms of the Indebtedness being refinanced or
     (y) the amount of premium, interest or other payment actually paid at such time to refinance the Indebtedness, plus, in either case, the amount of expenses of the Borrower Incurred in connection with such refinancing; (2) has an Average Life to Stated Maturity greater than the remaining Average Life to Stated Maturity of the Loans and the Notes; (3) has a Stated Maturity for its final scheduled principal payment later than the Stated Maturity for the final scheduled principal payment of the

     Loans and the Notes; and (4) is expressly subordinated in right of payment to the Loans and the Notes at least to the same extent as the Indebtedness to be refinanced.

                  SECTION 7.06. Limitations on Transactions with Affiliates. The Borrower will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, enter into or suffer to exist any transaction or series of related transactions (including, without limitation, the sale, purchase, exchange or lease of assets, property or services) with any Affiliate of the Borrower (other than the Borrower or a Wholly-Owned Restricted Subsidiary) unless:

          (i) such transaction or series of transactions is in writing on terms that are no less favorable to the Borrower or such Restricted Subsidiary, as the case may be, than would be available in a comparable transaction in arm's-length dealings with an unrelated third party;

          (ii) with respect to any transaction or series of transactions involving aggregate payments in excess of $10,000,000, the Borrower delivers an officers' certificate to the Administrative Agent certifying that such transaction or series of related transactions complies with clause (i) above and such transaction or series of related transactions has been approved by the Board of Directors of the Borrower; and

          (iii) with respect to a transaction or series of related transactions involving aggregate value in excess of $25,000,000, the Borrower delivers to the Administrative Agent an opinion of an independent investment banking firm of national standing in the United States, or an independent public accounting firm of national standing in the United States, stating that the transaction or series of transactions is fair to the Borrower or such Restricted Subsidiary; provided, however, that this provision shall not apply to any transaction with an officer or director of the Borrower entered into in the ordinary course of business (including compensation or employee benefit arrangements with any officer or director of the Borrower).

                  SECTION 7.07. Limitation on Guarantees by Restricted Subsidiaries. (a) In the event the Borrower (i) organizes or acquires any Domestic Restricted Subsidiary after the date of this Agreement that is not a Guarantor and causes or permits such Restricted Subsidiary to, directly or indirectly, guarantee the payment of any Indebtedness ("Other Indebtedness") of the Borrower or any Guarantor or (ii) causes or permits any Foreign Restricted Subsidiary that is not a Guarantor to, directly or indirectly, guarantee the payment of any Other Indebtedness, then, in each case the Borrower shall cause such Restricted Subsidiary to simultaneously execute and deliver a Guarantee Assumption Agreement pursuant to which it will become a Guarantor under this Agreement; provided, however, that in the event a Domestic Restricted Subsidiary is acquired in a transaction in which a merger agreement is entered into, such Domestic Restricted Subsidiary shall not be required to execute and deliver such Guarantee Assumption Agreement until the consummation of the merger contemplated by any such merger agreement; provided, further, that if such Other Indebtedness is (i) In-debtedness that is ranked pari passu in right of payment with the Loans and the Notes or the Guarantees of such Restricted Subsidiary, as the case may be, the Guarantee of such Restricted Subsidiary shall be pari passu in right of payment with the guarantee of the Other Indebtedness; or (ii) Subordinated Indebtedness, the Guarantees of such Restricted Subsidiary shall be senior in right of payment to the guarantee of the Other Indebtedness (which guarantee of such Subordinated Indebtedness shall provide that such guarantee is subordinated to the Guarantees of such Subsidiary to the same extent and in the same manner as the Other Indebtedness is subordinated to the Loans and the Notes or the Guarantee of such Restricted Subsidiary, as the case may be).

     (b) If, subject to the requirements of Section 7.03, all or substantially all of the assets of any Guarantor or all of the Capital Stock of any Guarantor are sold (including by issuance or otherwise) by the Borrower in a transaction constituting an Asset Sale, and if (x) the Net Cash Proceeds from such Asset Sale are used in accordance with Sections 7.04 and 2.05(a)(iv)(B), or (y) the Borrower delivers to the Administrative Agent an officers' certificate to the effect that the Net Cash Proceeds from such Asset Sale shall be used in accordance with Sections 7.04 and 2.05(a)(iv)(B) and within the time limits specified by such Sections, then such Guarantor (in the event of the sale or other disposition of all of the Capital Stock of such Guarantor), or the corporation acquiring such assets (in the event of a sale or other disposition of all or substantially all of the assets of such Guarantor) shall be released and discharged of its Guarantee obligations in respect of the Loans and Notes.

     (c) Any Guarantor that is designated an Unrestricted Subsidiary pursuant to and in accordance with Section 7.10 shall upon such Designation be released and discharged of its Guarantee obligations in respect of the Loans and Notes and any Unrestricted Subsidiary whose Designation is revoked pursuant to Section
7.10 will be required to become a Guarantor in accordance with Article III.

     (d) In addition, a Guarantee of a Guarantor shall be released upon the sale or transfer of all or substantially all of the assets or all of the Capital Stock of such Guarantor; provided that either (i) such sale or transfer complies with the provisions set forth in Section 7.04 or (ii) such sale or transfer need not comply with the provisions set forth in Section 7.04 because the assets or Capital Stock so sold or transferred does not constitute an "Asset Sale" by operation of the provisions of clause (y) of the last sentence of the definition of Asset Sale.

                  SECTION 7.08. Limitation on Restricted Subsidiary Capital Stock. The Borrower will not permit any Restricted Subsidiary of the Borrower to issue any Capital Stock, except for:

          (i) Capital Stock issued to and held by the Borrower or a Wholly-Owned Restricted Subsidiary;

          (ii) Capital Stock issued by a Person prior to the time (A) such Person becomes a Restricted Subsidiary, (B) such Person merges with or into a Restricted Subsidiary or (C) a Restricted Subsidiary merges with or into such Person, provided that such Capital Stock was not issued or incurred by such Person in anticipation of the type of transaction contemplated by subclause (A), (B) or (C);

          (iii) Capital Stock issued or sold by a Restricted Subsidiary where, immediately after giving effect to such issuance or sale, such Restricted Subsidiary would no longer constitute a Restricted Subsidiary; and

          (iv) Capital Stock issued to any minority owner of a Restricted Subsidiary; provided that immediately after giving effect to such issuance,
     (A) such Restricted Subsidiary remains a Restricted Subsidiary and (B) the Borrower has at least the same percentage of beneficial ownership in such Restricted Subsidiary as immediately prior to such issuance.

                  SECTION 7.09. Limitation on Dividends and Other Payment Restrictions Affecting Restricted Subsidiaries. The Borrower will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any Restricted Subsidiary of the Borrower to:

          (i) pay dividends or make any other distribution on its Capital Stock;

          (ii) pay any Indebtedness owed to the Borrower or a Restricted Subsidiary;

          (iii) make any Investment in the Borrower or a Restricted Subsidiary;
     or

          (iv) transfer any of its properties or assets to the Borrower or any Restricted Subsidiary, except

               (a) any encumbrance or restriction pursuant to an agreement in effect on the date of this Agreement;

               (b) any encumbrance or restriction, with respect to a Restricted Subsidiary that was not a Restricted Subsidiary of the Borrower on the date of this Agreement, in existence at the time such Person becomes a Restricted Subsidiary of the Borrower and, in the case of clauses (a) and (b), not incurred in connection with, or in contemplation of, such Person becoming a Restricted Subsidiary;

               (c) any encumbrance or restriction existing under any agreement that extends, renews, refinances or replaces the agreements containing the encumbrances or restrictions in the foregoing clauses (a) and (b), or in this clause (c), provided that the terms and conditions of any such encumbrances or restrictions are not materially less favorable to the Lenders than those under or pursuant to the agreement evidencing the Indebtedness so extended, renewed, refinanced or replaced (except that an encumbrance or restriction that is not more restrictive than those set forth in this Agreement shall in any event be permitted hereunder); and

               (d) any encumbrance or restriction created pursuant to an asset sale agreement, stock sale agreement or similar instrument pursuant to which an Asset Sale permitted under Section 7.04 is to be consummated, so long as such restriction or encumbrance shall be effective only for a period from the execution and delivery of such agreement or instrument through a termination date not later than 270 days after such execution and delivery.

                  SECTION 7.10. Designation of Unrestricted Subsidiaries. (a) The Borrower may designate after the Effective Date any Subsidiary of the Borrower as an "Unrestricted Subsidiary" under this Agreement (a "Designation") only if:

          (i) no Default or Event of Default shall have occurred and be continuing at the time of or after giving effect to such Designation;

          (ii) at the time of and after giving effect to such Designation, the Borrower could Incur $1.00 of additional Indebtedness (other than Permitted Indebtedness) under the Consolidated Fixed Charge Coverage Ratio of Section 7.01(a); and

          (iii) the Borrower would be permitted to make an Investment (other than a Permitted Investment) at the time of Designation (assuming the effectiveness of such Designation) pursuant to Section 7.05(a) in an amount (the "Designation Amount") equal to the amount of the Borrower's Investment in such Subsidiary on such date.

     (b) Neither the Borrower nor any Restricted Subsidiary shall at any time
(x) provide credit support for, subject any of its property or assets (other than the Capital Stock of any Unrestricted Subsidiary) to the satisfaction of, or guarantee, any Indebtedness of any Unrestricted Subsidiary (including any undertaking, agreement or instrument evidencing such Indebtedness) or (y) be directly or indirectly liable for any Indebtedness of any Unrestricted Subsidiary. For purposes of the foregoing, the Designation of a Subsidiary of the Borrower as an Unrestricted Subsidiary shall be deemed to include the Designation of all of the Subsidiaries of such Subsidiary.

     (c) The Borrower may revoke any Designation of a Subsidiary as an Unrestricted Subsidiary (a "Revocation") only if:

          (i) no Default or Event of Default shall have occurred and be continuing at the time of and after giving effect to such Revocation; and

          (ii) all Liens and Indebtedness of such Unrestricted Subsidiary outstanding immediately following such Revocation would, if Incurred at such time, have been permitted to be Incurred for all purposes of this Agreement.

     (d) All Designations and Revocations must be evidenced by resolutions of the Board of Directors of the Borrower, delivered to the Administrative Agent certifying compliance with the foregoing provisions.

                                  ARTICLE VIII

                                EVENTS OF DEFAULT

                  SECTION 8.01. Events of Default. If any of the following events ("Events of Default") shall occur:

     (a) a default in the payment of any interest on any Loan when it becomes due and payable, and such default shall continue for a period of 30 days;

     (b) a default in the payment of the principal of (or premium, if any, on) any Loan at its maturity (upon Stated Maturity, acceleration, voluntary or mandatory repayment, required repurchase or otherwise);

     (c) (i) a default in the performance, or breach, of any covenant or agreement of the Borrower or any Guarantor under this Agreement (other than a default in the performance, or breach, of a covenant or agreement which is specifically dealt with in clause (a) or (b) or in clause (ii) of this clause
(c)) or any other Loan Document and such default or breach shall continue for a period of 30 days after written notice has been given, by certified mail, to the Borrower by the Lenders holding at least 25% in aggregate principal amount of the outstanding Loans, specifying such default or breach and requiring it to be remedied and stating that such notice is a "Notice of Default" hereunder; (ii) a default in the performance or breach of the provisions of Sections 6.09, 6.10, 6.11, 6.12, 7.03 or 2.05 or of the Fee Letter or the Administrative Agent Fee Letter or the Syndication Letter;

     (d) one or more defaults shall have occurred under any agreements, indentures or instruments under which the Borrower, any Guarantor or any Subsidiary then has outstanding Indebtedness in excess of $10,000,000 in the aggregate and, if not al-ready matured at its final maturity in accordance with its terms, such Indebtedness shall have been accelerated;

     (e) any Guarantee shall for any reason cease to be, or be asserted in writing by any Guarantor or the Borrower not to be, in full force and effect and enforceable in accordance with its terms, except to the extent contemplated by this Agreement;

     (f) one or more judgments, orders or decrees for the payment of money in excess of $15,000,000 either individually or in the aggregate (net of amounts covered by insurance, bond, surety or similar instrument), shall be entered against the Borrower, any Guarantor, any Subsidiary or any of their respective properties and shall not be discharged and either (a) any creditor shall have commenced an enforcement proceeding upon such judgment, order or decree or (b) there shall have been a period of 60 consecutive days during which a stay of enforcement of such judgment or order, by reason of an appeal or otherwise, shall not be in effect;

     (g) any holder or holders of at least $10,000,000 in aggregate principal amount of Indebtedness of the Borrower, any Guarantor or any Subsidiary after a default under such Indebtedness shall notify the Administrative Agent or the Lenders of the intended sale or disposition of any assets of the Borrower, any Guarantor or any Subsidiary that have been pledged to or for the benefit of such holder or holders to secure such Indebtedness or shall commence proceedings, or take any action (including by way of set-off), to retain in satisfaction of such Indebtedness or to collect on, seize, dispose of or apply in satisfaction of Indebtedness, assets of the Borrower, any Guarantor or any Subsidiary (including funds on deposit or held pursuant to lock-box and other similar arrangements);

     (h) the entry by a court of competent jurisdiction of (i) a decree or order for relief in respect of the Borrower, any Guarantor or any Subsidiary in an involuntary case or proceeding under any applicable Bankruptcy Law or (ii) a decree or order adjudging the Borrower, any Guarantor or any Subsidiary bankrupt or insolvent, or seeking reorganization, arrangement, adjustment or composition of or in respect of the Borrower, any Guarantor or any Subsidiary under any applicable federal or state law, or appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of the Borrower, any Guarantor or any Subsidiary or of any substantial part of their respective properties, or ordering the winding up or liquidation of their affairs, and any such decree or order for relief shall continue to be in effect, or any such other decree or order shall be unstayed and in effect, for a period of 60 consecutive days;

     (i) (i) the Borrower, any Guarantor or any Subsidiary commences a voluntary case or proceeding under any applicable Bankruptcy Law or any other case or proceeding to be adjudicated bankrupt or insolvent, (ii) the Borrower, any Guarantor or any Subsidiary consents to the entry of a decree or order for relief in respect of the Borrower, any Guarantor or such Subsidiary in an involuntary case or proceeding under any applicable Bankruptcy Law or to the commencement of any bankruptcy or insolvency case or proceeding against it, (iii) the Borrower, any Guarantor or any Subsidiary files a petition or answer or consent seeking reorganization or relief under any applicable federal or state law, (iv) the Borrower, any Guarantor or any Subsidiary (1) consents to the filing of such petition or the appointment of, or taking possession by, a custodian, receiver, liquidator, assignee, trustee, sequestrator or similar official of the Borrower, any Guarantor or such Subsidiary or of any substantial part of their respective properties, (2) makes an assignment for the benefit of creditors or (3) admits in writing its inability to pay its debts generally as they become due, or (v) the Borrower, any Guarantor or any Subsidiary takes any corporate action in furtherance of any such actions in this paragraph (i);

     (j) any representation or warranty made or deemed made by or on behalf of the Borrower or any of its Subsidiaries in or in connection with this Agreement or any other Loan Document or any amendment or modification hereof or thereof, or in any report, certificate, financial statement or other document furnished pursuant to or in connection with this Agreement or any other Loan Document or any amendment or modification hereof or thereof, shall prove to have been incorrect when made or deemed made in any material respect; or

     (k) the occurrence of a Change of Control on or prior to the Initial Maturity Date;

then, and in every such event (other than an event described in clause (h) or (i) of this Section 8.01), and at any time thereafter during the continuance of such event, the Administrative Agent may, and at the request of the Required Lenders shall, by notice to the Borrower, take either or both of the following actions, at the same or different times: (i) terminate the Commitments, and thereupon the Commitments shall terminate immediately, and (ii) declare the Loans then outstanding to be due and payable in whole (or in part, in which case any principal not so declared to be due and payable may thereafter be declared to be due and payable), and thereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and all fees and other obligations of the Obligors accrued hereunder, shall become due and payable immediately, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by each Obligor; and in case of any event described in clauses (h) or (i) of this Section 8.01, the Commitments shall automatically terminate and the principal of the Loans then outstanding, together with accrued interest thereon and all fees and other obligations of the Obligors accrued hereunder, shall automatically become due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by each Obligor.

                                   ARTICLE IX

                            THE ADMINISTRATIVE AGENT

                  SECTION 9.01. The Administrative Agent. Each of the Lenders hereby appoints the Administrative Agent as its agent hereunder and under the other Loan Documents and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto.

                  The Person serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent, and such Person and its Affiliates may accept deposits from, lend money to and generally engage in any kind of business with Borrower or any Subsidiary or other Affiliate thereof as if it were not the Administrative Agent hereunder.

                  The Administrative Agent shall not have any duties or obligations except those expressly set forth herein and in the other Loan Documents. Without limiting the generality of the foregoing, (a) the Administrative Agent shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing, (b) the Administrative Agent shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that the Administrative Agent is required to exercise in writing by the Required Lenders, and (c) except as expressly set forth herein and in the other Loan Documents, the Administrative Agent shall not have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to Borrower or any of its Subsidiaries that is communicated to or obtained by the bank serving as Administrative Agent or any of its Affiliates in any capacity. The Administrative Agent shall not be liable for any action taken or not taken by it with the consent or at the request of the Required Lenders or in the absence of its own gross negligence or willful misconduct. The Administrative Agent shall be deemed not to have knowledge of any Default unless and until written notice thereof is given to the Administrative Agent by Borrower or a Lender, and the Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document, or (v) the satisfaction of any condition set forth in Article V or elsewhere herein or therein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.

                  The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing believed by it to be genuine and to have been signed or sent by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to be made by the proper Person, and shall not incur any liability for relying thereon. The Administrative Agent may consult with legal counsel (who may be counsel for an Obligor), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

                  The Administrative Agent may perform any and all its duties and exercise its rights and powers by or through any one or more sub-agents appointed by the Administrative Agent. The Administrative Agent and any such sub-agent may perform any and all its duties and exercise its rights and powers through their respective Related Parties. The exculpatory provisions of the preceding paragraphs shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent.

                  Subject to the appointment and acceptance of a successor Administrative Agent as provided in this paragraph, the Administrative Agent may resign at any time by notifying the Lenders and the Borrower. Upon any such resignation, the Required Lenders shall have the right, in consultation with the Borrower (no such consultation being required if an Event of Default shall have occurred and be continuing), to appoint a successor. If no successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation, then the retiring Administrative Agent may, on behalf of the Lenders, appoint a successor Administrative Agent which shall be a bank with an office in New York, New York, or an Affiliate of any such bank. Upon the acceptance of its appointment as Administrative Agent hereunder by a successor, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations hereunder. The fees payable by the Borrower to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor. After the Administrative Agent's resignation hereunder, the provisions of this Article and Section 10.03 shall continue in effect for the benefit of such retiring Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while it was acting as Administrative Agent.

                  Each Lender acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder.

                  Without the authorization of the Required Lenders, neither the Administrative Agent nor any Lender shall send to the Borrower or the Trustee under the Senior Subordinated Note Indentures (as "Trustee" is defined therein) any notice of a Default or Event of Default hereunder if such notice would result in a payment block in respect of the Senior Subordinated Notes.

                                   ARTICLE X

                                  MISCELLANEOUS

                  SECTION 10.01. Notices. (a) Except in the case of notices and other communications expressly permitted to be given by telephone, all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopy, as follows:

          (i) if to the Borrower or any Guarantor, to it at 300 WillowBrook Office Park, Fairport, New York 14450, Attention of Thomas Mullin, Esq. (Telecopy No. (585) 218-3603);

          (ii) if to the Administrative Agent, to JPMorgan Chase Bank, 270 Park Avenue, New York, NY 10017, Attention of Martha Gurwit, (Telecopy No. (212) 270-5127); and

          (iii) if to a Lender, to it at its address (or telecopy number) set forth in its Administrative Questionnaire.

     (b) Any party hereto may change its address or telecopy number for notices and other communications hereunder by notice to the other parties hereto (or, in the case of any such change by a Lender, by notice to the Borrower and the Administrative Agent). All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt.

     (c) Notices and other communications to the Lenders hereunder may be delivered or furnished by electronic communications pursuant to procedures approved by the Administrative Agent; provided that the foregoing shall not apply to notices pursuant to Article II unless otherwise agreed by the Administrative Agent and the applicable Lender. The Administrative Agent or each Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications.

                  SECTION 10.02. Waivers; Amendments.

     (a) No Deemed Waivers; Remedies Cumulative. No failure or delay by the Administrative Agent or any Lender in exercising any right or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Administrative Agent and the Lenders hereunder are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or consent to any departure by any Obligor therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of a Loan shall not be construed as a waiver of any Default, regardless of whether the Administrative Agent or any Lender may have had notice or knowledge of such Default at the time.

     (b) Amendments. Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Borrower and the Required Lenders or by the Borrower and the Administrative Agent with the consent of the Required Lenders; provided that no such agreement shall; (i) increase any Commitment of any Lender without the written consent of such Lender, (ii) reduce the principal amount of any Loan or reduce the rate of interest thereon, or reduce any fees payable hereunder, without the written consent of each Lender affected thereby, (iii) postpone the scheduled date of payment of the principal amount of any Loan, or any interest thereon, or any fees payable hereunder, or reduce the amount of, waive or excuse any such payment, or postpone the scheduled date of expiration of any Commitment, without the written consent of each Lender affected thereby, (iv) extend the Initial Maturity Date or Final Maturity Date, (v) alter the manner in which payments or prepayments of principal, interest or other amounts hereunder shall be applied as among the Lenders, without the written consent of each Lender, (vi) change any of the provisions of this Section or the definition of the term "Required Lenders" or any other provision hereof specifying the number or percentage of Lenders required to waive, amend or modify any rights hereunder or make any determination or grant any consent hereunder, without the written consent of each Lender; or (vii) release any Guarantor from any of its guarantee obligations under Article III without the written consent of each Lender; and provided, further, that (x) no such agreement shall amend, modify or otherwise affect the rights or duties of the Administrative Agent hereunder without the prior written consent of the Administrative Agent, (y) any modification or supplement of Article III shall require the consent of each Guarantor and (z) any Guarantor may be released from its guarantee obligations under Article III to the extent permitted by Section 7.07.

                  SECTION 10.03. Expenses; Indemnity; Damage Waiver.

     (a) Costs and Expenses. The Borrower shall pay (i) all reasonable out-of-pocket expenses incurred by the Administrative Agent and its Affiliates, including the reasonable fees, charges and disbursements of counsel for the Administrative Agent, in connection with any syndication of the Commitments and Loans provided for herein or the Exchange Notes, the preparation and administration of this Agreement and the other Loan Documents or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), (ii) all out-of-pocket expenses incurred by the Administrative Agent or any Lender, including the fees, charges and disbursements of any counsel for the Administrative Agent or any Lender, in connection with the enforcement or protection of its rights in connection with this Agreement and the other Loan Documents, including its rights under this Section, or in connection with the Loans made hereunder, including in connection with any workout, restructuring or negotiations in respect thereof and (iii) and all costs, expenses, taxes, assessments and other charges incurred in connection with any filing, registration or recording contemplated by any document referred to therein.

     (b) Indemnification by the Borrower. The Borrower shall indemnify the Administrative Agent and each Lender, and each Related Party of any of the foregoing Persons (each such Person being called an "Indemnitee") against, and to hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including the fees, charges and disbursements of any counsel for any Indemnitee, incurred by or asserted against any Indemnitee arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement or any agreement or instrument contemplated hereby, the performance by the parties hereto of their respective obligations hereunder or the consummation of the Transactions or any other transactions contemplated hereby, (ii) any Loan or the use of the proceeds therefrom, (iii) any actual or alleged presence or release of Hazardous Materials on or from any Property owned or operated by either Borrower or any of its Subsidiaries, or any Environmental Liability related in any way to either Borrower or any of its Subsidiaries, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee.

     (c) Reimbursement by Lenders. To the extent that Borrower fails to pay any amount required to be paid by it to the Administrative Agent under paragraph (a) or (b) of this Section, each Lender severally agrees to pay to the Administrative Agent, such Lender's Applicable Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount; provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent in its capacity as such.

     (d) Waiver of Consequential Damages, Etc. To the extent permitted by applicable law, no Obligor shall assert, and each Obligor hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement or any agreement or instrument contemplated hereby, the Transactions, any Loan or the use of the proceeds thereof.

     (e) Payments. All amounts due under this Section shall be payable promptly after written demand therefor.

                  SECTION 10.04. Successors and Assigns.

     (a) Assignments Generally. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that (i) (unless in connection with a transaction expressly permitted under Section 7.03) no Obligor may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender (and any attempted assignment or transfer by any Obligor without such consent shall be null and void) and (ii) no Lender may assign or otherwise transfer its rights or obligations hereunder except in accordance with this Section 10.04. Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby and, to the extent expressly contemplated hereby, Participants referred to in paragraph (e) below and the directors, officers, employees, attorneys and agents of each of the Administrative Agent and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

     (b) Assignments by Lenders.

          (i) Assignments Generally. Subject to the conditions set forth in clause (ii) below, any Lender may assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment(s) and Loan(s)) with the prior written consent (such consent not to be unreasonably withheld or delayed) of the Administrative Agent, provided that no consent of the Administrative Agent shall be required for an assignment of any Commitment or Loan to an assignee that is a Lender with a Commitment or Loan immediately prior to giving effect to such assignment.

          (ii) Certain Conditions to Assignments. Assignments shall be subject to the following additional conditions:

               (A) except in the case of an assignment to a Lender or an Affiliate of a Lender or an Approved Fund of such assigning Lender or an assignment of the entire remaining amount of the assigning Lender's Commitment(s) or Loan(s), the amount of the Commitment(s) or Loan(s) of the assigning Lender subject to each such assignment (determined as of the date of the Assignment and Acceptance with respect to such assignment is delivered to the Administrative Agent) shall not be less than $1,000,000 unless the Administrative Agent otherwise consents;

               (B) each partial assignment of any Commitment or Loan shall be made as an assignment of a proportionate part of all the assigning Lender's rights and obligations under this Agreement in respect of its Commitment or Loan;

               (C) the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Acceptance, together with a processing and recordation fee of $3,500; and

               (D) the assignee, if it shall not already be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire.

          (iii) Effectiveness of Assignments. Subject to acceptance and recording thereof pursuant to paragraph (c) of this Section 10.04, from and after the effective date specified in each Assignment and Acceptance the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Acceptance, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all of the assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.08, 2.09, 2.10 and 10.03 hereof). Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section 10.04 shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (e) of this Section 10.04.

     (c) Acceptance of Assignments by Administrative Agent. Upon its receipt of a duly completed Assignment and Acceptance executed by an assigning Lender and an assignee, the assignee's completed Administrative Questionnaire (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in paragraph (b) of this Section 10.04 and any written consent to such assignment required by paragraph (b) of this Section 10.04, the Administrative Agent shall accept such Assignment and Acceptance and record the information contained therein in the Register. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph.

     (d) Participations. Any Lender may, without the consent of Borrower or the Administrative Agent sell participations to one or more Lenders or other entities (a "Participant") in all or a portion of such Lender's rights and obligations under this Agreement and the other Loan Documents (including all or a portion of its Commitment(s) or Loan(s) held by it); provided that (i) such Lender's obligations under this Agreement and the other Loan Documents shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrower, the Administrative Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement and the other Loan Documents. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and the other Loan Documents and to approve any amendment, modification or waiver of any provision of this Agreement or any other Loan Document; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in the first proviso to Section 10.02(b) hereof that affects such Participant. Subject to paragraph (f) of this Section 10.04, each Borrower agrees that each Participant shall be entitled to the benefits of Sections 2.08,
2.09 and 2.10 hereof to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section 10.04. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 10.08 hereof as though it were a Lender; provided that such Participant agrees to be subject to subsection 2.05(g) hereof as though it were a Lender hereunder.

     (e) Limitations on Rights of Participants. A Participant shall not be entitled to receive any greater payment under Sections 2.08, 2.09 and 2.10 hereof than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the applicable Borrower's prior written consent. A Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of Section 2.10 unless the applicable Borrower is notified of the participation sold to such Participant and such Participant agrees, for the benefit of such Borrower, to comply with subsection 2.10(e) as though it were a Lender.

     (f) Certain Pledges. Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any such pledge or assignment to a Federal Reserve Bank, and this Section 10.04 shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such assignee for such Lender as a party hereto.

     (g) No Assignments to the Borrower or Affiliates. Anything in this Section
10.04 to the contrary notwithstanding, no Lender may assign or participate any interest in any Commitment or Loan held by it hereunder to either Borrower or any of its Affiliates or Subsidiaries without the prior consent of each Lender.

                  SECTION 10.05. Survival. All covenants, agreements, representations and warranties made by the Borrower herein and in the certificates or other instruments delivered in connection with or pursuant to this Agreement shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of this Agreement and the making of any Loans, regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Administrative Agent or any Lender may have had notice or knowledge of any Default or incorrect representation or warranty at the time any funds are extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under this Agreement is outstanding and unpaid and so long as the Commitments have not expired or terminated. The provisions of Sections 2.08, 2.09, 2.10, 3.03 and
10.03 and Article IX shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans, the expiration or termination of the Commitments or the termination of this Agreement or any provision hereof.

                  SECTION 10.06. Counterparts; Integration; Effectiveness; Termination. (a) This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement and any separate letter agreements with respect to fees payable to the Administrative Agent and/or the Initial Lenders (including, without limitation, the Fee Letter and the Administrative Agent Fee Letter) constitute the entire contract between and among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof.

     (b) Except as provided in Section 5.01, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Delivery of an executed counterpart of a signature page to this Agreement by telecopy shall be effective as delivery of a manually executed counterpart of this Agreement. Notwithstanding the foregoing, this Agreement shall automatically terminate upon the termination of the Commitments without any Bridge Loans being made pursuant to Section 5.01 or 5.02.

                  SECTION 10.07. Severability. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

                  SECTION 10.08. Right of Set-off. If an Event of Default shall have occurred and be continuing, each Lender is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set-off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Lender or Affiliate thereof to or for the credit or the account of any Obligor against any of and all the obligations of any Obligor now or hereafter existing under this Agreement or any Loan Document held by such Lender, irrespective of whether or not such Lender shall have made any demand under this Agreement and although such obligations may be unmatured. The rights of each Lender under this Section are in addition to other rights and remedies (including other rights of setoff) which such Lender may have.

                  SECTION 10.09. Governing Law; Jurisdiction; Etc.

     (a) Governing Law. This Agreement shall be construed in accordance with and governed by the law of the State of New York.

     (b) Submission to Jurisdiction. Each Obligor hereby irrevocably and unconditionally submits, for itself and its Property, to the nonexclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or the Syndication Letter, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement or the Syndication Letter shall affect any right that the Administrative Agent or any Lender may otherwise have to bring any action or proceeding relating to this Agreement or the Syndication Letter against any Obligor or its properties in the courts of any jurisdiction.

     (c) Waiver of Venue. Each Obligor hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or the Syndication Letter in any court referred to in paragraph (b) of this Section. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

     (d) Service of Process. Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 10.01, except that process may not be served by telecopy. Nothing in this Agreement or the Syndication Letter will affect the right of any party to this Agreement or the Syndication Letter to serve process in any other manner permitted by law.

                  SECTION 10.10. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE SYNDICATION LETTER OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

                  SECTION 10.11. Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

                  SECTION 10.12. Treatment of Certain Information; Disclosure.(a) (a) The Borrower acknowledges that from time to time financial advisory, investment banking and other services may be offered or provided to the Borrower or one or more of its Subsidiaries (in connection with this Agreement or otherwise) by any Lender or by one or more subsidiaries or affiliates of such Lender and the Borrower hereby authorizes each Lender, subject to applicable Federal or state securities laws, to share any information delivered to such Lender by the Borrower and its Subsidiaries pursuant to this Agreement, or in connection with the decision of such Lender to enter into this Agreement, to any such subsidiary or affiliate. Such authorization shall survive the repayment of the Loans, the expiration or termination of the Commitments or the termination of this Agreement or any provision hereof.

     (b) The Borrower hereby agrees that each Guarantor, each Lender, the Administrative Agent (and each of their respective, and their respective affiliates', employees, officers, directors, agents and advisors (collectively, "Agent/Lender Representatives") is, and has been from the commencement of discussions with respect to the facility established by this Agreement (the "Facility"), permitted to disclose to any and all Persons, without limitation of any kind, the tax treatment and tax structure of the Facility, and all materials of any kind (including opinions or other tax analyses) that are or have been provided to such Lender, the Administrative Agent or such Guarantor related to such tax treatment and tax structure. In this regard, each of the Lenders, the Administrative Agent and the Guarantors acknowledges and agrees that its disclosure of the tax treatment and tax structure of the Facility is not limited in any way by an express or implied understanding or agreement, oral or written (whether or not such understanding or agreement is legally binding). Furthermore, each of the Lenders, the Administrative Agent and the Guarantors acknowledges and agrees that it does not know or have reason to know that its use or disclosure of information relating to the tax treatment or tax structure of the Facility is limited in any other manner (such as where the Facility is claimed to be proprietary or exclusive) for the benefit of any other Person.

     (c) Notwithstanding anything to the contrary herein, neither the Lenders, the Administrative Agent nor the Guarantors may disclose to any Person any information that constitutes material non-public information regarding the Borrower or its securities for purposes of Regulation FD of the Securities and Exchange Commission or any other federal or state securities laws (it being acknowledged and agreed that the provisions of this Section 10.12 with respect to such information are reasonably necessary to comply with Regulation FD and/or such other federal and state securities laws) (such information referred to collectively herein as the "Borrower Information"), except that each of the Administrative Agent and each of the Lenders may disclose Borrower Information
(i) to its and its affiliates' Agent/Lender Representatives (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Borrower Information and instructed to keep such Borrower Information confidential), (ii) to the extent requested by any regulatory authority or the National Association of Insurance Commissions, (iii) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (iv) to any other party to this Agreement, (v) in connection with the exercise of any remedies hereunder or under any other Loan Document or any suit, action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (vi) subject to an agreement containing provisions substantially the same as those of this paragraph, to any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement or to any direct or indirect contractual counterparties in swap agreements or such contractual counterparties' professional advisors, (vii) to the extent such Borrower Information (A) is or becomes generally available to the public on a nonconfidential basis through no fault or action by any of the Lenders, the Administrative Agent or the Guarantors, or (B) is or becomes available to such Lenders, the Administrative Agent or the Guarantors on a nonconfidential basis from a source other than the Borrower and (viii) with the consent of the Borrower.

                  SECTION 10.13. "Credit Agreement" Under Indentures. (a) It is the intention of the parties hereto that this Agreement constitutes one of the successive renewals, substitutions, refinancings or replacements of the Credit Agreement dated as of June 29, 1993 between the Borrower, the Subsidiaries of the Borrower identified on the signature pages thereof under the caption "Subsidiary Guarantors", the lenders named therein and JPMorgan Chase Bank, as agent, referred to in the definition of "Credit Agreement" in Section 101 of the Senior Subordinated Note Indentures and that, accordingly, this Agreement constitutes the "Credit Agreement" under and as defined in the Senior Subordinated Notes Indentures.

     (b) It is the intention of the parties hereto that this Agreement constitutes one of the successive renewals, substitutions, refinancings or replacements of the "Credit Agreement" referred to in each of the indentures listed in Part A of Schedule I and that, accordingly, this Agreement constitutes the "Credit Agreement" under and as defined in each such indenture.

                  SECTION 10.14. Cleanup Period. The Lenders and the Administrative Agent acknowledge and agree that if, at any time during the period (herein, the "Cleanup Period") commencing on the Effective Date through but not including the 60th day following the Effective Date, the Borrower shall fail to cause the Target or any of its Subsidiaries to comply with any of the covenants herein or in any of the other Loan Documents, or if any of the representations or warranties made herein or in any of the other Loan Documents (or in any report, financial statement, certificate or other document furnished in connection herewith or therewith) by or on behalf of the Target or any of its Subsidiaries shall prove to have been incorrect in any material respect, then, notwithstanding anything herein to the contrary, such failure to comply with covenants (other than any such failure that is caused or authorized by the Borrower, it being understood that mere knowledge of a failure to comply shall not constitute authorization for purposes hereof) and any such incorrectness with respect to representations or warranties shall not constitute a Default or Event of Default hereunder until after the expiration of the Cleanup Period (and then only to the extent that the same is continuing).

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.


                                         CONSTELLATION BRANDS, INC.




                                         By:/s/Thomas S. Summer
                                            ------------------------------------
                                            Name:  Thomas S. Summer
                                            Title: Executive Vice President and
                                                     Chief Financial Officer






                            Bridge Loan Agreement

Commitment:  $163,125,000                JP MORGAN CHASE BANK,
                                              individually, as Lender and as
                                              Administrative Agent




                                         By:/s/Bruce Borden
                                            ------------------------------------
                                            Name:  Bruce Borden
                                            Title: Vice President



                            Bridge Loan Agreement

Commitment: $163,125,000                 CITICORP NORTH AMERICA, INC.,
                                                 as Lender




                                         By:/s/Andrew Robinson
                                            ------------------------------------
                                            Name:  Andrew Robinson
                                            Title: Vice President



                            Bridge Loan Agreement

Commitment: $123,750,000                 UBS AG, CAYMAN ISLANDS BRANCH,
                                                 as Lender




                                         By:/s/David A. Juge
                                               ---------------------------------
                                               Name:  David A. Juge
                                               Title: Managing Director



                                         By:/s/Wilfred V. Saint
                                               ---------------------------------
                                               Name:  Wilfred V. Saint
                                               Title: Associate Director
                                                      Banking Products
                                                      Services, US


                            Bridge Loan Agreement

GUARANTORS

ALLBERRY, INC.
CLOUD PEAK CORPORATION
FRANCISCAN VINEYARDS, INC.
MT. VEEDER CORPORATION

By:/s/Thomas S. Summer
   --------------------------------------
   Name:  Thomas S. Summer
   Title: Vice President and Treasurer



ROBERTS TRADING CORP.



By:/s/Thomas S. Summer
   --------------------------------------
   Name:  Thomas S. Summer
   Title: President and Treasurer



BATAVIA WINE CELLARS, INC.
CONSTELLATION INTERNATIONAL HOLDINGS LIMITED
CANANDAIGUA WINE COMPANY, INC



By:/s/Thomas S. Summer
   --------------------------------------
   Name:  Thomas S. Summer
   Title: Treasurer



                            Bridge Loan Agreement

BARTON INCORPORATED
BARTON BRANDS, LTD.
BARTON BEERS, LTD.
BARTON BEERS OF WISCONSIN, LTD.
BARTON BRANDS OF CALIFORNIA, INC.
BARTON BRANDS OF GEORGIA, INC.
BARTON CANADA, LTD.
BARTON DISTILLERS IMPORT CORP.
MONARCH IMPORT COMPANY
BARTON FINANCIAL CORPORATION



By:/s/Thomas S. Summer
   ----------------------------------------------
   Name:  Thomas S. Summer
   Title: Vice President



CANANDAIGUA LIMITED



By:/s/Thomas S. Summer
   ----------------------------------------------
   Name:  Thomas S. Summer
   Title: Finance Director



CBI AUSTRALIA HOLDINGS PTY LIMITED



By:/s/Thomas S. Summer
   ----------------------------------------------
   Name:  Thomas S. Summer
   Title: Director and Chief Financial Officer



                            Bridge Loan Agreement

CONSTELLATION AUSTRALIA PTY LIMITED



By:/s/Thomas S. Summer
   ----------------------------------------------
   Name:  Thomas S. Summer
   Title: Director and Chief Financial Officer









                             Bridge Loan Agreement

The Registrant has omitted from this filing the Schedules and Exhibits listed below. The Registrant will furnish supplementally to the Commission, upon request, a copy of such Schedules and Exhibits.

Schedules

SCHEDULE I     -        Material Agreements and Liens
SCHEDULE II    -        Disclosed Matters
SCHEDULE III   -        Subsidiaries and Investments
SCHEDULE IV    -        Stock Based Plans and Stock Options
SCHEDULE V     -        Certain Adjustment Amounts


Exhibits


Exhibit A-1    -        Form of Bridge Note
Exhibit A-2    -        Form of Term Note
Exhibit B-1    -        Form of Notice of Borrowing

Exhibit B-2    -        Form of Notice of Conversion
Exhibit C-1    -        Form of Opinion of Nixon Peabody LLP
Exhibit C-2    -        Form of Opinion of McDermott, Will & Emery
Exhibit C-3    -        Form of Opinion of Clayton Utz
Exhibit D      -        Form of Opinion of Cahill Gordon & Reindel
Exhibit E      -        Form of Guarantee Assumption Agreement
Exhibit F      -        Form of Assignment and Acceptance
Exhibit G      -        Form of Intercompany Note
Exhibit H      -        Form of Officer's Certificate
Exhibit I      -        Draft Implementation Deed
Exhibit J      -        Legal and Compliance Report